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Section III 2023 Notice and Proxy Statement Avery Dennison Corporation | 2023 Proxy Statement SECTION III

NOTICE OF ANNUAL

MEETING OF STOCKHOLDERS

RECORD DATE	February 27, 2023

MEETING DATE	April 27, 2023

MEETING TIME	1:30 p.m. Pacific Time

MEETING FORMAT	Virtual at www.virtualshareholdermeeting.com/AVY2023

MEETING AGENDA

1	Elect the 10 directors nominated by our Board to serve for a one-year term

2	Approve, on an advisory basis, our executive compensation
3	Determine, on an advisory basis, the frequency (whether every one, two or three years) with which we will hold advisory votes to approve executive compensation

4	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2023

5	Conduct any other business properly brought before the meeting or any adjournment or postponement thereof

Our Board recommends that you vote FOR each of our 10 director nominees in Item 1, FOR Items 2 and 4, and FOR one year in Item 3.

Stockholders of record as of February 27, 2023 are entitled to notice of, and to vote in connection with, the meeting and any adjournment or postponement thereof. This notice and our proxy materials are being mailed or made available to stockholders on or about March 15, 2023.

We want your shares to be represented and voted. We encourage you to vote promptly as this will save us the time and expense of additional proxy solicitation. As shown on the right, you can vote online, by telephone, by mail or, in certain circumstances, during the meeting.

On behalf of our Board of Directors, management and team members worldwide, thank you for your investment in our company. We look forward to engaging with you during the virtual Annual Meeting.

Vikas Arora

Vice President, Associate General Counsel and

Corporate Secretary

March 9, 2023

Online

You can vote online at www.proxyvote.com by 11:59 p.m. Eastern Time on April 26, 2023. You will need the 16-digit control number on your Notice of Internet Availability or proxy card.

By Telephone

In the U.S. and Canada, you can vote by calling 1.800.690.6903 by 11:59 p.m. Eastern Time on April 26, 2023. You will need the 16-digit control number on your Notice of Internet Availability or proxy card.

By Mail

You can vote by mail by completing, dating and signing your proxy card and returning it in the postage-paid envelope or otherwise to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

During Meeting

Unless your shares are held through our Employee Savings Plan, registered holders can vote during the Annual Meeting. Beneficial holders must contact their broker or other nominee to be able to vote during the meeting.

Avery Dennison Corporation | 2023 Proxy Statement | Table of Contents

PROXY SUMMARY

This proxy summary includes key messages related to this proxy statement and does not contain all the information you should consider before voting. We strongly encourage you to read the entire proxy statement before voting.

INFORMATION REGARDING ANNUAL MEETING

Distribution of Proxy Materials

We will mail our Notice of Internet Availability of Proxy Materials, which includes instructions on how to access these materials online, on or about March 15, 2023. If you previously elected to receive a paper copy of our proxy materials, on or about the same date, we will mail you our 2022 integrated report, which includes a letter to stockholders from our Chairman/Chief Executive Officer (CEO) and President/Chief Operating Officer (COO); our 2022 annual report; our notice and proxy statement for the 2023 Annual Meeting of Stockholders (the “Annual Meeting”); highlights of our strategies, businesses, financial performance and continued progress as it relates to environmental, social and governance (ESG) matters; and a proxy card.

Time, Date and Format of Annual Meeting

The Annual Meeting will take place at 1:30 p.m. Pacific Time on April 27, 2023. To allow more stockholders to attend without the time and expense of doing so in person, the meeting will be held virtually, with attendance via the internet. To attend the virtual Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/AVY2023 using the 16-digit control number on your Notice of Internet Availability of Proxy Materials or proxy card.

Online access to the live audio webcast of the Annual Meeting will open at 1:15 p.m. Pacific Time to allow time for you to log in and test your device’s audio system. We encourage you to access the meeting in advance of its designated start time as we plan to begin the meeting promptly. For additional instructions on how to attend the virtual Annual Meeting, please refer to the Voting and Meeting Q&A section of this proxy statement.

Items Being Voted on During Annual Meeting

You are being asked to vote on the items of business shown below during the Annual Meeting. Our Board of Directors (our “Board”) recommends that you vote FOR each of our 10 director nominees, FOR Items 2 and 4, and FOR one year in Item 3.

Item		Board Recommendation	Vote Required	Discretionary Broker Voting	Page Reference

1	Election of directors	FOR each nominee	Majority of votes cast	No	39

2	Advisory vote to approve executive compensation	FOR	Majority of shares represented and entitled to vote	No	50

3	Determination, on an advisory basis, of the frequency (whether every one, two or three years) with which we will hold advisory votes to approve executive compensation	FOR 1 year	Plurality of shares represented and entitled to vote	No	51

4	Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for FY 2023	FOR	Majority of shares represented and entitled to vote	Yes	92

Voting Prior to or During Annual Meeting

You may vote your shares by submitting a proxy in advance of the Annual Meeting or, in certain circumstances, voting during the meeting. You may not vote during the meeting if your shares are held through our Employee Savings Plan. Beneficial holders may only vote during the meeting if they properly request and receive a legal proxy in their name from the broker, bank or other nominee that holds their shares. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote and submit your proxy promptly by following the instructions on your Notice of Internet Availability of Proxy Materials or proxy card.

Avery Dennison Corporation | 2023 Proxy Statement	1

Asking Questions During Annual Meeting

We have designed the virtual Annual Meeting to ensure that you have the same rights and opportunities to participate as you would at an in-person meeting, with an easy-to-use online platform that allows you to attend, vote and ask questions. After the business portion of the Annual Meeting concludes and the meeting is adjourned, our Chairman/CEO will lead a Q&A session during which we intend to answer all questions submitted during the meeting that are pertinent to our company and the items being brought before stockholder vote. Answers to questions not addressed during the meeting, if any, will be posted promptly after the meeting on the investors section of our website. For information on how to submit questions during the Annual Meeting, please refer to the Voting and Meeting Q&A section of this proxy statement.

OUR COMPANY

We are a global materials science and digital identification solutions company that provides branding and information labeling solutions, including pressure-sensitive materials, radio-frequency identification (RFID) inlays and tags, and a variety of converted products and solutions. We design and manufacture a wide range of labeling and functional materials that enhance branded packaging, carry or display information that connects the physical and the digital, and improve customers’ product performance. We serve an array of industries worldwide, including home and personal care, apparel, e-commerce, logistics, food and grocery, pharmaceuticals and automotive. We employ ~36K employees in more than 50 countries.

During 2022, our company was composed of the following reportable segments: Label and Graphic Materials (LGM), Retail Branding and Information Solutions (RBIS) and Industrial and Healthcare Materials (IHM).

As reflected in our Annual Report on Form 10-K for the fiscal year ending December 31, 2022 (our “2022 Annual Report”), we reorganized our company in the fourth quarter of 2022. We are now composed of two reportable segments: Materials Group, which comprises what was formerly LGM and IHM and reflects our efforts in recent years to leverage their combined operational capabilities and technologies to enhance our ability to win in their respective marketplaces, and Solutions Group, a name change to the former RBIS to better reflect the reach and ambitions of our solutions beyond retail.

STRATEGY OVERVIEW

We are committed to ensuring the long-term success of all our stakeholders – our customers, investors, employees and communities. In 2022, we focused on managing pandemic-driven challenges in China, the Russian war in Ukraine and supply chain disruptions to deliver for our customers; minimizing the impact of significant inflation and sizable currency movements for our investors by implementing pricing and productivity measures and preparing to take additional actions in a recessionary environment; engaging and increasing the diversity, equity and inclusion (DEI) of our workforce; and continuing to support the communities where our team members live and work.

Over the past five years, we have managed through volatility while evolving our aspirations, with a focus on:

•	Driving outsized growth in high-value product categories to accelerate growth, increase product and solution differentiation, and upgrade our portfolio mix

•	Growing profitability in our base business to protect and increase our advantageous cost/scale position and drive the profitable growth of our portfolio

•	Focusing relentlessly on productivity to enhance competitiveness in our base businesses and enable greater investment in high-value product categories, particularly our Intelligent Labels platform

•	Allocating capital effectively to ensure stockholder returns above our cost of capital and expand economic value added (EVA)

•	Leading in an environmentally and socially responsible manner to be a force for good in the world, increase the engagement and DEI of our teams, and advance the sustainability of our company

A key aspect of our vision is to leverage our fast-growing Intelligent Labels platform to lead at the intersection of the physical and digital worlds. We plan to realize this vision through segmentation and industry leadership, market-driven innovation, and advancement of digitization and related solutions. These evolved areas of focus reflect key megatrends that present both risks and opportunities for our company as we seek to operate more sustainability by using fewer resources to satisfy demand and become a leader in the emerging digital world in which we believe every item will have a digital identity.

2	2023 Proxy Statement | Avery Dennison Corporation

Our strategies prioritize using our market insights, driving long-term innovation and enhancing the digital capability of our teams, while continuing to execute well in our core businesses that have been key to our success. Our strategic pillars and 2022 achievements are shown below.

STRATEGIC PILLARS

1

Drive outsized growth in high-value categories

•

We aim to increase, both organically and through acquisitions, the proportion of our portfolio in high-value products and solutions that serve markets that are growing faster than GDP, represent large pools of potential profit and leverage our core capabilities. These products and solutions include our Intelligent Labels that use RFID tags and inlays, specialty and durable label materials, graphics and reflective solutions, industrial tapes, external embellishments, and shelf-edge pricing, productivity and consumer engagement solutions.

•

In 2022, we achieved organic sales growth in high-value product categories that outpaced that of our base businesses, with strong growth in external embellishments, specialty labels and Intelligent Labels, and expanded our position in high-value product categories by acquiring two companies and making venture investments in two other companies to advance our capabilities. Over the past five years, we have more than tripled the size of our Intelligent Labels platform, reaching net sales of $0.8 billion in 2022.

2

Grow profitably in our base businesses

•	We strive to grow profitability in our base businesses by carefully balancing volume, price and mix; reducing complexity; and tailoring our go-to-market strategies

•	In 2022, we continued our product reengineering efforts to drive productivity and mitigate the impact of rising input costs

3

Focus relentlessly on productivity

•

We employ product reengineering and enterprise lean sigma to expand our margins, enhance our competitiveness (particularly in our base businesses) and provide a funding source for reinvestment to decrease our costs as a percentage of sales

•	In 2022, we delivered ~$26 million in pre-tax savings from restructuring actions, net of transition costs

4

Effectively allocate capital

•

We balance our investments in organic growth, productivity, and acquisitions and venture investments, while continuing to return cash to stockholders through dividends and share repurchases and ensure that we maintain ample capacity to invest

•

In 2022, leveraging our strong balance sheet, we invested $298.5 million in fixed and information technology (IT) capital expenditures to support future growth; completed two acquisitions and made two venture investments for a total of $39.5 million; increased our quarterly dividend rate by ~10%; and repurchased $379.5 million in shares of our common stock

5

Lead in an environmentally and socially responsible manner

•

We aim to deliver innovations that advance the circular economy, reduce the environmental impact of our operations and supply chain, and offer value-creation opportunities. We also seek to make a positive social impact by building a more diverse workforce and inclusive and equitable culture, maintaining operations that promote health and safety, and supporting our communities.

•

In 2022, we made further progress toward our 2025 sustainability goals and activated plans and began measuring our progress toward our more ambitious 2030 sustainability goals; reduced the environmental impact of our operations and invested in our strategic innovation platforms focused on digital solutions, material circularity and waste reduction/elimination; drove sustainable change in DEI; and leveraged the $10 million we contributed to the Avery Dennison Foundation (ADF) in 2020 to provide meaningful support for our communities

Avery Dennison Corporation | 2023 Proxy Statement	3

With these strategies in mind, our near-term business priorities are to further accelerate the adoption of Intelligent Labels, with strong execution in new programs; deliver our financial objectives even in a recessionary environment; advance our sustainable innovation initiatives; and accelerate our digital journey.

PERFORMANCE HIGHLIGHTS

Strong 2022 Performance

In 2022, we delivered impressive results in the face of an extraordinarily challenging environment, reflecting our consistent ability to deliver year-over-year earnings growth despite the concurrent and compounding challenges. Demand volatility increased during the year, which led to customer inventory stocking in the first three quarters and subsequent destocking in the fourth quarter. Our performance reflects our rigorous scenario planning, which allows us to quickly implement actions to address a wide range of financial situations.

Our fiscal year 2022 performance reflects the consistent execution of our strategies, as well as the strength of our markets, our industry-leading positions, the strategic foundations we have laid and our talented team. Our key financial results for the year are shown below.

•	Reported net sales of $9.0 billion, up 7.5% from $8.4 billion in 2021

•	Excluding the impact of currency, sales grew by 13.1%, driven by higher prices and the impact of acquisitions

•	Reported earnings per share (EPS) increased 4.3% from $8.83 in 2021 to $9.21 in 2022

•

Adjusted EPS increased 2.7% from $8.91 to $9.15; adjusted EPS for the year was below the low end of the $9.35 to $9.75 annual guidance range we provided to investors in February 2022, primarily reflecting significant currency movements during the year

•

With reported net cash provided by operating activities of $961.0 million, delivered free cash flow of $667.3 million, which was the second highest level in our history but lower than both the record free cash flow of $797.7 million we achieved in 2021 and our 2022 plan of $700+ million, reflecting the impact of supply chain disruptions on inventory

•	On reported net income of $757.1 million, achieved return on total capital (ROTC) of 17.4%

Sales change excluding the impact of currency (sales change ex. currency), organic sales change, adjusted EPS, free cash flow and ROTC – as well as adjusted EBITDA and adjusted EBITDA margin, which are used later in this proxy statement – are supplemental non-GAAP financial measures that we provide to assist investors in assessing our performance, operating trends and liquidity. These measures are defined, qualified and reconciled from generally accepted accounting principles in the United States of America (GAAP) in the last section of this proxy statement. These non-GAAP financial measures are not a substitute for or superior to the comparable financial measures under GAAP.

4	2023 Proxy Statement | Avery Dennison Corporation

On Track to Deliver 2025 Financial Targets

In March 2021, we announced financial targets through 2025. As shown below, based on our results for the first two years of this five-year period, we are on track to deliver these commitments to our investors.

In 2021-2022, on a two-year compound annual basis (with 2020 as the base period), GAAP reported net sales, operating income, net income and EPS increased by 13.9%, 15.2%, 16.7% and 18.0%, respectively. GAAP reported operating margin in 2022 was 11.9%.

	2021-2025 Targets	2021-2022 Results(1)

Sales Growth Ex. Currency(2)	5%+	15.8%

Adjusted EBITDA Growth(2)(3)	6.5%	13%

Adjusted EBITDA Margin	16%+ in 2025	15.1% in 2022

Adjusted EPS Growth(2)	10%	13.5%

ROTC	18%+	17.4% in 2022

ON TRACK TO ACHIEVE 2025 FINANCIAL TARGETS
(1)	Results for non-GAAP measures are reconciled from GAAP in the last section of this proxy statement.
(2)

Percentages for targets reflect five-year compound annual growth rates, with 2020 as the base period. Percentages for results reflect two-year compound annual growth rates, with 2020 as the base period.

(3)	Although adjusted EBITDA growth was not one of our original financial targets, it was implied by our sales growth ex. currency and adjusted EBITDA margin targets.

Effective Capital Allocation

We have invested in our businesses to support organic growth and acquired companies that expand our capabilities in high-value product categories, increase our pace of innovation and advance our sustainability initiatives. Our fixed and IT capital spending in 2022 was ~10% higher than in 2021, primarily reflecting our continued investment in high-value categories, particularly our fast-growing Intelligent Labels platform. During the year, we acquired TexTrace AG (“TexTrace”), a Switzerland-based technology developer specializing in custom-made woven and knitted RFID products that can be sewn onto or inserted into garments, as well as Rietveld Serigrafie B.V. and Rietveld Screenprinting Serigrafi Baski Matbaa Tekstil Ithalat Ihracat Sanayi ve Ticaret Limited Sirketi (collectively, “Rietveld”), a Netherlands-based provider of external embellishment solutions and application and printing methods for performance brands and team sports in Europe. We also made two venture investments in companies developing technological solutions that we believe have the potential to advance our strategies.

In 2022, we paid $238.9 million in dividends of $2.93 per share and repurchased 2.2 million shares of our common stock. We raised our quarterly dividend rate by ~10% in April 2022.

As shown below, over the last five years, we have deployed nearly $2 billion to acquisitions and venture investments and over $2 billion to dividends and share repurchases.

*Includes venture investments

Avery Dennison Corporation | 2023 Proxy Statement	5

Total Stockholder Return (TSR) Outperformance

Our TSR in 2022 was negative, reflecting the broad financial market downturn and consistent with the TSR of both the S&P 500 and the median of the S&P 500 Industrials and Materials subsets, two comparator groups we use to assess our relative performance. We believe that our longer-term TSR is a more meaningful measure than our one-year TSR, which can be significantly impacted by short-term market volatility that may be unrelated to our performance. Both our three- and five-year TSR outperformed these two comparator groups. We are a member of the Materials subset, and also share many characteristics with members of the Industrials subset; investors have indicated that they also look at both subsets in evaluating our performance relative to that of our peers.

5-Year Cumulative TSR

1-, 3- and 5-Year TSR

	AVY	S&P 500	S&P Indus. & Mats.*

2018	(20)%	(4)%	(15)%

2019	49%	32%	34%

2020	21%	18%	17%

2021	41%	29%	24%

2022	(15)%	(18)%	(11)%

3-Year TSR	45%	25%	32%

5-Year TSR	72%	57%	64%
*	Based on median of companies in both subsets as of December 31, 2022

ESG ADVANCEMENT

We have been consistently focused on advancing our ESG profile, establishing our priorities, setting ambitious goals and making consistent progress toward their achievement. Our sustained progress reflects the leadership of our management team and the extensive engagement and oversight of our Board, as well as the commitment and passion of our team members worldwide.

ESG Governance

We believe that strong ESG data governance ensures consistency and accuracy of information we use to provide transparency to our stakeholders. We achieve strong governance using the multilayered approach shown on the following page.

6	2023 Proxy Statement | Avery Dennison Corporation

ESG GOVERNANCE STRUCTURE

ESG Data and Reporting

Our ESG data is indexed to the Sustainability Accounting Standards Board (SASB) and Global Reporting Initiative (GRI) frameworks to facilitate comparability with other companies. In 2022, we partnered with a third-party expert to assess our current disclosures against the recommendations of the Financial Stability Board’s Task Force on Climate-Related Financial Disclosures (TCFD) regarding the information that companies should disclose to allow their stakeholders to assess and price their climate-related risks. We are establishing our plan to enable timely TCFD compliance.

We have also reported to Carbon Disclosure Project (CDP) Climate, Water and Forests since 2010, 2015 and 2016, respectively. We continue to expand the volume of ESG information we disclose, which has resulted in our scores from ESG rating agencies, including CDP, continuing to improve.

Our ESG Program Management Office assesses our reporting in accordance with the external frameworks; engages with ESG rating agencies; manages our data collection and reporting processes; creates assurance guidance and controls; and approves reports, data and information prior to their publication. In addition, we engage an independent third party to validate our energy and GHG emissions data with our Internal Audit team performing walkthroughs of key metrics and providing advisory engagement. After aligning with our Board’s Audit and Finance Committee (the “Audit Committee”) to ensure Board oversight, we formalized our processes for data owner sign-off, ESG Disclosure Committee review and senior management approval.

Our March 2023 ESG Download, published concurrently with this proxy statement on our ESG website at esg.averydennison.com, reflects our focus on these matters. It includes ~140 metrics covering our policies, goals, strategies, risks, outcomes and certifications. Information on our website is not and should not be considered part of, nor is it incorporated by reference into, this proxy statement.

Avery Dennison Corporation | 2023 Proxy Statement	7

ESG Progress

Sustainability is one of our core values and has long been integral to our way of doing business. To create value for all our stakeholders, we are advancing our strategic innovation platforms on digital solutions, material circularity and waste reduction/elimination, building a more diverse workforce and inclusive and equitable culture, maintaining operations that promote health and safety, and supporting our communities. Integrating sustainability into our business strategies has helped us deliver continued progress by engaging employees at all levels.

In the first seven years of the 10-year horizon for our 2025 sustainability goals, we have made substantial progress, as shown in the scorecard below. You can find additional information on our ESG progress in our 2022 integrated sustainability and annual report being furnished to the Securities and Exchange Commission (SEC) prior to the distribution of this proxy statement, as well as in our March 2023 ESG Download.

2022 SCORECARD OF PROGRESS TOWARD 2025 SUSTAINABILITY GOALS
Focus Area	Goal(s)	Baseline Year	Highlights of Progress
Greenhouse Gas Emissions	Achieve at least 3% absolute reduction year-over-year and at least 26% overall reduction by 2025	2015	Reduced absolute GHG emissions by ~6% in 12 months through Q3 2022 compared to same period in prior year; reduced GHG emissions by ~54% compared to baseline year
Paper	Source 100% certified paper, of which at least 70% is Forest Stewardship Council®-certified	2015	Of total volume of paper procured in 2022, ~94% was certified, with ~81% of face stock Forest Stewardship Council®-certified
Films	Ensure that 70% of films we buy conform to, or enable end products to conform to, our environmental and social guiding principles	N/A	~97% of 2022 film volume conformed to Materials Group’s restricted substance list (RSL)
Chemicals	Ensure that 70% of chemicals we buy conform to, or enable end products to conform to, our environmental and social guiding principles	N/A	~96% of 2022 chemical volume conformed to Materials Group’s RSL
Products and Solutions	Through innovation, deliver above-average growth in sales from sustainability-driven products and services Ensure that 70% of our products and solutions conform to, or enable end products to conform to, our environmental and social guiding principles	2015

~63% of Materials Group (LGM only) and ~62% of Solutions Group (Apparel Solutions only) sales in 2022 came from sustainability-driven products that are responsibly sourced, enable recyclability, contain recycled content or use less material

Waste	Be 95% landfill-free, with at least 75% of our waste reused, repurposed or recycled Eliminate 70% of the matrix and liner waste from our value chain	2015	Diverted ~93% of solid waste from landfills and recycled ~64% of waste as of Q3 2022, our most recently available data
People	Continue to cultivate diverse (40%+ female at level of manager and above), engaged, safe (recordable incident rate (RIR) of <0.25), productive and healthy workforce Maintain world-class safety and employee engagement scores	2015

Increased female representation at level of manager and above by ~4% from baseline year, reaching ~36% at YE 2022

Continued world-class safety record, with RIR of 0.23 in 2022, substantially better than manufacturing industry average of 3.3 in 2021 (most recently available data)

Employee engagement of 84.5% in 2022

Transparency	Commit to goals publicly and be transparent in reporting progress	N/A

Continued enhanced transparency with more frequent and comprehensive ESG disclosures, including on our ESG website and in our integrated annual financial and sustainability reports, proxy statements and ESG Downloads

8	2023 Proxy Statement | Avery Dennison Corporation

After completing our biannual materiality assessment in 2020 to prioritize the most relevant environmental and social sustainability challenges then facing our company and our stakeholders, we established new goals and targets related to environmental and social sustainability that we are aiming to achieve by 2030. Within these goals, we have specific targets. Our progress against these targets is shown below.

2022 SCORECARD OF PROGRESS TOWARD 2030 SUSTAINABILITY GOALS

Goals	Targets	Baseline Year	Highlights of Progress
Deliver innovations that advance the circular economy	Satisfy the recycling, composting or reuse requirements of all single-use consumer packaging and apparel with our products and solutions

Solutions Group: 100% within core product categories (printed fabric labels, woven labels, paper, interior heat-transfer labels, packaging and RFID) will meet our third-party verified Sustainable ADvantage Standard

		N/A	~69% (based only on Apparel business)
	Materials Group: 100% of standard label products will contain recycled or renewable content; all of our regions will have labels that enable circularity of plastics	N/A	~60% (based on volume)
Reduce the environmental impact in our operations and supply chain	Reduce our scope 1 and 2 GHG emissions by 70% from our 2015 baseline. Work with our supply chain to reduce our 2018 baseline scope 3 GHG emissions by 30%, with an ambition of net zero by 2050	N/A	Scope 1 and 2: ~54%; as of Q3 2022 Scope 3: Tracking in development
	Source 100% of paper fiber from certified sources focused on a deforestation-free future	2015	~94% certified
	Divert 95% of our waste away from landfills, with a minimum of 80% of our waste recycled and the remainder either reused, composted or sent to energy recovery	2015	~89% landfill-free* ~64% recycled
	Deliver a 15% increase in water efficiency at our sites that are located in high or extremely high risk countries as identified in the World Resources Institute Aqueduct Tool	N/A	~12%
Make a positive social impact by enhancing the livelihood of our people and communities	Foster an engaged team and an inclusive workplace. • Inclusion Index: 85% • Employee Engagement: 82% • Females in manager level or above positions: 40% • Safety: 0.2 RIR	2015	~85% (N/A in 2015) 84.5% (from 80%) ~36% (from 32%) 0.23 RIR (from 0.31)
	Support the participation of employees in Avery Dennison Foundation grants and foster the well-being of the communities in which we and our supply chain operate.	N/A	~68% of countries in which we operate received a grant

*

In 2022, we began to measure our waste diverted from landfill both (i) including direct incineration and (ii) excluding direct incineration to better align our tracking with our 2025 and 2030 goals, respectively. Prior to 2022, we only reported waste including direct incineration.

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PEOPLE AND CULTURE

Our team’s collective employee experience is driven by our culture, technology and work environment, whether physical or digital. To enhance this experience, we have improved our professional-level onboarding and expanded digital access for our manufacturing and remote employees; enabled the continuous growth of our employee resource groups (ERGs); enhanced our flexible work arrangements; enhanced and expanded our annual pay equity review process; provided targeted talent development programming; and matured our enterprise leader development program.

We have continued our practice of evaluating pay equity, making adjustments where appropriate. Our pay equity review considers total base and bonus compensation. In 2022, we reviewed pay equity with respect to gender for all non-manufacturing employees globally, as well as manufacturing employees in the U.S., and with respect to race/ethnicity for all U.S. employees. We also enhanced pay transparency to reflect evolving laws and regulations.

Diversity is one of our core values, reflecting our commitment to ensuring an inclusive and equitable environment for people of all backgrounds and orientations and our belief that we gain strength from diverse ideas and teams. We hold ourselves accountable for our DEI progress, with quantitative targets for employee engagement, inclusion and global gender diversity in our 2030 sustainability goals. Over the past several years, we have made consistent progress in our DEI journey, as shown below. Our 2022 EEO-1 statistics, which reflect the voluntary self-identification by our U.S. employees, can be found in our March 2023 ESG Download.

HIGHLIGHTS OF DEI JOURNEY

2015	• Established goal of 40%+ female at manager level and above • Employees established first ERG (Northeast Ohio Chinese)

2016-2020

•   Added Diversity as one of our company values

•   Established Regional DEI Councils

•   Launched and expanded gender pay equity review and began evaluating U.S. racial/ethnic pay equity, in each case making adjustments where appropriate

•   Began requiring gender diverse hiring slate goals globally

•   Launched unconscious bias training for managers globally

•   Added inclusion index to employee engagement survey

•   Expanded flexible work arrangements

•   Began significantly increasing DEI transparency

•   Initiated Women.Empowered development program

•   Joined CEO Action for Diversity & Inclusion

•   Employees established several new ERGs, including for women and Black/African American, LGBTQ+ and Latinx employees

2021

•   Formalized DEI strategy with four global pillars and supporting regional focus areas

•   Established DEI infrastructure with global leader and dedicated regional resources

•   Further enhanced pay equity review by engaging third-party expert to analyze U.S. racial/ethnic data

•   Began annually publishing EEO-1 data

•   Reached milestone of 20+ ERGs

•   Implemented more equitable benefits for LGBTQ+ employees and their families

2022

•   Made additional progress in female manager+ representation; now on track to achieve 2030 goal of 40% by 2026

•   Maintained rate of female departures in manager+ positions despite competitive talent market

•   Grew ERG membership globally by 30%+

•   Improved global female employee engagement score

•   Launched AD Advocate, pairing select executives to sponsor and mentor top diverse talent

•   Held listening sessions with manufacturing and female employees to better understand their views

10	2023 Proxy Statement | Avery Dennison Corporation

STOCKHOLDER ENGAGEMENT

In addition to our ongoing investor relations program through which our CEO, President/COO, Chief Financial Officer (CFO), business leaders and Investor Relations team engage with our investors throughout the year, for the last 10 years, we have semiannually engaged with stockholders to discuss and solicit their feedback on our strategies, executive compensation and ESG matters.

Our Board and management believe that ongoing stockholder engagement fosters a deeper understanding of our investors’ evolving expectations on ESG matters and helps us ensure we continue to reflect best practices. The objectives of our stockholder engagement program are to discuss our company strategies, Board, executive compensation and ESG progress; strengthen our relationships with our top investors; address any concerns raised in prior engagements; and ensure we meet evolving investor expectations.

2022 Engagement Results

In 2022, we contacted our top 30 investors in the spring and the fall. Board members, in particular our Lead Independent Director, and management were made available to answer questions and address concerns. We engaged with every stockholder who accepted our invitation to meet, and our Lead Independent Director led the majority of our off-season engagements.

The results of our 2022 stockholder engagement, based on percentage of shares outstanding, are shown below.

2022 ENGAGEMENT RESULTS

2022 Engagement Feedback

We discussed the results and feedback from our 2022 engagement with the Talent and Compensation Committee (the “Compensation Committee”) and the Governance Committee of our Board, and also shared highlights with the full Board to supplement the reports from those Committee Chairs.

Governance Feedback

Our 2022 engagements provided feedback on the governance matters described below.

•

Board composition, including the appropriateness of the balance of skills, qualifications and demographic backgrounds on our Board given our company’s evolving strategies, including our aim to lead at the intersection of the physical and digital worlds and continually advance our sustainability initiatives

•	Board refreshment and diversity, including our search for new directors to enhance our tenure distribution and the diversity of skills and demographic backgrounds on our Board

•	Board leadership structure, including our rationale for our currently combined Chairman/CEO with a robust Lead Independent Director role

•	Our shareholder rights profile as it compares to the governance expectations of our investors

Environmental Sustainability Feedback

Investors uniformly commended our ESG transparency with the disclosures contained in our integrated annual and sustainability reports, proxy statements and ESG Downloads and on our ESG website at esg.averydennison.com. Environmental sustainability was the primary area of focus for the investors with which we engaged in the fall of 2022. During our conversations, we primarily discussed the matters described below and on the following page.

•

The strong linkage between environmental sustainability and our company strategies, as well as the ways in which it provides competitive advantage and creates value-creation opportunities, including how we are advancing our Sustainable ADvantage portfolio of solutions that enable recyclability, reduce waste and/or extend product life

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•	The activation of our new 2030 sustainability goals, including our collaboration with CDP to engage our supply chain to begin tracking our scope 3 GHG emissions reduction target

•

Climate change and our initial roadmap to achieve net zero GHG emissions by 2050, focusing on the challenges we are facing, including managing supply chain constraints and ensuring energy resiliency, as well as our actions to deliver innovative solutions that enable circularity

•	Our engagement with customers, suppliers, regulators and peer companies on reducing the manufacture and use of single-use plastics

•	Our water-related efforts with the paper supply chain

Executive Compensation Feedback

The stockholders with whom we spoke in 2022 expressed support for our executive compensation program, noting that the program aligns with our strategies. In 2021, the consideration of ESG matters in our executive compensation program had been a significant area of investor interest. As a result of those conversations, in our 2022 proxy statement, we disclosed our approach of establishing annual incentive performance objectives based on quantitative financial measures, supplemented by a qualitative assessment of individual performance that includes consideration of ESG-related goals and results. We also explained our Board’s view that our financial success in recent years reflects our ESG progress, noting that we have made substantial ESG progress as part of our commitment to deliver for all our stakeholders. The Compensation Committee appreciated the positive feedback received on its approach, refining the related disclosures contained in the Compensation Discussion and Analysis section of this proxy statement.

Social Sustainability and Talent Management Feedback

Social sustainability and talent management remained areas of investor interest in 2022. In addition to the general feedback on our ESG program noted above, discussions related to these topics included the following matters:

•	Our Board’s enhanced focus on leadership succession planning, with discussions taking place at multiple 2022 meetings

•

The activation of our DEI goals, including our increased investment in Regional DEI Councils and internal infrastructure; advancement in employee engagement through our ERGs; adoption of more inclusive health and welfare benefits; bottom-up approach to regional goal-setting, with actions tailored to the needs of our diverse communities; and aim to be an employer of choice

•	Our focus groups across the globe with our manufacturing employees led by company leaders to obtain feedback from our core team members

•

The programs we offer to make our company an attractive place to work and challenges recruiting and retaining talent in a tight labor market and generating consistent workforce data from across our global population

DEI continued to be a significant topic in our engagements. The matters described below were areas of DEI focus.

•	The ways in which DEI aligns with our business strategies, allowing us to recruit and retain an engaged workforce committed to advancing their success and ours

•

The Compensation Committee’s discussion of our DEI initiatives and progress, including pay equity and transparency, at multiple meetings in 2022, with supplemental engagement on these matters by our full Board with our CEO, Chief Human Resources Officer (CHRO), business leaders and DEI leaders

•	Our planned launch in 2023 of pulse engagement surveys to supplement our annual employee engagement survey and explore more discrete topics impacting the employee experience of targeted populations

•

Our disclosed EEO-1 data, with investors expressing continued interest in learning about the demographics of our workforce, what we believe drives employee engagement, and how our company plans to ensure the continued success of our global teams

•	Broadening our talent pool to potentially include skilled workers that may not have a college degree

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Engagement Process

Our stockholder engagement process, shown below, runs throughout the year.

ENGAGEMENT PROCESS

2023 DIRECTOR NOMINEES (ITEM 1)

Matrix of Board Skills, Qualifications and Demographic Backgrounds

Our director nominees bring a balance of skills, qualifications and demographic backgrounds to their roles of providing oversight of our company, as shown by individual in the matrix on the following page. This matrix reflects information received from each of our directors in their responses to our annual director questionnaire. We plan to expand the skills and qualifications shown in future Board matrices.

In 2022, in conjunction with its new director search process, the Governance Committee regularly evaluated and reported to our Board on the skills, qualifications and demographic backgrounds desirable for our Board to best advance our evolving business strategies and serve the interests of all our stakeholders, leading to the recent appointments of Mr. Wagner and Ms. Reverberi to our Board.

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BOARD MATRIX

Governance Guidelines Criteria
Independent	✓	✓	✓	✓	✓	✓	✓		✓	✓
Senior Leadership Experience(1)	✓	✓	✓	✓	✓	✓	✓	✓		✓
Industry Experience(2)	✓		✓	✓	✓	✓	✓	✓	✓	✓
Global Exposure(3)	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Board Experience(4)	✓	✓	✓		✓	✓	✓		✓	✓
Financial Expertise(5)		✓						✓	✓
Industry Expertise
Digital/Technology/Cybersecurity										✓
Retail/Dining					✓	✓
Packaging	✓			✓				✓
Consumer Goods			✓		✓	✓			✓
Industrial Goods							✓	✓
Materials Science				✓				✓
Demographic Background
Tenure (years)	~6	~10	~13	<1	~20	~15	~10	~7	~18	<1
Gender
Woman				✓	✓		✓
Man	✓	✓	✓			✓		✓	✓	✓
Non-Binary
Age	60	67	66	51	67	70	66	51	67	56
Mandatory Retirement Year	2035	2028	2029	2043	2028	2025	2029	2044	2028	2039
Race/Ethnicity
Black or African American		✓
Hispanic or Latino	✓
White	✓		✓	✓	✓	✓	✓	✓	✓	✓
Asian (including South Asian)
Native Hawaiian or Pacific Islander
Native American or Alaska Native						✓
LGBTQ+
Veteran						✓
Lives/Has Lived Abroad	✓		✓	✓				✓	✓

(1)	Service as president, chief executive officer or in similar senior executive positions.
(2)	Experience in the digital/technology, retail/dining, packaging, consumer goods, industrial goods or materials science industries.
(3)	Seniority in a global enterprise or significant experience in international markets.
(4)	Prior or concurrent service on other U.S. public company boards.
(5)	Expertise in accounting, auditing, tax, banking, insurance or investments.

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Board Performance Highlights

Our Board provides strong oversight of our management team and company, with highlights of its accomplishments in recent years described below.

•

Supported management in navigating our response to COVID-19, including related labor, freight and inflationary challenges, in 2020 and 2021 and challenges related to COVID-19 in China, the Russian war in Ukraine, supply chain disruptions, sizable currency movements and rising inflation in 2022

•

Oversaw management’s consistent execution of our business strategies, which delivered performance that exceeded our 2021 financial targets and put us on track to achieving our 2025 financial targets, as well as 2018-2022 TSR of 72%, outperforming the S&P 500 and the median of the S&P 500 Materials and Industrials subsets

•

Supported management in evaluating potential targets, resulting in the acquisition of 12 companies that added new capabilities, expanded our position in high-value product categories and enhanced our opportunities in the marketplace

•

Implemented thoughtful Board refreshment and director succession planning to mitigate the potential impact of concentrated retirements given the closeness in age of a majority of our directors and further enhance overall Board diversity, resulting in the addition of two new directors in the last year, one of whom increased the gender diversity on our Board

•

Conducted regular executive leadership development and succession planning, resulting in several experienced leaders promoted to senior executive positions, including our President/COO and President of our newly-formed Materials Group

•

Increased Board and management focus on advancing our ESG priorities, with consistent progress toward achieving our 2025 sustainability goals and more ambitious 2030 goals, as well as enhanced transparency, resulting in improved scores with key ESG rating agencies

Board Governance Highlights

Our governance program ensures independent Board oversight of our company. Highlights of our program, which we believe is generally consistent and aligned with the Investor Stewardship Group’s Corporate Governance Principles for U.S. Listed Companies, are shown below.

Stockholder Rights	✓ Market-standard proxy access ✓ No supermajority voting requirements ✓ No poison pill ✓ No exclusive forum or fee-shifting bylaws
Board Governance

✓  Annual election of directors

✓  Majority voting in director elections

✓  Single class of outstanding voting stock

✓  Directors 90% independent.

✓  Robust Lead Independent Director role

✓  Regular director succession planning and Board refreshment

✓  Continuous executive succession planning and leadership development

✓  Annual Board evaluations

✓  Mandatory director retirement policy at age 72 with no exemptions or waivers allowed or granted

✓  Best Practice Governance Guidelines

✓  Strong Board and Committee governance

✓  Direct access to management and experts

Additional Board Engagement

Bringing their expertise, certain of our directors – together with third-party experts – are providing guidance to management in its execution of our strategic initiatives related to digital solutions and food. Mr. Alford serves as chair of our Food Advisory Council; Mr. Wagner and former director Mark Barrenechea are members of our Digital Advisory Council. We are planning to form an Environmental Sustainability Advisory Council in early 2023 to help advance our sustainability initiatives, on which we plan to ask Ms. Reverberi to be a member.

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APPROVAL OF EXECUTIVE COMPENSATION (ITEM 2)

The Compensation Committee oversees our executive compensation program, which is designed to deliver pay for performance, with realized compensation dependent on our company achieving challenging annual and long-term financial targets and value creation objectives that advance the interests of our stockholders.

Performance-Based Compensation

The Compensation Committee approves the target total direct compensation (TDC) of our Named Executive Officers (NEOs) to incent strong operational and financial performance and stockholder value creation. As shown below, the substantial majority of this compensation in 2022 was performance based, meaning that our executives ultimately may not realize the value of at-risk TDC components if we fail to achieve our financial objectives.

The elements of TDC for our NEOs are shown below.

ELEMENTS OF NEO TARGET TDC

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Pay for Performance

As shown in the graph below, our CEO’s compensation, as reported in the Total column in the Summary Compensation Tables for the last four years, generally reflected our cumulative TSR. See the Compensation Discussion and Analysis section of this proxy statement for more information.

Executive Compensation Best Practices

As summarized below and described in further detail in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program aligns with our financial goals and business strategies and reflects best practices.

Pay-for-Performance

✓  88% of CEO’s 2022 target TDC tied to company performance

✓  71% of CEO’s 2022 target TDC equity-based to incent delivery of long-term stockholder value

✓  Rigorous stock ownership policy; requires CEO to own 6x base salary, 50%+ of which must be vested shares; does not count unvested PUs and only counts 50% of unvested MSUs at target

Compensation Best Practices

✓  Double-trigger equity vesting requires termination of employment after change of control

✓  YE 2022 three-year average burn rate of 0.51%, in line with 50th percentile of S&P 500 companies

✓  Compensation clawback in event of accounting restatement

✓  Independent compensation consultant retained and serving at direction of Compensation Committee

✓  Annual Compensation Committee evaluation and charter review

✓  Periodic formal risk assessment of compensation policies and practices

✓  Releases from liability and restrictive covenants for departing executives

✓  Compensation Committee review of NEO tally sheets reflecting all compensation components

✓  No NEO employment contracts

✓  No guaranteed AIP awards; 2022 NEO AIP awards based solely on company financial performance

✓  No excise tax gross-ups on change of control severance benefits

✓  No tax gross-ups on perquisites

✓  No above-market interest rates for deferred compensation

✓  No re-pricing of stock options without stockholder approval

✓  No payout of MSU dividend equivalents unless or until awards vest

✓  No grant of stock options below fair market value

✓  No supplemental retirement benefits

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DETERMINATION OF FREQUENCY OF ADVISORY VOTES

TO APPROVE EXECUTIVE COMPENSATION (ITEM 3)

The advisory vote on the frequency of executive compensation votes informs our Board’s determination of whether the vote should occur every one, two or three years. You may also abstain from this vote. In determining to recommend that stockholders vote for a frequency of every one year, our Board noted that this frequency most closely aligns not only with prevailing market practices, but also with our process of annually engaging with investors on our executive compensation program. Upon the recommendation of the Compensation Committee, our Board determined that the advisory vote should continue to take place annually, as reflected in its recommendation that stockholders vote for every one year.

This advisory vote is not binding on our Board. However, our Board will consider the preliminary results of the vote in determining the frequency of future advisory votes to approve executive compensation, reporting its decision in a Form 8-K filed with the Securities and Exchange Commission (SEC) on or before May 3, 2023.

RATIFICATION OF APPOINTMENT OF PwC (ITEM 4)

The Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for fiscal year 2023 and our Board is seeking stockholder ratification of the appointment. PwC is well-qualified to continue serving as our independent registered public accounting firm, has a deep understanding of our operations and accounting practices, and maintains rigorous procedures to ensure auditor independence, which are overseen by the Audit Committee.

The Audit Committee considered the qualifications, performance and independence of PwC, the quality of its discussions with PwC, and the fees charged by PwC for the scope and quality of services provided – as well as considerations to the firm’s tenure as our independent auditor, the committee’s deliberations in 2022 regarding whether to conduct a request for proposal process to consider the selection of a new independent auditor, and its decision instead to benchmark the firm’s fees in 2023 – and determined that the reappointment of PwC for 2023 was in the best interest of our company and stockholders.

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GOVERNANCE

With oversight from our Board, we have designed our governance program to comply with the rules of the SEC and the listing standards of the New York Stock Exchange (NYSE), as well as reflect best practices. The key features of our program are shown in the Board Governance Highlights section of the proxy summary.

We encourage you to visit the investors section of our website under Corporate Governance, where you can view and download current versions of the documents shown below. Information on our website is not and should not be considered part of, nor is it incorporated by reference into, this proxy statement.

•	Amended and Restated Certificate of Incorporation

•	Amended and Restated Bylaws (our “Bylaws”)

•	Corporate Governance Guidelines (our “Governance Guidelines”)

•	Charters for our Board’s Audit and Finance Committee (the “Audit Committee”), Talent and Compensation Committee (the “Compensation Committee”) and Governance Committee

•	Code of Conduct

•	Code of Ethics for the CEO and Senior Financial Officers

•	Audit Committee Complaint Procedures for Accounting and Auditing Matters

You can request copies of these documents, without charge, by writing to our Corporate Secretary at 8080 Norton Parkway, Mentor, Ohio 44060.

VALUES AND ETHICS

Code of Conduct, Talkabout Toolkits and Supplier Standards

Our Code of Conduct applies to all of our directors, officers and employees and reflects our values of Integrity, Courage, External Focus, Diversity, Sustainability, Innovation, Teamwork and Excellence. The Code includes messages from our CEO and Chief Compliance Officer; detailed information regarding higher risk areas such as anti-corruption/bribery, antitrust, conflicts of interest, insider trading, anti-harassment, and compliance with laws and regulations; and case studies that provide guidance on situations that raise complex ethical questions. It is available in 33 languages and our leaders affirm their commitment to complying with it when they first join our company and regularly thereafter as part of our compliance certification process described in the Related Person Transactions section of this proxy statement.

We regularly train employees on Code topics in instructor-led sessions held in person or virtually; in 2022, we held ~250 such sessions globally. We also deploy mandatory online training for our computer-based employees; in 2022 we launched one enterprise and five regional online courses using a targeted risk-based approach, with an average completion rate of ~98%. Our three “Talkabout” Toolkits (also available in 33 languages) that we develop and launch each year empower managers to engage in meaningful discussion with their teams regarding topics from the Code of Conduct. These toolkits consist of presentation slides, which are supplemented by internal social media campaigns that bridge connections among our team members and allow them to engage with their colleagues across the globe around our values and ethics.

Our global supplier standards extend our commitment to our third-party service providers, establishing our expectation that they do business in an ethical manner.

Business Conduct GuideLine

Our Business Conduct GuideLine (the “GuideLine”) is a whistleblower hotline available at all hours for employees or third parties to report potential violations of our Code of Conduct or applicable laws, anonymously if they so choose.

The GuideLine may be reached by (i) calling 800.461.9330 toll-free in the U.S., toll-free outside of the U.S. using the country-specific numbers found in our Code of Conduct, or +1.720.514.4400 direct with applicable charges from any location or (ii) visiting www.averydennison.com/guidelinereport (www.averydennison.com/guidelinereport-eu in Europe).

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The hotline is operated by an independent third party and accepts reports in any language to accommodate the needs of our global workforce and customer/supplier base. Reports are investigated under the direction of our Chief Compliance Officer, in consultation with our law department and senior management and with oversight from the Governance Committee. We prohibit retaliation for good-faith reporting.

Code of Ethics

Our Code of Ethics requires that our CEO, CFO and Controller/Chief Accounting Officer (CAO) act professionally and ethically in fulfilling their responsibilities. Only the Audit Committee or the Governance Committee can amend or waive the provisions of our Code of Ethics, and any amendments or waivers must be posted promptly on our website or timely filed with the SEC on a Current Report on Form 8-K. We last amended our Code of Ethics in April 2014 and have made no exemptions or granted any waivers since its inception.

Code of Ethics Responsibilities

•   Avoid actual or apparent conflicts of interest

•   Ensure complete and accurate SEC filings

•   Respect confidentiality of financial and other information

•   Employ corporate assets responsibly

•   Report Code of Ethics violations to Chair of Audit or Governance Committees

Supporting fulfillment of these responsibilities, our controllership and internal audit functions ensure that we maintain a robust internal control environment, with the leaders of these functions regularly reporting to, and periodically meeting in executive session with, the Audit Committee.

COMPLAINT PROCEDURES FOR ACCOUNTING AND AUDITING MATTERS

The Audit Committee has adopted procedures for the confidential, anonymous submission of complaints related to accounting, accounting standards, internal accounting controls and audit practices.

These procedures relate to reports of (i) fraud or deliberate error in the preparation, evaluation, review or audit of our financial statements or other financial reports; (ii) fraud or deliberate error in the recording or maintenance of our financial records; (iii) deficiencies in, or noncompliance with, our internal accounting controls; (iv) misrepresentation or false statement regarding any matter contained in our financial records, statements or other reports; or (v) deviation from full and fair reporting of our financial condition. Any person, including third parties, may submit a good-faith complaint regarding accounting and auditing matters and employees may do so without fear of retaliation. The Audit Committee oversees these procedures, with investigations conducted under the direction of our internal audit department in consultation with our Corporate Secretary, Chief Legal Officer (CLO) and other members of senior management to the extent appropriate under the circumstances.

Stockholders and other interested parties interested in communicating regarding these matters may make a confidential, anonymous report by contacting the GuideLine or writing to the Audit Committee Chair, c/o Corporate Secretary, 8080 Norton Parkway, Mentor, Ohio 44060.

STOCK OWNERSHIP POLICY

Our stock ownership policy requires that our non-employee directors acquire and maintain a minimum ownership interest in our company of $500,000 and our CEO, Level 2 executives and Level 3 executives acquire and maintain a minimum ownership interest in our company equal to 6x, 3x and 2x their base salary, respectively, at least 50% of which must be held in vested shares.

The values of the following shares/units are considered in measuring compliance with our stock ownership policy: shares beneficially owned or deemed to be beneficially owned, directly or indirectly, under federal securities laws; for officers, shares or units held in qualified and non-qualified employee benefit plans, and 50% of the value of unvested MSUs at the target payout level; for non-employee directors, deferred stock units (DSUs); and, for officers and non-employee directors, unvested restricted stock units (RSUs) subject to time-based vesting. Neither stock options nor unvested PUs are considered in measuring compliance.

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Until a director or officer achieves his or her respective ownership requirement, he or she is required to retain shares acquired, net of taxes, from the exercise of stock options or vesting of stock awards until the requirement is met. They are not allowed to transact in company stock until they certify that they will remain in compliance with our stock ownership policy after giving effect to the transaction they plan to effectuate.

The Compensation Committee and the Governance Committee reviewed the stock ownership of our non-employee directors in November 2022 and February 2023, respectively. Both committees determined that – excluding our two directors appointed within the last year – our other non-employee directors had average ownership of ~11x the minimum requirement, aligning their interests with those of our stockholders and further incenting their focus on long-term value creation. All of our non-employee directors have exceeded the minimum ownership level required by the policy, except for Mr. Wagner and Ms. Reverberi, who have five years from the date of their respective appointments to our Board to reach that level. The ownership levels of our non-employee directors in part reflects the inclusion of DSUs for purposes of our stock ownership policy; DSUs represent annual cash retainers deferred at a director’s election. DSUs are included as owned under the policy because they are earned upon receipt and would be paid out to a director who has participated in the deferral program upon his or her separation from our Board.

The Compensation Committee reviewed executive stock ownership in November 2022 and determined that all of our executive officers, including all NEOs (with Ms. Baker-Nel having made the required progress toward achieving her minimum ownership level), were in compliance with our stock ownership policy. The compliance of our non-employee directors and NEOs with our stock ownership policy as of year-end 2022 is shown below.

STOCK OWNERSHIP POLICY COMPLIANCE
	Minimum Requirement(1)	Shares(2) as of 2022 FYE (#)	Requirement Multiple Achieved	Minimum Requirement Achieved

Non-Employee Directors	$500,000
Bradley Alford		45,043	16x	✓

Anthony Anderson		14,945	5x	✓

Ken Hicks		44,995	16x	✓

Andres Lopez		9,504	3x	✓

Francesca Reverberi(3)		–	–	–

Patrick Siewert		17,534	6x	✓

Julia Stewart		59,442	21x	✓

Martha Sullivan		30,541	10x	✓

William Wagner(3)		–	–	–

Chairman/CEO
Mitchell Butier	$7,200,000	304,908	8x	✓

Level 2 NEOs
Deon Stander	$2,100,000	53,464	5x	✓

Gregory Lovins	$2,100,000	59,393	5x	✓

Level 3 NEOs
Deena Baker-Nel(4)	$915,200	7,295	1x	–

Ignacio Walker	$935,826	10,551	2x	✓

(1)	Minimum requirements for CEO, Level 2 NEOs and Level 3 NEOs reflect 6x, 3x and 2x, respectively, of year-end 2022 base salary.

(2)

Reflects shares/units considered in measuring compliance with our stock ownership policy rather than vested shares, based on the average closing price of our common stock from October 1 to December 31, 2022.

(3)

Ms. Reverberi and Mr. Wagner were appointed to our Board in February 2023 and October 2022, respectively, and have five years from their respective date of appointment to achieve the minimum ownership requirement.

(4)	Ms. Baker-Nel has five years from her September 2021 promotion to a Level 2 NEO to achieve the minimum ownership requirement. She has made consistent progress toward achieving her requirement.

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INSIDER TRADING POLICY

Our insider trading policy prohibits our Board members, officers and employees from engaging in transactions in our company’s stock while in the possession of material non-public information; engaging in transactions in the stock of other companies while in possession of material non-public information that they become aware of in performing their duties; and disclosing material non-public information to unauthorized persons outside our company.

Limited Trading Windows

Our insider trading policy restricts trading by Board members, officers (including our NEOs) and director-level employees during blackout periods, which generally begin two weeks before the end of each fiscal quarter and end two business days after the issuance of our earnings release for the quarter. Additional blackout periods may be imposed with or without notice, as the circumstances require.

Prohibitions on Hedging and Pledging

Our insider trading policy prohibits our directors, officers (including our NEOs) and employees from purchasing financial instruments (such as prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of shares of our common stock they hold, directly or indirectly. In addition, directors and officers are expressly prohibited from – and our non-officer employees are strongly discouraged from – pledging shares of our common stock to secure personal loans or other obligations, including by holding their shares in a margin account, or making short-sale transactions in shares of our common stock.

To our knowledge based on our review of their written representations in our annual director and officer questionnaire, all of our Board members and executive officers complied with our insider trading policy during 2022, and none of them has hedged or pledged shares of our common stock.

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ENVIRONMENTAL AND SOCIAL SUSTAINABILITY

Sustainability and Diversity are two of our core values, driving us to work within our company and across our entire value chain to address the environmental and social impacts of our products and practices.

We aim to continually improve the environmental sustainability of our products and processes, build a more diverse, equitable and inclusive workforce, and provide meaningful support for our communities.

BOARD OVERSIGHT AND MANAGEMENT RESPONSIBILITY

Board oversight over environmental sustainability and community investment is primarily conducted by the Governance Committee, which receives a report from management on each of these topics at least once a year. In addition, our full Board engages with business leaders on their sustainability initiatives during its regular review of their business strategies. In early 2023, our full Board reviewed our 2022 integrated financial and sustainability report that shows our progress against our 2025 and 2030 sustainability goals, having met with our business leaders throughout 2022 on our innovation efforts to address the increasing need and demand for more sustainable products; our strategic innovation platforms focused on digital solutions, waste reduction/elimination and material circularity; and our business and enterprise ESG priorities.

Board oversight over social sustainability is conducted primarily through the Compensation Committee, which reviewed DEI, including pay equity and transparency, at multiple meetings in 2022 and regularly discusses other matters related to talent management, including the impact of executive promotions, role changes and exits on U.S. racial/ethnic diversity and global gender and generational representation. In late 2022, our full Board engaged with, and challenged, management on, our DEI progress, including by reviewing the results of our 2022 employee engagement survey; our global and regional DEI strategies, improvements and opportunities; and global female and U.S. racial/ethnic representation and inclusion progress. They also discussed our people-related focus areas for 2023.

With strategic guidance and direction provided by Mitch Butier, our Chairman/CEO, management responsibility over ensuring that we continue to make progress toward achieving our sustainability goals resides with our enterprise Sustainability Council led by a senior sustainability leader from our Solutions Group, who serves as Chair and reports in this capacity to our President/COO, who is accountable for our progress. The council is composed of a cross-divisional and cross-functional group of management to continually accelerate our progress, and met regularly during 2022 to ensure we achieve our 2025 sustainability goals, activate roadmaps to achieve our 2030 sustainability goals and targets, and continually refine our ESG strategies. Our Sustainability Council leader participated in substantially all of our fall 2022 stockholder engagements to provide his perspective on our ESG progress and answer questions from investors.

ENGAGEMENT OF OUR STAKEHOLDERS

We seek to ensure that our sustainability efforts are consistent with the expectations of our stakeholders. We regularly communicate with individuals and organizations interested in how we do business generally and our sustainability efforts in particular, and also conduct stakeholder interviews as part of our biennial materiality assessments. These assessments help advance our sustainability agenda, focusing us on the areas in which we can have the most impact. In 2022, we engaged Environmental Resources Management to help us refresh our materiality assessment and reprioritize the sustainability topics most important to our industries, customers and brand owners, stakeholders, investors, suppliers and communities, as well as policymakers, non-governmental organizations (NGOs) and regulators. In 2022, we updated our materiality assessment, through which we mapped our ESG priorities throughout the value chain. The following eight topics, which also offer our company the most value-creation opportunities, were ranked highest by our stakeholders: transition to a circular economy; advanced technologies and innovation; climate change; GHG emissions and reductions; supply chain; fair and inclusive workplace; materials management; and operational waste. The sustainability feedback we received engaging with investors during 2022 can be found in the proxy summary.

PROGRESS TOWARD ACHIEVING OUR 2025 AND 2030 GOALS

We present our 2022 scorecards showing progress against our 2025 and 2030 sustainability goals in the proxy summary. You can find additional information in our 2022 integrated annual and sustainability report, as well as our ESG Downloads available on our ESG website at esg.averydennison.com. Information on our website is not and should not be considered part of, nor is it incorporated by reference into, this proxy statement.

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We disclose our ESG metrics using the SASB and GRI frameworks and annually report to Climate, Water and Forests. We are a member of the United Nations Global Compact and have made commitments to the UN Sustainable Development Goals and the Science Based Targets initiative (SBTi), with our scope 1, 2 and 3 GHG emissions reduction targets having been approved by SBTi as consistent with levels required to meet the goals of the Paris Agreement.

DIVERSITY, EQUITY AND INCLUSION (DEI)

Diversity is one of our core values, reflecting our desire to ensure an equitable and inclusive environment for people of all backgrounds and orientations and our recognition that we gain strength from diverse ideas and teams. The importance of DEI to our company is evidenced by the engagement, inclusion and global gender diversity targets included in our 2030 sustainability goals. Highlights of our DEI journey are shown in the proxy summary, with additional information regarding our efforts in recent years described below.

Beginning in 2020, we redoubled our efforts on DEI, engaging with our employees across the globe to gather information on areas where we most needed to focus. After listening and learning from our employees, our leaders regularly met to discuss areas of focus, and each of our businesses began setting quantitative DEI targets, with their leaders evaluated on the progress they make.

In 2021, we engaged a third-party expert to help us perform an enterprise inclusion assessment, provide external benchmarking and obtain anonymous survey and focus group feedback from our team members worldwide. With this information, we identified our key priorities and formalized our DEI strategy, which includes the four global pillars shown below. These pillars, as well as the supporting regional focus areas, have been communicated to our employees worldwide.

•	Increasing the number of women who hold leadership positions

•	Enhancing the experience of our manufacturing employees

•	Increasing representation and inclusion for underrepresented groups, with priority populations and actions determined by each region

•	Making merit and transparency even more foundational to our employee experience

In 2022, we improved women representation in manager+ positions and were named one of Forbes America’s Best Employers for Women; launched AD Advocate, a program pairing select executives to sponsor and mentor diverse top talent across the globe; and piloted “Manufacturing Week” in North America.

Each of our global DEI pillars is sponsored by one or more company leaders. To ensure we achieve our goals, we have bolstered our internal DEI capability, with a Global DEI Director and additional resources in each of our regions, together forming an enterprise infrastructure of fully dedicated resources that advise and support our Regional DEI Councils. We have continually enhanced transparency into our DEI journey through regular reporting to, and engagement with, our stakeholders so they can assess our progress and provide feedback to help us achieve our goals.

OTHER TALENT MANAGEMENT MATTERS

Succession Planning

The Compensation Committee conducts senior executive succession planning at least semiannually, reviewing succession plans for our members of our Company Leadership Team. In the spring of 2022, the Compensation Committee reviewed leadership team changes, assessed our enterprise talent pipeline and discussed potential successors to the members of our Company Leadership Team, which includes the leaders of our businesses and corporate functions (strategy/business development, finance, R&D, law, operations/supply chain, IT and HR). In the fall of 2022, the Compensation Committee again reviewed leadership changes and the talent that is ready – or, with continued development on their current trajectory with mentorship and coaching from our current leaders, will be ready – to fill senior executive positions in the event of a vacancy; they also discussed with management our continued focus on leadership development for diverse talent and key succession planning focus areas for 2023. Our Compensation

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Committee Chair discussed these reviews with our full Board. Recognizing that we have had several leadership changes in the past few years, including the appointment of a new President/COO and other senior business leaders, our full Board conducted leadership succession planning at multiple meetings during 2022.

The Compensation Committee regularly receives reports on executive new hires, promotions and role changes, departures and open positions – as well as the impact of these developments on U.S. racial/ethnic and global gender and generational representation – to assist with succession planning.

Leadership Development

The Compensation Committee oversees our company’s talent management program to assist with identifying and developing our future leaders. We maintain a robust performance review process and develop leadership development plans for our top talent, while also providing development opportunities to our employees more broadly. Senior management reports to the Compensation Committee on leadership at executive levels of our organization by identifying high-potential talent, cultivating the skills and capabilities to allow identified individuals to become our future leaders, and ensuring that they have appropriate development plans in place to progress them toward roles with greater responsibility. Through regular reports from, and social interactions with, management, our Board has the opportunity to actively engage with our business leaders and functional leaders in law, finance, IT and HR. In addition, Board members have freedom to directly contact any of our employees, and periodically visit our facilities to meet with local management.

COMMUNITY INVESTMENT

With Board oversight from the Governance Committee, our community investment efforts help strengthen the communities around the world in which we operate. We make most of our community investments through the Avery Dennison Foundation (ADF), which annually distributes at least 5% of its assets from the prior year. ADF’s grantmaking is aided by our team members worldwide who help identify deserving nonprofit organizations serving the communities in which our employees live and work.

In recent years, ADF has given to organizations advancing education, women’s empowerment and sustainability. It has also provided funding in response to the COVID-19 pandemic, natural disasters and the call for greater DEI worldwide. In 2022, our company and ADF also funded efforts to reduce food insecurity, support persons impacted by the Russian war in Ukraine and promote DEI in the regions in which we operate.

After undertaking a strategic review process led by its board of trustees in consultation with a third-party expert, ADF revised its vision, mission and giving areas in 2022 to better respond to the evolving needs of our communities. ADF now seeks to address inequities by funding efforts that increase education access, advance environmental sustainability, and secure livelihoods.

ADF and our company collectively made $5.1 million in grants and other financial contributions during 2022, highlights of which are described below and on the following page.

Continuing to Make Grants

ADF’s grants to nonprofit organizations in 2022 included the following:

~$750K to increase education access, including grants to:

•	Vitensenteret i Sogn og Fjordane AS for youth science programming in Norway

•	HOLA Ohio to support its Stabilizing Latino Workers, Families and Children program serving Northeast Ohio

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~$400K to advance environmental sustainability, including grants to:

•	Beijing Roots & Shoots Community Youth Service Center to support the Jane Goodall Institute’s Young Compassionate Conservation Leader Development Project in Beijing, China

•	Impact Hub Trust for its Youth Sustainable Packaging program in Shanghai, China

•	Global Fund for Children to support youth-led climate justice in Southeast Asia

~$480K to secure livelihoods, including grants to:

•	AAROHAN to support education and health programs for girls in India

•	UNICEF Bangladesh to strengthen a program for working mothers

•	Women Win to support female economic resilience in Africa, Asia, Latin America, the Middle East and the Caribbean

Evolving the Employee Assistance Fund

In 2020, ADF launched an Employee Assistance Fund (EAF) to support our employees around the world who had been significantly impacted by COVID-19. Through year-end 2022, the EAF distributed ~$4.6 million to 4K+ individuals across 27 countries. ADF, in a joint effort with our company, also provided funding to support pandemic-relief efforts by nonprofit organizations in India, Brazil, Vietnam and Sri Lanka between 2020 and 2022.

Given the reduced global impact of COVID-19 in most of our communities and its success in supporting employees in need, ADF recently converted the EAF to an Employee Crisis Fund to provide assistance for employees impacted by natural disasters and other humanitarian crises.

Addressing Food Insecurity

ADF made the following $200K grants in 2022 through Global Impact to address food insecurity:

•	Action Against Hunger to alleviate hunger in the Horn of Africa by improving access to clean water, food, community training and healthcare

•	Islamic Relief USA to support programs in Sri Lanka, South Sudan, Sudan and Afghanistan that provide aid to disaster survivors

•	The Global Foodbanking Network to support food banks and disaster response in Latin America and the Asia Pacific region

Supporting Those Affected by the War in Ukraine

In 2022, ADF identified a Ukraine Crisis Relief Fund to which our employees could donate, with their donations matched dollar for dollar, for a total contribution of $108K to NGOs serving affected communities in Ukraine and communities in surrounding countries aiding Ukrainian refugees. ADF supplemented our employee-led efforts by making $1 million in grants to humanitarian relief efforts. Guided by input from employees, ADF focused on giving directly to relief efforts, supporting three globally recognized organizations providing aid to the people in Ukraine and refugees in neighboring countries.

Promoting DEI

ADF supported organizations promoting DEI globally, with grants totaling $435K in 2022. ADF continued to work with our company’s Regional DEI Councils and ERGs to ensure that it supported organizations making a difference in the communities in which our team members live or work. Grants were made to the following organizations:

•	Campaign Against Homophobia to support LGBTQ+ programming in Poland, including workshops and training for parents of LGBTQ+ individuals

•	Olimpiadas Especiales Latinoamerica to provide athletic training and competition for children and adults in Latin America with intellectual disabilities

•	Ascendance, a program in Malaysia working to foster an entrepreneurial mindset in teenagers

•	Beijing Qingyou Social Work Development Center to support wellness programs for youth in China

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•	International Rescue Committee to support individuals impacted by the crisis in Afghanistan

•	Aviard Inspires to develop an internet-based learning platform for Black youth in London

•	Leonard Cheshire to support a disability employment program in the United Kingdom

•	Cohesion de Diversidades para la Sustenabilidad to provide health education to the LGBTQ+ population in Mexico

•	Itacolomi Instituto de Apoio Social de Vinhedo to support job readiness for minority youth in Brazil

•	The Haven Home to support a shelter in Cleveland, Ohio

•	LGBT Lake County to expand programs for LGBTQ+ youth in the county in which we are headquartered

•	Women in Manufacturing Education Foundation to support programs that advance women in manufacturing

•	The Coalition for Humane Immigrant Rights to support immigrant student college access in Los Angeles, California

Supporting Disaster Relief Efforts

ADF partners with GlobalGiving to promote and supplement employee giving to support disaster relief efforts. Employees are able to give to organizations that are supporting impacted communities. In 2022, 500+ employees made donations totaling ~$62K to organizations responding to the war in Ukraine, political and economic crisis in Sri Lanka, flooding in Pakistan and South Africa, and hunger in East Africa. Contributions also helped support NGOs serving the people of Afghanistan. These donations were matched by ADF.

Engaging Employees

As the heart and hands of our company, our employees advance our community investment efforts through their own giving and volunteerism. ADF’s signature program is Granting Wishes, which enables employees to recommend grants to, and volunteer with, local NGOs. In 2022, ADF made $800K in grants in five continents through Granting Wishes.

Providing College Scholarships

ADF provides college scholarships to the children of U.S. employees through Scholarship America. To date, 680+ scholarships have been awarded. In 2022, in partnership with the Institute of International Education, ADF began providing scholarships to the children of employees in Vietnam and Mexico, and intends to further expand the program to other countries in future years.

In 2022, ADF concluded its Spirit of Invention (InvEnt) program in India. Over the course of ten years, the program provided tuition assistance and professional development opportunities for 105 talented scholars in the fields of science, technology, engineering and mathematics who demonstrated a commitment to solving real-world problems.

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OUR BOARD OF DIRECTORS

OVERVIEW

Our Board oversees, counsels and ensures management is serving the best interests of our company and stockholders, with the goal of maximizing the performance of our businesses and delivering long-term value for all our stakeholders.

PRIMARY BOARD RESPONSIBILITES

•	Establish strong governance, with Board/Committee composition, structure and duties providing independent oversight

•	Conduct ongoing director succession planning to maintain engaged and diverse Board with balance of skills, qualifications and demographic backgrounds to help us deliver on our strategies

•	Oversee businesses, strategy execution, ESG progress and ongoing risk mitigation

•	Approve annual operating plan and strategic decisions, including significant fixed and IT capital expenditures and acquisitions

•	Maintain integrity of financial statements

•	Evaluate performance of senior leaders and determine executive compensation

•	Conduct executive succession planning and help us develop leaders that ensure high-performing teams, diverse talent and inclusive culture

Our Board’s top priorities in 2022 were overseeing management in delivering for our customers despite the impacts of COVID-19 in China, the Russian war in Ukraine and supply chain disruptions; minimizing the impact of rising inflation and sizable currency movements on our investors; engaging, protecting and diversifying our global team; and supporting our communities.

2023 Director Nominees

Our Bylaws provide that our Board comprise between 8 and 12 directors, with the exact number fixed from time to time by Board resolution. Our Board has fixed the current number of directors at 10.

Our 2023 director nominees are shown in the chart below. Together they bring a balance of skills, qualifications and demographic backgrounds in overseeing our company in advancing our strategies and achieving our financial and sustainability goals, as shown by individual in the Board matrix included in the proxy summary.

Name	Age	Director Since	Principal Occupation	Independent	AC	CC	GC

Bradley A. Alford	66	2010	Retired Chairman & CEO, Nestlé USA	✓		●	●

Anthony K. Anderson	67	2012	Retired Vice Chair & Managing Partner, Ernst & Young LLP	✓	●		●

Mitchell R. Butier	51	2016	Chairman & CEO, Avery Dennison Corporation	–

Ken C. Hicks	70	2007	Chairman, President & CEO, Academy Sports + Outdoors	✓		●

Andres A. Lopez	60	2017	President & CEO, O-I Glass, Inc.	✓	●

Francesca Reverberi^	51	2023	SVP, Sustainable Plastics & CSO, Trinseo PLC	✓

Patrick T. Siewert	67	2005	Managing Director & Partner, The Carlyle Group	✓	●		●

Julia A. Stewart	67	2003	Chair & CEO, Alurx, Inc.	✓		●	●

Martha N. Sullivan	66	2013	Retired CEO, Sensata Technologies Holding PLC	✓	●

William R. Wagner^	56	2022	Retired President & CEO, GoTo Group, Inc.	✓

AC = Audit Committee    CC = Compensation Committee    GC = Governance Committee

 = Lead Independent Director         ● = Chair        ● = Member        ^ = New Director

The ages of our director nominees range from 51 to 70, with an average age of ~62. Their lengths of service range from less than one to 20 years, with an average tenure on our Board of ~10 years.

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Board Meetings and Attendance

Our Board met five times during 2022. There were 21 Board Committee meetings during the year. All our directors attended 100% of their respective Board and Committee meetings. In addition, our directors regularly discussed strategic and business matters with our Chairman/CEO and President/COO outside of meetings, including the challenges we faced during the year and potential acquisitions. Directors are strongly encouraged to attend our annual stockholder meetings under our Governance Guidelines and all then-serving directors attended the virtual 2022 Annual Meeting.

Additional Board Engagement

Bringing their expertise, certain of our directors – together with third-party experts – are providing guidance to management in its execution of our strategic initiatives related to digital solutions and food. Mr. Alford serves as chair of our Food Advisory Council; Mr. Wagner and former director Mark Barrenechea are members of our Digital Advisory Council. We are planning to form an Environmental Sustainability Advisory Council in early 2023 to help advance our sustainability initiatives, on which we plan to ask Ms. Reverberi to be a member.

GOVERNANCE GUIDELINES

Our Governance Guidelines provide the governance framework for our company and reflect the values of our Board, as highlighted below. They are reviewed at least annually and amended from time to time to reflect changes in regulatory requirements, evolving market practices, recommendations from our advisors and feedback from our investors. Our Governance Guidelines were most recently amended in December 2021.

BOARD GOVERNANCE HIGHLIGHTS

Board Composition

✓  Reasonable Board size of 10 directors

✓  Mandatory retirement after age 72 with no exemptions or waivers allowed or granted

✓  On average, director age of ~62 years and tenure of ~10 years

✓  60% of directors are women or from other underrepresented communities

Director Independence	✓ Directors 90% independent ✓ Executive sessions of independent directors held at all five 2022 Board meetings

Board Leadership Structure	✓ Annual review of Board leadership structure ✓ Robust Lead Independent Director role and independent Committee Chairs

Board Committees

✓  Annual composition review and periodic structural review and Chair/member rotation

✓  Act under annually reviewed charters reflecting best practices and stakeholder expectations

✓  Directors required to attend Board/Committee and stockholder meetings

Board Duties

✓  Regular leadership succession planning

✓  Ongoing review of long-term strategic plans, including key risks and mitigating strategies

✓  Directors entitled to rely on independent legal, financial or other advisors at our expense

Continuous Board Improvement

✓  New directors receive orientation materials and engage with members of management to familiarize themselves with our Board and company, as well as undergo additional orientation after joining Board committees to understand responsibilities

✓  Continuing education through meetings with management, visits to our facilities and participation in director education programs

✓  Annual evaluation process ensures Board, Committees, Chairman, Lead Independent Director and Committee Chairs are functioning effectively; includes soliciting feedback on other directors

Director Qualifications

✓  Regular review of Board composition (skills; qualifications; demographic backgrounds, including with respect to gender, race and ethnicity; and board commitments) and ongoing director succession planning

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DIRECTOR INDEPENDENCE

Our Governance Guidelines require that our Board comprise a majority of directors who satisfy the criteria for independence under NYSE listing standards and that our audit, compensation and nominating committees be composed entirely of independent directors. An independent director is one who meets the independence requirements of the NYSE and who our Board affirmatively determines has no material relationship with our company, directly or indirectly as a partner, stockholder or officer of an entity with which we have a business relationship.

Each year, our directors complete a questionnaire designed to solicit information that may have a bearing on our Board’s independence determination, including all relationships they have with our company, directly or indirectly through our company’s sale or purchase of products or services to or from any companies or firms by which they are employed. The Governance Committee reviews any disclosures made in the questionnaires relevant to its independence assessment with our Corporate Secretary, as well as any transactions our company has with director-affiliated entities. In February 2023, after review of the facts and circumstances relevant to each director nominee, the Governance Committee concluded that only Mr. Butier had a relationship that was disqualifying under NYSE listing standards, otherwise material or impairing of director independence. Upon the recommendation of the Governance Committee, our Board affirmatively determined the 9 directors named below, representing 90% of our Board, to be independent.

Independent Directors Bradley Alford Anthony Anderson Ken Hicks Andres Lopez Francesca Reverberi Patrick Siewert Julia Stewart Martha Sullivan William Wagner	Director Independence

For a discussion of the potential impact of tenure on director independence, see the Board Refreshment and Director Succession Planning section of this proxy statement.

BOARD LEADERSHIP STRUCTURE

Our Governance Guidelines give our Board – acting through its independent directors – the discretion to separate or combine the roles of Chairman and CEO as it deems appropriate based on the needs of our company at any given time. To facilitate this decision-making, the Governance Committee annually reviews our Board leadership structure, providing its recommendation on the appropriate structure for the following one-year term to our independent directors giving consideration to, among other things, our financial position, business strategies, ESG priorities and any feedback received from our investors and other stakeholders.

Robust Lead Independent Director Role

Our robust Lead Independent Director role balances our combined Chairman/CEO role, exercising critical duties to ensure independent decision-making in the boardroom. Mr. Siewert began serving as our Lead Independent Director in April 2020 and was most recently reelected by our independent directors for a one-year term in April 2022. Our Governance Guidelines clearly define his primary responsibilities, which are shown below.

LEAD INDEPENDENT DIRECTOR	PRIMARY RESPONSIBILITIES
Designee: Patrick Siewert	• Preside over executive sessions of independent directors and Board meetings where Chairman/CEO is not present
Selected annually by independent directors	• Approve Board meeting agendas, schedules and other information sent to our Board • Call meetings of independent directors • Consult and meet with stockholders

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Mr. Siewert also performed the activities described below as Lead Independent Director in 2022.

•

Oversaw our new director search process, including interviewing high-potential candidates and engaging in director succession planning discussions with the Governance Committee he chairs, as well as with our Chairman/CEO and other Board members

•	Led majority of our fall stockholder engagement discussions

•	Led our Board/Committee evaluation process, interviewing each Board member and providing them feedback on their performance

•

Consulted frequently with our independent directors and provided feedback to Chairman/CEO based on these discussions, including giving him our Board’s evaluation of his 2022 performance with the Compensation Committee Chair

•	Met regularly with Chairman/CEO and President/COO, as well as periodically with other members of senior management

Supplementing our Lead Independent Director in providing independent Board leadership are our Committee Chairs, all of whom are independent.

Board Leadership Assessment and Evaluation

In light of our recent appointment of two new directors, the Governance Committee plans to assess and make its recommendation to our Board on the post-Annual Meeting leadership structure in April 2023.

During our Board evaluation process conducted during the fourth quarter of 2021, Messrs. Butier and Siewert each received uniformly positive feedback from our independent directors in their respective roles as Chairman/CEO and Lead Independent Director. During our ongoing engagement with stockholders, few investors have expressed a desire that we consider separating the positions of Chairman and CEO, which we believe reflects support for our robust and clearly delineated Lead Independent Director role and Mr. Siewert’s strong engagement in many of those meetings.

In February 2022, the Governance Committee evaluated our Board leadership structure and recommended to our Board that Mr. Butier be elected to continue serving as Chairman, noting that he had successfully led our company as CEO for the preceding six years and remained best positioned to lead our Board in overseeing our strategies to deliver long-term value for our employees, customers, investors and communities. The committee further noted that Mr. Butier had articulated and worked to realize a long-term vision for our company that delivered top quartile TSR performance and exceeded our 2017-2021 financial targets and that we could best continue to advance our strategies and ESG progress – as well as achieve our 2021-2025 financial targets and more ambitious 2030 sustainability goals – continuing with combined leadership in the boardroom. Upon the recommendation of the Governance Committee, our Board unanimously elected Mr. Butier (with him abstaining) to serve as our Chairman for a one-year term ending at the Annual Meeting.

At that time, the Governance Committee also recommended that Mr. Siewert (with him not participating in the discussion) continue serving as Lead Independent Director. Having a long-serving director with financial expertise and substantial international experience serve as Lead Independent Director had provided Mr. Butier valuable mentorship and guidance while ensuring robust independent Board oversight of management. The committee also recognized Mr. Siewert’s support and substantial effort with our stockholder engagement program. The Governance Committee determined that, in light of his demonstrated commitment, engagement and leadership then in the second year in which he served in this capacity, Mr. Siewert should continue ensuring independent stewardship of our Board in its oversight of our strategies to deliver long-term value for all our stakeholders. The committee’s decision took into account his significant contributions as a member of the Audit Committee since joining our Board and as its Chair for five years and as the current Chair of the Governance Committee, as well as his extensive international experience in Asia, a region from which ~35% of our sales originated and ~58% of our employees were located in 2021. Upon the recommendation of the Governance Committee, our independent directors unanimously selected Mr. Siewert (with him abstaining) to serve as Lead Independent Director for a one-year term ending at the Annual Meeting.

BOARD COMMITTEES

Given our recent addition of two new directors, the Governance Committee plans to assess and make its recommendation to the Board on the post-Annual Meeting Committee structure and appointments in April 2023, having preliminarily discussed these matters in February 2023.

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Each of our Board Committees has a written charter that describes its purpose, membership and meeting structure, and responsibilities. These charters may be found on the investors section of our website under Corporate Governance and are reviewed by the respective committee at least annually, with any recommended changes adopted upon approval by our Board. Amended charters are promptly posted on our website. The charters of the Audit and Compensation Committees were most recently amended in December 2022 and the charter of the Governance Committee was most recently amended in October 2021.

Each of our Board Committees has the ability to delegate authority to subcommittees and may obtain advice and assistance from consultants, legal counsel or other advisors at our expense. In addition, each committee annually evaluates its performance. The primary responsibilities, membership and 2022 meeting and attendance information for the three standing committees of our Board are summarized below and on the following page.

AUDIT AND FINANCE COMMITTEE	PRIMARY RESPONSIBILITIES

Members:

Martha Sullivan (Chair)

Anthony Anderson

Andres Lopez

Patrick Siewert

2022 meetings: 8

2022 average attendance: 100%

Audit committee financial experts: Anderson and Siewert

All members satisfy NYSE enhanced independence standards

•   Oversee financial statement and disclosure matters, including quarterly and annual earnings release documentation and SEC reports, internal controls, critical accounting policies and practices, and major financial risk exposures

•   Appoint and oversee independent registered public accounting firm, including evaluating its qualifications and independence, as well as the scope, staffing and fees for annual audit and other audit, review or attestation services and annually reviewing its performance and regularly considering whether to appoint a new firm; in addition, approve the compensation and engagement of any other registered public accounting firm preparing or issuing an audit report or related work or performing other audit review or attest services

•   Oversee internal audit function, including appointing/dismissing senior internal auditor, evaluating his performance, reviewing significant issues identified in internal audits and management’s response, and discussing annual internal audit plan, budget and staffing

•   Perform compliance oversight responsibilities, including overseeing cybersecurity risk management and risks related to information technology controls and security; maintaining procedures for complaints regarding accounting, internal accounting controls or auditing matters; reviewing financially material legal matters; and making determinations regarding certain Code of Ethics violations

•   Conduct finance oversight responsibilities, including reviewing capital structure and financing plans, capital allocation strategy, funding status of pension plans and significant tax matters

•   Approve Audit and Finance Committee Report for proxy statement

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TALENT AND COMPENSATION COMMITTEE	PRIMARY RESPONSIBILITIES

Members:

Julia Stewart (Chair)

Bradley Alford

Ken Hicks

2022 meetings: 5

2022 average attendance: 100%

All members satisfy NYSE enhanced independence standards and qualify as “non-employee directors” under Exchange Act Rule 16b-3

•   Review and approve corporate goals and CEO objectives and evaluate company and individual performance to determine annual CEO compensation

•   Review and approve senior executive compensation, including base salaries and incentive compensation

•   Conduct leadership succession and development planning; regularly review executive new hires, promotions and role changes, departures and open positions

•   Oversee appropriate compensation strategy, incentive plans, equity-based plans and benefit programs

•   Review and provide oversight of policies and strategies related to talent management, including DEI; leadership compensation plans, benefit programs, recruiting and retention strategies, and development programs; and employee engagement

•   Review stockholder engagement process, results and feedback related to executive compensation and talent management

•   Approve CD&A and Talent and Compensation Committee Report for proxy statement

•   Oversee stockholder approval of executive compensation matters, including say-on-pay and say-on-frequency votes

•   Ensure our compensation policies/programs do not encourage excessive risk-taking

•   Recommend non-employee director compensation

GOVERNANCE COMMITTEE	PRIMARY RESPONSIBILITIES

Members: Patrick Siewert (Chair) Bradley Alford Anthony Anderson Julia Stewart 2022 meetings: 8 2022 average attendance: 100% All members satisfy NYSE independence standards

•   Regularly review Board composition, identify potential Board members and recommend director nominees

•   Annually consider Board leadership structure and recommend whether to separate or combine positions of Chairman and CEO; if combined, recommend Lead Independent Director

•   Recommend Board and Committee structure, Chairs and members

•   Recommend independent directors based on NYSE independence standards

•   Review and approve related person transactions

•   Oversee annual performance evaluation of Board and Committees

•   Review Governance Guidelines and recommend changes

•   Review and provide oversight of governance, environmental sustainability and community investment initiatives, policies and programs

•   Review stockholder engagement process, results and feedback related to governance, environmental sustainability and community investment

•   Review stockholder proposals

•   Oversee values and ethics program and Code of Conduct, evaluate significant conflicts of interest and make determinations regarding certain Code of Ethics violations

EXECUTIVE SESSIONS

Our Board believes it is important to have separate executive sessions with our Chairman/CEO, with our President/COO, with both of them and without either of them, each of which was held at all Board meetings held after Mr. Stander’s

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promotion to President/COO in March 2022. Our independent directors have candid discussions at the executive sessions that exclude Messrs. Butier and Stander during which they critically evaluate the performance of them, our company and management as a whole. As Lead Independent Director, Mr. Siewert presided over the five executive sessions of independent directors held during 2022.

Implementing previously received feedback from our Board evaluation process, our Board generally started its 2022 meetings with one of two executive sessions with our Chairman/CEO to discuss key focus areas and frame meeting discussions; the second such session at the end of the meeting provided time for the Board to reflect and align on key priorities, after which our independent directors met in executive session without our Chairman/CEO.

Executive sessions are also generally scheduled for meetings of the Audit, Compensation and Governance Committees. These sessions exclude members of management, unless the Committee requests one or more of them to attend to provide additional information or perspective, in which case the Committee generally meets independently thereafter.

RISK OVERSIGHT

Management is responsible for managing the day-to-day risks confronting our businesses, and our Board oversees enterprise risk management (ERM). In performing its oversight role, our Board ensures that the ERM processes designed and implemented by management are functioning effectively, and that our culture promotes risk-adjusted decision-making. The teams leading our businesses have incorporated risk-adjusted decision-making in refining and executing their strategies, assessing the risks impacting their businesses, and identifying and implementing appropriate mitigating actions on an ongoing basis. In addition, in consultation with our risk management team and senior management, they semiannually prepare a risk profile consisting of a heat map and a summary of their key risks and mitigating strategies, which are used to prepare a company risk profile based on identified business-specific risks as well as enterprise risks, including risks related to ESG matters such as climate change, GHG emissions and energy use; materials management; the circular economy; DEI; waste; and employee health and safety.

We have global processes that support our strong internal control environment and promote the early identification and ongoing mitigation of risks. Our legal and compliance functions, including our Chief Compliance Officer, report into our CLO to provide independent evaluation of the challenges facing our businesses and our Vice President of Internal Audit reports to the Audit Committee in the conduct of his operational responsibilities, helping ensure he maintains independence from management.

In 2022, we further enhanced our ERM program by expanding the time that we spent engaging with functional leaders in our RBIS and IHM businesses and each of the regions within our LGM business. Designated members of our law department became fully ingrained into the process, partnering with our risk management team to facilitate these discussions. We also devoted more time to our standalone compliance and information technology risk profiles to ensure heightened focus on these critical risk areas. These advancements, as well as the expansion of our ERM Steering Committee, have embedded ERM deeper into our organization, allowing us to benefit from the critical thinking of a broad cross-section of company and business leaders. We plan to continue advancing our ERM program, with leadership from our ERM Steering Committee composed of members of senior management and oversight by our Board.

Our Board as a whole oversees risks related to our five-year strategic plan horizon, exercising this responsibility by considering the risks related to its decisions. Our Board annually receives reports on the ERM process and the resulting risk profiles, engaging throughout the year with management on the strategic plans and risks facing our businesses and company as a whole; these risks include financial risks, geopolitical risks, legal and regulatory risks, supply chain risks, competitive risks, compliance risks, ESG risks, information technology risks and other risks related to the ways in which we do business. Employees who lead various risk areas – such as law, information technology, tax, compliance, sustainability, DEI and community investment – report periodically to Board Committees and occasionally to our full Board.

As shown on the following page, our Board has delegated elements of its risk oversight responsibility to its Committees to more efficiently coordinate with management in serving the long-term interests of all our stakeholders. Our Board receives reports from the Committee Chairs regarding topics discussed at committee meetings, including the areas of risk they primarily oversee, and engages with our leaders on these risk areas during its regular engagement with our leaders.

34	2023 Proxy Statement | Avery Dennison Corporation

Risk Oversight

Board of Directors

•  Business strategies

•  Annual operating plan and significant fixed and IT capital expenditures

•  Corporate governance

•  Acquisitions, divestitures and other significant transactions

•  Enterprise risk management

Audit Committee	Compensation Committee	Governance Committee

•  Financial reporting processes and statements, and internal controls

•  Capital structure

•  Financing, including debt, liquidity, capital allocation and pension plan funding

•  Stockholder distributions (dividends and stock repurchases)

•  Information technology and cybersecurity

•  Certain legal, compliance and regulatory matters

•  Executive compensation and CEO/senior executive succession planning

•  Annual and long-term incentive plans

•  Compensation plans and benefit programs

•  Non-employee director compensation

•  Social sustainability and talent management, including DEI; leadership compensation plans, benefit programs, recruiting and retention strategies and development progress; and employee engagement

•  Board and Committee structure and composition

•  Director succession planning

•  Values and Ethics/Code of Conduct

•  Conflicts of interest and related person transactions

•  Governance, environmental sustainability and community investment

•  Certain legal, compliance and regulatory matters

Management

• Day-to-day management of risks facing our businesses

The Audit Committee oversees our internal control environment and evaluates the effectiveness of our internal controls at least annually. Supplementing these processes, the Audit Committee regularly meets in executive session with each of our CFO, Controller/CAO, Vice President of Internal Audit and representatives of our independent registered public accounting firm and as needed with other members of management such as our CEO, COO and CLO. The Governance Committee meets semiannually with our Chief Compliance Officer to discuss, among other things, significant internal investigations.

During 2022, our Board was particularly focused on the risk areas described below.

2022 Risk Focus Areas

•

Executing amidst continued uncertainty to deliver for customers – Managing raw material and labor constraints and elevated lead times to provide high-quality service to customers, while also enhancing supply chain and energy resiliency

•

Inflation management – Leveraging our rigorous scenario planning to offset the impact of rising inflation and prepare for a recessionary environment, identifying productivity and restructuring actions to mitigate the impact of slower demand and higher costs

•

Intelligent Labels – Advancing digital solutions, developing the food and logistics markets and continuing to drive cross-business collaboration to deliver on the inflection point in this high-value growth platform

•	Innovation – Reinforcing strategy and deployment focused on materials in our Label and Packaging Materials business and digital solutions across our company

•	M&A – Expanding our M&A pipeline and deal conversion, as well as assessing and redirecting our IHM business

•

ESG/Sustainability – Investing in sustainability-driven innovation and driving our enterprise digital journey with our newly-formed digital strategic innovation platform and Digital Advisory Council, as well as disruptively reducing GHG intensity and continuing to enable circularity

•

Cybersecurity – Addressing the challenging threat landscape elevated by our digital business transformation, hybrid/remote workers and interconnected supply chains, as well as improving preparedness against ransomware attacks

Avery Dennison Corporation | 2023 Proxy Statement	35

Risks Associated with Compensation Policies and Practices

As described in the Compensation Discussion and Analysis section of this proxy statement, we maintain best practices in compensation that collectively encourage ongoing risk mitigation. The Compensation Committee annually discusses with management and its independent compensation consultant, WTW, whether our executive compensation programs are meeting the committee’s objectives. In addition, the Compensation Committee periodically engages WTW to undertake a more formal assessment of our compensation programs to ensure they do not provide incentives that encourage our employees to take excessive risks in managing their respective businesses or functional areas. The committee most recently conducted this evaluation in 2022.

The Compensation Committee noted the risk-mitigating features of our compensation program described below.

Risk-Mitigating Compensation Features

Governance and Oversight

✓ Compensation Committee has discretion to decrease Annual Incentive Plan (AIP) awards and long-term incentive (LTI) grants to penalize potentially risky actions

✓ Clawback policy deters fraud or other misconduct that results in financial restatement, providing means to recoup inappropriately received AIP and LTI awards

✓ Incentive compensation plan structure and targets are reviewed within context of market practices, tied to operating business plans and corporate goals, and approved by Compensation Committee

✓ Compensation Committee annually evaluates CEO/senior executive performance against challenging strategic, financial and ESG goals

✓ Rigorous stock ownership policy consistent with best practices, with minimum ownership level of 6x for CEO; requires net shares acquired to be retained until compliance is achieved

✓  Officers prohibited from hedging or pledging company stock and required to engage in stock transactions only during limited trading windows

Pay Philosophy and Structure

✓ Focus on incenting stockholder value creation, balanced by retention and other considerations

✓ Substantial majority of leadership compensation delivered in long-term equity or cash-based awards to motivate pursuit of superior performance and sustainable growth

✓ Executive severance plans consistent with market practices, with double-trigger change of control benefits and only for most senior NEOs

✓ Incentive compensation designed to incent strong annual financial performance and long-term economic and stockholder value creation, balance growth and efficient capital deployment, and consider ESG progress and individual NEO contributions thereto

Incentive Program Design

✓ AIP and LTI awards incent annual profitable growth and long-term financial value creation, using multiple performance objectives

✓ AIP awards not guaranteed, with below-threshold performance resulting in zero payout, payments subject to overall cap of 200%, and NEO individual modifiers generally capped at 100%

✓ Equity awards use multiple performance objectives, vest over multiple time horizons and are subject to threshold and maximum payout opportunities

•   Performance units (PUs) cliff vest at end of three years with payout for relative total stockholder return (TSR) component capped at 100% of target if absolute TSR is negative

•   Market-leveraged stock units (MSUs) vest over one-, two-, three- and four-year performance periods (average performance period of 2.5 years), with threshold performance at absolute TSR of (15)% and target performance at absolute TSR of 10%

Given its assessed low risk in each of these categories and other factors, WTW advised the Compensation Committee that, in its view, our compensation program strikes an appropriate pay-risk balance and presents no risk-related concerns.

The Compensation Committee has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company.

36	2023 Proxy Statement | Avery Dennison Corporation

DIRECTOR EDUCATION

Initial Orientation

Our director orientation materials and discussions with management generally cover our (i) performance and leadership; (ii) investor messaging; (iii) the strategies, risks and mitigating actions, and ESG priorities of our businesses; (iv) Board composition and director succession planning process, as well as recent Board focus areas; (v) finance matters, including our financial reporting policies and practices, internal control environment, internal audit deployment, tax planning and compliance, and capital allocation; (vi) legal and compliance matters, including our Board and governance policies, Values and Ethics program, and ERM; (vii) executive compensation and talent management matters, including leadership succession planning and development, DEI and community investment; and (viii) information technology and cybersecurity.

In connection with his appointment to our Board in October 2022, we provided Mr. Wagner with information regarding our businesses, strategic plans and risk-mitigating actions, non-employee director compensation policies and other matters. Our CEO and other members of management met with Mr. Wagner to discuss these matters and ensure a smooth onboarding process. After his appointment, Mr. Wagner joined as an observer in select Board Committee meetings to better understand their respective responsibilities. We have begun to using this same process to onboard Ms. Reverberi, who joined our Board in February 2023.

Continuing Education

Our ongoing director education program consists of periodic visits to our facilities and regular interactions with and presentations from members of management regarding our business operations, performance, strategies and risk mitigation activities. We provide updates on these topics to our Board during its meetings and as needed throughout the year. Our Board visited our Solutions Group’s North American innovation center in Miamisburg, Ohio in the spring of 2022. We also provide access to a boardroom news resource platform for them to keep informed of emerging best practices, and reimburse directors who attend continuing director education programs for fees and related expenses.

BOARD AND COMMITTEE EVALUATIONS

The Governance Committee oversees an annual performance evaluation of our Board, Chairman, Lead Independent Director and Board Committees, including the Committee Chairs. Our Board views the evaluation process as integral to assessing its effectiveness and identifying improvement opportunities in the pursuit of excellence. We have continually improved our Board processes as a result of this annual evaluation process, as shown on the following page.

As part of this process, our directors have the opportunity to provide our Lead Independent Director candid feedback on other directors to enable continuous boardroom improvement and assist with director succession planning. In 2023, the Governance Committee plans to develop a more formal process for individual director self-assessments or evaluations.

BOARD AND COMMITTEE EVALUATIONS

1

Process

•	Written evaluations of Board/Committee

•	Composition, including diversity of skills, qualifications and demographic backgrounds

•	Meeting materials

•	Meeting mechanics and structure

•	Fulfillment of responsibilities

•	Meeting content and conduct

•	Overall performance

•	Effectiveness of Chairman, Lead Independent Director and Committee Chairs

•	One-on-one discussions with Governance Committee Chair to provide additional perspective and discuss written feedback

•	Solicitation of any feedback regarding individual directors to identify potential improvement opportunities and assist with director succession planning

Avery Dennison Corporation | 2023 Proxy Statement	37

2

2022 Review of Results

•	Discussion of evaluation results and feedback

•	Chairman/CEO, Lead Independent Director/Governance Committee Chair, Corporate Secretary, and CLO

•	Governance Committee

•	Board in executive session with Chairman/CEO, aligning on improvement opportunities

3

Recent Improvement Actions

•

Advanced strategic and risk oversight, expanding mentorships between individual directors and key business leaders, and ensuring meeting discussions prioritize debate of challenges and opportunities rather than presentation of information

•	Heightened focus on supply chain resiliency, cybersecurity preparedness, and ESG priorities and progress

•	Continuous discussion of M&A pipeline and potential targets, as well as performance of acquired companies and integration learnings

•

Enhanced director succession planning, focusing on candidates with digital, retail/consumer product goods and applied science/technology expertise that could also increase gender or racial/ethnic diversity on our Board, resulting in appointment of two new directors to refresh our Board and mitigate impact of upcoming concentrated retirements

•

Reviewed potential CEO successors and their development plans to ensure ready-now successors over multiple time horizons and increased engagement with leaders below NEO level to enhance executive succession planning and leadership development

•

Increased Chairman/CEO engagement with directors between meetings, with more frequent updates and one-on-one discussions between him and each director, which were important in 2022 as we worked to address sizable currency movements, pandemic-driven challenges in China, the Russian war in Ukraine, rising inflation and supply chain disruptions, and continue advancing our ESG progress

•

Refined Board schedule and meeting process, implementing executive sessions with both our Chairman/CEO and President/COO, as well as one only with our President/COO, and holding certain Committee meetings and one Board meeting per year virtually to maximize efficiency given equally high level of engagement and discussion in both formats

STOCKHOLDER ENGAGEMENT

We value feedback on our governance program and we actively solicit input through stockholder engagement to ensure that we reflect not only our evolving business strategies but also the expectations of our stakeholders. In addition to our extensive investor relations program through which members of management engage with our investors throughout the year, this supplemental engagement program is depicted – and the feedback we received on governance matters is described – in the proxy summary.

CONTACTING OUR BOARD

Our Board welcomes feedback from all our stockholders. We review every correspondence received from stockholders, discussing feedback received with senior management and/or our Board as appropriate.

Stockholders and other interested parties may contact our Board, Chairman, Lead Independent Director, any Committee Chair, or any other individual director concerning business matters by writing to Board of Directors (or particular Board subgroup or individual director), c/o Corporate Secretary, 8080 Norton Parkway, Mentor, Ohio 44060.

38	2023 Proxy Statement | Avery Dennison Corporation

ITEM 1 – ELECTION OF DIRECTORS

Our Bylaws provide for a Board of between 8 and 12 directors, with the exact number fixed by resolution of our Board. Our Board has fixed the current number of directors at 10.

Each of our nominees is presently serving on our Board and has consented to being named in this proxy statement and serving if elected by stockholders. All nominees are standing for election for a one-year term ending at the 2024 Annual Meeting.

Majority Voting Standard; Unelected Director Resignation Requirement

In voting for the election of directors, each share has one vote for each position to be filled and there is no cumulative voting. Our Bylaws provide for the approval by a majority of votes cast for the election of directors in uncontested elections like this one and require that an incumbent director who is not reelected tender his or her resignation from our Board. Our Board, excluding the tendering director, is required to determine whether to accept the resignation – taking into account the recommendation of the Governance Committee and any other factors it considers appropriate – and publicly disclose its decision regarding the tendered resignation, including the rationale for its decision, within 90 days from the date election results are certified.

Board Recommendation

Our Board of Directors recommends that you vote FOR each of our 10 director nominees. The persons named as proxies will vote for their election, unless you specify otherwise. If any director nominee were to become unavailable prior to the Annual Meeting, your proxy would be voted for a substitute nominee designated by our Board or we would decrease the size of our Board.

SELECTION OF DIRECTOR NOMINEES

Director nominees are generally recommended by the Governance Committee for nomination by our Board and election by our stockholders. Director nominees may also be recommended by the Governance Committee for appointment to our Board, with their election by stockholders taking place at the next Annual Meeting; Mr. Wagner and Ms. Reverberi were appointed to our Board in October 2022 and February 2023, respectively, and are first being voted on by stockholders at the Annual Meeting. As shown in the Board matrix contained in the proxy summary, our directors bring a balance and diversity of skills, qualifications and demographic backgrounds that allows them to effectively discharge their oversight responsibilities.

In evaluating whether to recommend a new or incumbent director nominee, the Governance Committee primarily considers the criteria in our Governance Guidelines, which are summarized below.

•	Independence, to ensure substantial majority of Board is independent

•	Business and leadership experience, including industry experience and global exposure and considering factors such as size, scope and complexity

•	Board service at other U.S. publicly traded companies

•	Experience in finance, accounting and/or executive compensation

•	For incumbent directors, previous Board/committee contributions, meeting attendance, compliance with our stock ownership policy and mandatory retirement date

•	Time commitments, including service on other boards; directors joining our Board after 2021 who are public company executive officers may not serve on more than one other public company Board

•	Potential conflicts of interest

•

Demographic backgrounds (including, without limitation, gender, race and ethnicity); when evaluating nominees, the committee only considers (and asks any search firm engaged to provide) candidate slates that include highly qualified women and individuals from other underrepresented communities

•	Ability to contribute to our company’s governance and sustainability

•	Ability to represent balanced interests of all stockholders, as well as the interests of our other stakeholders, rather than those of any special interest group

Avery Dennison Corporation | 2023 Proxy Statement	39

The Governance Committee reviews the skills, qualifications and demographic background of any candidate with those of our current directors to ensure our Board has the diversity to effectively fulfill its oversight responsibilities. Sources for identifying potential nominees include current Board members, senior management, executive search firms and investors.

Stockholder Submission of Director Nominees

The Governance Committee considers stockholder nominees on the same basis as it considers all other nominees.

Advance Notice Nominees

Stockholders may recommend director candidates by submitting the candidate’s name, together with his or her biographical information, professional experience, written consent to nomination and the additional information required by our Bylaws, to Governance Committee Chair, c/o Corporate Secretary, 8080 Norton Parkway, Mentor, Ohio 44060. To be considered at the 2024 Annual Meeting, advance notice stockholder nominations must comply with the requirements described in the Voting and Meeting Q&A section of this proxy statement.

Proxy Access Nominees

A stockholder, or a group of no more than 20 stockholders, owning at least 3% of our company’s stock continuously for at least three years is permitted to submit director nominees (up to 20% of the Board) for inclusion in our proxy materials, subject to the requirements described in our Bylaws. For information on submitting proxy access nominees for the 2024 Annual Meeting, refer to the Voting and Meeting Q&A section of this proxy statement.

BOARD REFRESHMENT AND DIRECTOR SUCCESSION PLANNING

Our Board’s ongoing director succession planning is designed to ensure an independent, well-qualified Board, with diversity in skills, qualifications and demographic backgrounds that enables effective independent oversight and aligns with our business strategies and ESG priorities.

Tenure

Our Governance Guidelines currently provide that directors are not subject to tenure limits. While tenure limits could help ensure Board refreshment and thereby facilitate new viewpoints being brought to the boardroom, they could also result in the premature loss of a director who over a period of time has gained valuable experience and is continuing to significantly contribute to our Board’s oversight of our business.

Our Board determines its refreshment policies in light of our strategies and financial position at any particular time, exercising its discretion in the best interest of our company and stockholders. Certain of our stakeholders have suggested that longer-tenured directors may have decreased independence and objectivity. However, the removal of knowledgeable directors and loss of oversight consistency they bring, particularly during periods of executive management change, such as the recent appointments of our President/COO and President of our newly-formed Materials Group, are important counterbalancing considerations. In connection with its new director search process, the Governance Committee regularly reviewed during 2022 the skills, qualifications, demographic backgrounds, age, tenure and scheduled mandatory retirement of our Board members and conducted director succession planning to ensure that our Board continues to meet the needs of our businesses, help us advance our strategies and serve the interests of all our stakeholders.

40	2023 Proxy Statement | Avery Dennison Corporation

Policies and Events Supporting Regular Board Refreshment

Our Board has adopted the policies described below to facilitate regular refreshment and ensure that it continues to independently oversee and challenge our management team.

Policy	Description	Events Occurring at or Since 2022 Annual Meeting

Mandatory Resignation Policy	Incumbent directors not elected by stockholders must tender their resignation	All incumbent directors then standing for election were elected at the 2022 Annual Meeting

Mandatory Retirement Policy	Directors must retire on date of annual meeting of stockholders that follows their reaching age 72; no exemptions or waivers allowed or granted	No directors retired under this policy in 2022

Resignation Tendered Upon Change in Principal Employment	Directors who change their principal occupation, position or responsibility must volunteer to resign	No directors changed their principal employment since the 2022 Annual Meeting, except that Mr. Wagner retired as President/CEO of GoTo Group before being appointed to our Board

Prior Notice Requirement to Prevent Overboarding

Directors must give prior notice before accepting another U.S. public company directorship so that his/her ability to fulfill Board responsibilities may be evaluated if he/she serves on more than four other such boards

No directors joined another U.S. public company board since the 2022 Annual Meeting

Upon the recommendation of the Governance Committee, Ms. Reverberi and Mr. Wagner were appointed to our Board in February 2023 and October 2022, respectively. Mark Barrenechea left our Board in April 2022 (not due to any disagreement with our company) and Peter Barker retired from our Board under our mandatory retirement policy in April 2021. We believe that this recent experience with joining and departing directors demonstrates our Board’s commitment to regular refreshment.

Both the Governance Committee and our full Board discussed director succession planning at every meeting held in 2022 to mitigate the impact of upcoming concentrated retirements, conduct a search for new directors that would both complement and advance the skills and qualifications currently represented on our Board – focusing on candidates from digital, retail/consumer packaged goods and applied science/technology backgrounds – and further enhance Board diversity.

BOARD COMPOSITION

Our Board supports and reflects our values, recognizing the benefits of diversity in the boardroom, including the healthy debate that results from different viewpoints that may stem from diverse backgrounds.

Age and Tenure

The average age of our director nominees is ~62, which we believe is slightly lower than the average director age in the S&P 500. The average tenure of our director nominees is ~10 years, which we believe is modestly higher than the average tenure for companies in the S&P 500. Our director nominees reflect a balance between newer directors bringing fresh ideas and insights into the boardroom and longer-serving directors with deep institutional knowledge of our Board and company.

Gender and Racial/Ethnic Diversity

Our Governance Guidelines reflect that the Governance Committee’s assessment of director candidates includes consideration of their demographic backgrounds, including, without limitation, race, gender and ethnicity. The Governance Committee seeks to recommend individuals with a broad diversity of experience, skill, geographic representation and demographic background. While diversity is a consideration and area of focus, no nominee would be chosen or excluded solely on that basis; rather, the Governance Committee focuses on a candidate’s overall profile to complement the existing members of our Board. When evaluating director candidates, the Governance Committee considers (and asks any search firm engaged to provide) candidates that include highly qualified women and individuals from other underrepresented communities; two of our four most recently appointed and currently serving independent directors increased the gender or racial/ethnic diversity on our Board.

Avery Dennison Corporation | 2023 Proxy Statement	41

Director Age, Tenure and Diversity

2023 DIRECTOR NOMINEES

The following pages provide information on our 2023 director nominees, including their age, length of service, independence, current Board roles and business experience during at least the past five years. We also indicate the name of any other U.S. public company board on which each nominee currently serves or has served during the past five years.

We present each nominee’s skills and qualifications that led our Board to conclude that he or she should serve as a director, which includes senior leadership experience, industry expertise, global exposure, U.S. public company board experience and/or financial expertise as defined in the Board matrix shown in the proxy summary. All of our nominees have demonstrated the ability to exercise sound judgment, fulfill the time commitments necessary to serve on our Board and advance the long-term interests of our stockholders, as well as those of our other stakeholders.

42	2023 Proxy Statement | Avery Dennison Corporation

ANDRES A. LOPEZ

Age 60 Director since February 2017 Independent

RECENT BUSINESS EXPERIENCE

O-I Glass, Inc., a glass container manufacturer and supplier to food and beverage brands

•  President & CEO since January 2016

•  COO & President, Glass Containers, from February 2015 to December 2015

•  President, O-I Americas, from July 2014 to January 2015

•  President, O-I Latin America, from April 2009 to July 2014

BOARD ROLES

Audit Committee Member

OTHER PUBLIC COMPANY BOARDS

Current:

    O-I Glass, Inc.

Past Five Years:

    None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•  Oversees company with $6.9 billion in revenues and ~24K employees in 2022

Industry expertise and global exposure

•  Leads global packaging company in food and beverage segment of consumer goods industry into which our Materials Group sells

•  Led Latin America and Americas divisions, after having worked in positions of increasing responsibility throughout the region

U.S. public company board experience

•  Concurrent service on one other board

ANTHONY K. ANDERSON

Age 67 Director since December 2012 Independent

RECENT BUSINESS EXPERIENCE

Ernst & Young LLP, an assurance, tax, transaction and advisory services firm

•  Vice Chair, Managing Partner and Member of Executive Board from 2000 to March 2012

BOARD ROLES

Audit Committee Member

Governance Committee Member

OTHER PUBLIC COMPANY BOARDS

Current:

    AAR Corporation

    Exelon Corporation

    Marsh & McLennan Companies, Inc.

Past Five Years:

    None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•  Served on executive board of Ernst & Young for 12 years, and as managing partner of Midwest and Pacific Southwest regions

Financial expertise

•  45+ years of financial statement and internal control expertise acquired through auditing global public companies

•  Substantial experience advising audit committees of large multinational corporations

•  Certified public accountant (now inactive)

U.S. public company board experience

•  Concurrent service on three other boards and prior service on other boards

BRADLEY A. ALFORD

Age 66 Director since April 2010 Independent

RECENT BUSINESS EXPERIENCE

Nestlé USA, a nutrition, health and wellness company

•  Chairman & CEO from January 2006 to October 2012

Nestlé Brands Company, an operating unit of Nestlé USA

•  President & CEO from 2003 to December 2005

BOARD ROLES

Compensation Committee Member

Governance Committee Member

OTHER PUBLIC COMPANY BOARDS

Current:

    Perrigo Company PLC

Past Five Years:

    Conagra Brands, Inc.

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•  Led company then with $12+ billion in annual revenues and ~26K employees

Industry expertise and global exposure

•  42+ years in consumer goods industry

•  Knowledge of food and beverage segments into which our Materials Group sells

•  Substantial M&A and integration experience

U.S. public company board experience

•  Concurrent service on one other board and prior service on other boards

Avery Dennison Corporation | 2023 Proxy Statement	43

FRANCESCA REVERBERI

Age 51 Director since February 2023 Independent

RECENT BUSINESS EXPERIENCE

Trinseo PLC, a specialty materials solutions provider

•  SVP, Sustainable Plastics & Chief Sustainability Officer since July 2021

•  SVP, Engineered Materials & Synthetic Rubber, from March 2020 to December 2021

•  General Manager, Engineered Materials, from October 2019 to May 2021

•  Global Senior Business Director, Basic Plastics, from December 2017 to October 2019

BOARD ROLES

None

OTHER PUBLIC COMPANY BOARDS

Current:

    None

Past Five Years:

    None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•  Served in positions of increasing responsibility in global company with ~$5 billion in annual revenues and ~3,500 employees

Industry expertise

•  Substantial materials science and packaging expertise

•  Deep understanding of applied science in plastics, key focus of our environmental sustainability initiatives

Global exposure

•  Lives and works in Europe, region driving sustainability-related legislative and regulatory change

•  Brings track record of experience to help drive our focus on innovating more sustainable solutions

JULIA A. STEWART

Age 67 Director since January 2003 Independent

RECENT BUSINESS EXPERIENCE

Alurx, Inc., a health and wellness company

•  Founder, Chair & CEO since January 2020

Dine Brands Global, Inc. (formerly DineEquity, Inc.), owner, operator and franchisor of IHOP and Applebee’s restaurants

•  Chairman & CEO from June 2008 to March 2017

BOARD ROLES

Compensation Committee Chair

Governance Committee Member

OTHER PUBLIC COMPANY BOARDS

Current:

    Bite Acquisition Corp.

Past Five Years:

    None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•  Leads private consumer-direct retail company and led company then with $600+ million in annual revenues and ~1K employees

Industry expertise and global exposure

•  Substantial operational and marketing experience in retail/dining and health and wellness industries

•  Expertise in brand positioning, risk assessment, financial reporting and governance

U.S. public company board experience

•  Concurrent service on one other board and prior service on other boards

KEN C. HICKS

Age 70 Director since July 2007 Independent

RECENT BUSINESS EXPERIENCE

Academy Sports + Outdoors, a sports and recreation retailer

•  Chairman, President & CEO since May 2018

Foot Locker, Inc., a specialty athletic retailer

•  Executive Chairman from December 2014 to May 2015

•  Chairman, President & CEO from February 2010 to November 2014

•  President & CEO from August 2009 to February 2010

BOARD ROLES

Compensation Committee Member

OTHER PUBLIC COMPANY BOARDS

Current:

    Academy Sports + Outdoors

Past Five Years:

    Whole Foods Corporation

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•  Leads company with ~$6.8 billion in annual revenues and ~17K employees

Industry expertise

•  35+ years of senior marketing and operational experience in retail industry into which our Solutions Group sells

U.S. public company board experience

•  Concurrent service on one other board and prior service on other boards

44	2023 Proxy Statement | Avery Dennison Corporation

MARTHA N. SULLIVAN

Age 66 Director since February 2013 Independent

RECENT BUSINESS EXPERIENCE

Sensata Technologies Holding PLC, a supplier of sensors and controls

•  President & CEO from January 2013 to March 2020

•  President & COO from September 2010 to December 2012

•  COO from April 2006 to August 2010

Texas Instruments, Inc., Sensata’s predecessor entity

•  Vice President of Sensor Products from 1997 to 2006

BOARD ROLES

Audit Committee Chair

OTHER PUBLIC COMPANY BOARDS

Current:

    Sensata Technologies Holding PLC

Past Five Years:

Goldman Sachs Acquisition Holding Company Corp II

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•  Led company then with $3.5 billion in revenues and ~21K employees

Industry expertise and global exposure

•  Oversaw all business segments, global operations and strategic planning

•  Strong technology background, including experience overseeing an RFID business

U.S. public company board experience

•  Concurrent service on one other board and prior service on another board

MITCHELL R. BUTIER

Age 51 Director since April 2016 Not Independent

RECENT BUSINESS EXPERIENCE

Avery Dennison Corporation

•  Chairman & CEO since March 2022

•  Chairman, President & CEO from April 2019 to February 2022

•  President & CEO from May 2016 to April 2019

•  President & COO from November 2014 to April 2016

•  Senior Vice President & CFO from June 2010 to October 2014; continued serving as CFO until March 2015

•  Vice President, Global Finance & Chief Accounting Officer from March 2007 to May 2010

BOARD ROLES

Chairman

OTHER PUBLIC COMPANY BOARDS

Current:

    None

Past Five Years:

    None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•  Held roles of increasing responsibility at our company, including CAO, CFO, COO and CEO

Industry expertise and global exposure

•  Served in positions in our primary business segments, including international assignments in Europe, gaining packaging, industrial goods and materials science industry expertise

Financial expertise

•  Served as our CAO for 3 years and CFO for 5 years

Avery Dennison Corporation | 2023 Proxy Statement	45

PATRICK T. SIEWERT

Age 67 Director since April 2005 Independent

RECENT BUSINESS EXPERIENCE

The Carlyle Group, a global alternative investment firm

•  Managing Director and Partner since April 2007

The Coca-Cola Company, a beverage company

•  Executive Committee member and Group President, Asia, from August 2001 to March 2007

BOARD ROLES

Lead Independent Director

Governance Committee Chair

Audit Committee Member

OTHER PUBLIC COMPANY BOARDS

Current:

    Mondelēz International, Inc.

Past Five Years:

    None

SELECT SKILLS AND QUALIFICATIONS

Industry expertise and global exposure

•  Led division of global consumer goods company in beverage segment of consumer goods industry into which our Materials Group sells

•  Work experience, citizenship and residency in Asia, region in which we generate substantial amount of sales and majority of our employees is located

Financial expertise

•  Advises on investments in consumer goods businesses globally, particularly in Asia

U.S. public company board experience

•  Concurrent service on one other board

WILLIAM R. WAGNER

Age 55 Director since October 2022 Independent

RECENT BUSINESS EXPERIENCE

GoTo Group, Inc. (formerly LogMeIn, Inc.), a provider of software as a service and cloud-based remote work tools

•  President & CEO from December 2015 to January 2022

•  President & COO from May 2013 to December 2015

BOARD ROLES

None

OTHER PUBLIC COMPANY BOARDS

Current:

    Akamai Technologies, Inc.

    Semrush Holdings, Inc.

Past Five Years:

    LogMeIn, Inc.

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•  Led leading digital solutions company with $1+ billion in revenues, which will help guide us in advancing our digital strategic priorities

Industry expertise

•  Substantial software and IT/technology expertise

•  Significant cybersecurity knowledge and experience

U.S. public company board experience

•  Concurrent service on two other boards and prior service on other boards

46	2023 Proxy Statement | Avery Dennison Corporation

DIRECTOR COMPENSATION

In recommending non-employee director compensation to our Board, the Compensation Committee seeks to target compensation at the median of similarly sized companies with which we compete for director talent. The majority of compensation is delivered in equity to align director interests with those of our stockholders.

Median Target Compensation

The components of our annual non-employee director compensation program are summarized in the charts below and described thereafter.

ANNUAL NON-EMPLOYEE DIRECTOR COMPENSATION
Target Grant Date Fair Value of Restricted Stock Units (RSUs)	$170K
Retainer	$100K
Match of Charitable/Educational Contributions	$10K
Additional Retainer for Lead Independent Director	$30K
Additional Retainer for Audit Committee Chair	$25K
Additional Retainer for Compensation Committee Chair	$20K
Additional Retainer for Governance Committee Chair	$20K

Our 2017 Incentive Award Plan limits the sum of the grant date fair value of equity awards and the cash compensation provided to any non-employee director during any calendar year to $600K. In 2022, all then-serving non-employee directors except for our Lead Independent Director/Governance Committee Chair and our Audit Committee Chair received less than half this maximum compensation amount.

Compensation Setting

Non-employee director compensation is generally reviewed by the Compensation Committee every three years. In February 2021, at the Compensation Committee’s request, its independent compensation consultant analyzed trends in non-employee director compensation and assessed the market competitiveness of our program.

Using benchmark data from public filings of companies ranked in the Fortune 350-500, WTW recommended that the additional retainers for our Audit, Compensation and Governance Committee Chairs each increase by $5K and the target grant date fair value of our annual equity award to non-employee directors increase by $15K. These modest increases would bring total direct compensation for regular Board service to $270K (or $280K with the charitable match), the projected median of Fortune 350-500 companies in 2024, the next time the Compensation Committee plans to review non-employee director compensation. Giving consideration to, among other things, the advice of WTW, the Compensation Committee recommended to our Board that the additional retainers for our Audit, Compensation and Governance Committee Chairs be increased to $25K, $20K and $20K, respectively, and the target grant date fair value of the annual award of RSUs be increased to $170K.

Based on the recommendation of the Compensation Committee and further discussion, our Board approved the revised non-employee director compensation program, beginning as of the date of the 2021 Annual Meeting.

Stock Ownership Policy

Our stock ownership policy requires non-employee directors to own $500K of our company stock, 50% of which must be held in vested shares. Only shares owned directly or in a trust, deferred stock units (DSUs) and unvested RSUs, which are subject only to time-based vesting, count for these purposes. Our non-employee directors are prohibited from hedging or pledging our common stock.

All our non-employee directors have achieved the minimum ownership required by our stock ownership policy other than Mr. Wagner and Ms. Reverberi who were appointed to our Board in October 2022 and February 2023, respectively. The average ownership of all other non-employee directors was ~11x the minimum required level at year-end 2022. Based on our review of their written representations in our 2022 director questionnaire, none of our non-employee directors has hedged or pledged our common stock.

Avery Dennison Corporation | 2023 Proxy Statement	47

Equity Compensation

The annual equity award to non-employee directors consisted of RSUs that vest on the one-year anniversary of the grant date, consistent with the one-year term to which directors were elected. Unvested RSUs (i) fully vest upon a director’s death, disability, retirement from our Board after reaching age 72 or termination of service within 24 months after a change of control and (ii) are cancelled in the event a director is not reelected by stockholders or leaves our Board, unless otherwise determined by the Compensation Committee. On May 1, 2022, each of our then-serving non-employee directors was awarded 930 RSUs with a grant date fair value of $167,232.

On October 27, 2022, in connection with his appointment to our Board on that date, Mr. Wagner received an award prorated for his months of service during the term ending at the Annual Meeting of 510 RSUs with a grant date fair value of $83,470. On February 22, 2023, in connection with her appointment to our Board on that date, Ms. Reverberi received an award of 155 RSUs based on a prorated value of $28,333.

In connection with his departure from our Board on the date of the 2022 Annual Meeting and as permitted by our 2017 Incentive Award Plan, the Compensation Committee determined (with him abstaining) to accelerate the vesting of the RSUs granted to former director Mark Barrenechea in May 2021 that were scheduled to vest a few days after his separation from our Board. In making its determination, the Compensation Committee noted that Mr. Barrenechea had served nearly the entire one-year term for which he had been elected by our stockholders.

Deferrable Cash Compensation

Annual retainers are paid semiannually and prorated for any director’s partial service during the year. Directors are also reimbursed for travel expenses incurred to attend Board meetings and continuing director education events.

Our non-employee directors may choose to receive this compensation in (i) cash, either paid directly or deferred into an account under our Directors Variable Deferred Compensation Program (DVDCP), which accrues earnings at the rate of return of certain bond and equity investment funds managed by a third party; (ii) DSUs credited to an individual account pursuant to our Directors Deferred Equity Compensation Program (DDECP); or (iii) a combination of cash and DSUs. Directors are able annually to enroll in these programs for the following year; for 2022, none of our non-employee directors participated in the DVDCP and five of them participated in the DDECP. Dividend equivalents, representing the value of dividends paid on shares of our common stock calculated based on the number of DSUs held as of a dividend record date, are reinvested on the applicable payable date in the form of additional DSUs credited to director DDECP accounts.

When a participant in the DDECP ceases serving as a director, the dollar value of the DSUs in his or her account is divided by the closing price of our common stock on the last date of the director’s service, with the resulting number of shares of our common stock issued to the director. Mr. Barrenechea’s DDECP account was paid out to him in shares of our common stock after his departure from our Board in April 2022 in accordance with program terms.

Charitable Match

We match up to $10K per year of each non-employee director’s documented contributions to charitable organizations or educational institutions.

48	2023 Proxy Statement | Avery Dennison Corporation

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total

Bradley A. Alford	$100,000	$167,232	$10,000	$277,232

Anthony A. Anderson	$100,000	$167,232	—	$267,232

Mark J. Barrenechea(4)	—	—	$10,000	$10,000

Ken C. Hicks	$100,000	$167,232	$10,000	$277,232

Andres A. Lopez	$100,000	$167,232	—	$267,232

Patrick T. Siewert	$150,000	$167,232	$10,000	$327,232

Julia A. Stewart	$120,000	$167,232	$10,000	$297,232

Martha N. Sullivan	$125,000	$167,232	$10,000	$302,232

William R. Wagner	$50,000	$83,470	$10,000	$143,470

(1)

Mr. Butier does not appear in the table because he serves as CEO of our company and receives no additional compensation to serve as director or Chairman. Ms. Reverberi does not appear in the table because she was appointed to the Board in February 2023 and therefore received no compensation in our 2022 fiscal year. Amounts represent retainers earned as shown in the table below. At their election, the following directors had, for one or more years during their service, deferred compensation through the DDECP, with the following number of DSUs in their accounts as of December 31, 2022, the last day of our 2022 fiscal year: Mr. Alford – 21,471; Mr. Anderson – 12,641; Mr. Hicks – 15,063; Mr. Lopez – 1,459; Ms. Stewart – 42,550; and Ms. Sullivan – 12,951. Mr. Barrenechea’s DDECP account was paid out to him in shares of our common stock after his departure from our Board in April 2022 in accordance with program terms.

Director	Board Leadership Roles	Board Retainer	Committee Chair Retainer	Lead Director Retainer

Alford		$100,000	—	—

Anderson		$100,000	—	—

Hicks		$100,000	—	—

Lopez		$100,000	—	—

Siewert	Lead Independent Director, Governance Committee Chair	$100,000	$20,000	$30,000

Stewart	Compensation Committee Chair	$100,000	$20,000	—

Sullivan	Audit Committee Chair	$100,000	$25,000	—

Wagner		$50,000	—	—

(2)

Amounts reflect the grant date fair value of RSUs in accordance with Accounting Standards Codification Topic 718, Compensation, Stock Compensation) (ASC 718). Fair value was determined based on the fair market value of our common stock on the grant date, adjusted for foregone dividends. Each non-employee director serving at year-end 2022 held 930 unvested RSUs, except that Mr. Wagner held 510 unvested RSUs.

(3)	Amounts reflect our match of documented contributions made to charitable organizations or educational institutions.

(4)

Mr. Barrenechea left our Board on the date of the 2022 Annual Meeting. Although he served as a non-employee director for four months of the year, he received no cash fees during this time since fees for the second half of a non-employee director’s term are paid in December of the previous year. In addition, he received no stock awards during the year, which are granted after the date of the Annual Meeting. However, in connection with his departure from our Board on the date of the 2022 Annual Meeting and as permitted by our 2017 Incentive Award Plan, the Compensation Committee determined to accelerate Mr. Barrenechea’s RSUs granted in May 2021 that were scheduled to vest a few days after his separation from our Board. In accelerating the vesting, the Compensation Committee noted that he had served nearly the entire one-year term for which he had been elected by stockholders.

Avery Dennison Corporation | 2023 Proxy Statement	49

ITEM 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

After considering the preliminary voting results of the advisory vote on the frequency of say-on-pay votes at the 2017 Annual Meeting, our Board determined to continue holding say-on-pay votes annually, at least until the next advisory vote on the frequency of say-on-pay votes taking place at the Annual Meeting (see Item3).

The advisory vote is a vote to approve the compensation of our NEOs, as described in the Compensation Discussion and Analysis and Executive Compensation Tables sections of this proxy statement. It is not a vote on our general compensation policies or any specific element of compensation, the compensation of our non-employee directors, our CEO pay ratio or pay vs. performance disclosures, or the features of our compensation program designed to prevent excessive risk-taking as described in the Risks Associated with Compensation Policies and Practices section of this proxy statement.

The results of the advisory vote are not binding on our Board. However, in accordance with SEC regulations, the Compensation Committee will disclose its consideration of the results of the vote in the Compensation Discussion and Analysis section of our 2024 proxy statement.

Board Recommendation

We are committed to maintaining ongoing engagement with our stockholders to seek their feedback and discuss why we believe our executive compensation program aligns with our strategies and incents our leaders to deliver strong financial performance and consistent ESG progress, creating superior long-term, sustainable value for our customers, investors, employees and communities. Our Board recommends that you vote FOR approval, on an advisory basis, of our executive compensation. Properly dated and signed proxies will be so voted unless you specify otherwise.

50	2023 Proxy Statement | Avery Dennison Corporation

ITEM 3 — ADVISORY VOTE TO APPROVE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

Stockholders are given an advisory vote on the frequency with which we will hold advisory votes to approve executive compensation at least once every six years. This is a non-binding vote as to whether the executive compensation vote should occur every one, two or three years. Stockholders may also abstain from this vote.

Our stockholders last voted on the frequency of executive compensation votes at the 2017 Annual Meeting. At a meeting held immediately before that meeting, our Board reviewed the preliminary voting results from stockholders. Based on that review and the Compensation Committee’s recommendation, our Board determined to hold advisory stockholder votes to approve executive compensation every one year. In determining to recommend that stockholders again vote for a frequency of every one year, our Board noted that this frequency reflects the prevailing market practice and most closely aligns with our processes that annually establish performance objectives, evaluate executive performance and grant LTI awards, as well as engage with stockholders on our executive compensation program.

Stockholders are being asked to vote on the following resolution:

RESOLVED, that the Company’s stockholders determine, on an advisory basis, the frequency with which we will hold advisory votes to approve the compensation of the Company’s Named Executive Officers, among the following choices:

Choice 1 – every one year;

Choice 2 – every two years;

Choice 3 – every three years; or

Choice 4 – abstain from voting.

The advisory vote on the frequency of executive compensation votes is not binding on our Board. However, our Board will take into account the voting results in determining the frequency of future executive compensation votes. We will disclose the number of votes cast for each of the above choices and our frequency determination in a Current Report on Form 8-K filed with the SEC on or before May 3, 2023. We will also state the determined frequency in future proxy statements.

Board Recommendation

Consistent with our existing practice, our Board recommends a vote FOR a frequency of ONE year for advisory votes to approve executive compensation. Properly dated and signed proxies will be so voted unless stockholders specify otherwise. Stockholders may choose among the four choices, none of which may receive a majority of the votes cast. The choice that receives the plurality of the votes cast will be deemed to represent the non-binding vote of our stockholders.

Avery Dennison Corporation | 2023 Proxy Statement	51

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

This CD&A* describes our executive compensation program and the decisions of the Compensation Committee (referred to in this CD&A as the “Committee”) on 2022 executive compensation. It includes the sections shown below.

EXECUTIVE SUMMARY

Business Strategy Overview

We have consistently executed our business strategies, delivering long-term, sustainable value for our customers, investors and employees and improving the communities in which we operate. We believe that this value for our investors is best measured by our TSR and cumulative EVA, both of which are performance objectives used in our LTI program and inform how we set our goals for sales growth, operating margin improvement, asset efficiency, ROTC and capital allocation.

Our strategic pillars and 2022 achievements are shown on the following page. Our overriding focus remains on ensuring the long-term success of all of our stakeholders, and we have a clear set of strategies to deliver for them.

*

This CD&A contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the expected results, performance or achievements expressed or implied thereby. For a detailed discussion of these risks, see Part I, Item 1a, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our 2022 Annual Report on Form 10-K, filed on February 22, 2023 with the SEC (our “2022 Annual Report”). Stockholders should note that statements contained in this CD&A regarding our company and business performance targets and goals should not be interpreted as management’s expectations, estimates of results or other guidance.

52	2023 Proxy Statement | Avery Dennison Corporation

STRATEGIC PILLARS

1

Drive outsized growth in high-value categories

•

We aim to increase, both organically and through acquisitions, the proportion of our portfolio in high-value products and solutions that serve markets that are growing faster than GDP, represent large pools of potential profit and leverage our core capabilities. These products and solutions include our Intelligent Labels that use RFID tags and inlays, specialty and durable label materials, graphics and reflective solutions, industrial tapes, external embellishments, and shelf-edge pricing, productivity and consumer engagement solutions.

•

In 2022, we achieved organic sales growth in high-value product categories that outpaced that of our base businesses, with strong growth in external embellishments, specialty labels and Intelligent Labels, and expanded our position in high-value product categories by acquiring two companies and making venture investments in two other companies to advance our capabilities. Over the past five years, we have more than tripled the size of our Intelligent Labels platform, reaching net sales of $0.8 billion in 2022.

2

Grow profitably in our base businesses

•	We strive to grow profitability in our base businesses by carefully balancing volume, price and mix; reducing complexity; and tailoring our go-to-market strategies

•	In 2022, we continued our product reengineering efforts to drive productivity and mitigate the impact of rising input costs

3

Focus relentlessly on productivity

•

We employ product reengineering and enterprise lean sigma to expand our margins, enhance our competitiveness (particularly in our base businesses) and provide a funding source for reinvestment to decrease our costs as a percentage of sales

•	In 2022, we delivered ~$26 million in pre-tax savings from restructuring actions, net of transition costs

4

Effectively allocate capital

•

We balance our investments in organic growth, productivity, and acquisitions and venture investments, while continuing to return cash to stockholders through dividends and share repurchases and ensure that we maintain ample capacity to invest

•

In 2022, leveraging our strong balance sheet, we invested $298.5 million in fixed and IT capital expenditures to support future growth; completed two acquisitions and made two venture investments for a total of $39.5 million; increased our quarterly dividend rate by ~10%; and repurchased $379.5 million in shares of our common stock

5

Lead in an environmentally and socially responsible manner

•

We aim to deliver innovations that advance the circular economy, reduce the environmental impact of our operations and supply chain, and offer value-creation opportunities. We also seek to make a positive social impact by building a more diverse workforce and inclusive and equitable culture, maintaining operations that promote health and safety, and supporting our communities.

•

In 2022, we made further progress toward our 2025 sustainability goals and activated plans and began measuring our progress toward our more ambitious 2030 sustainability goals; reduced the environmental impact of our operations and invested in our strategic innovation platforms focused on digital solutions, material circularity and waste reduction/elimination; drove sustainable change in DEI; and leveraged the $10 million we contributed to ADF in 2020 to provide meaningful support for our communities

Avery Dennison Corporation | 2023 Proxy Statement	53

On Track to Deliver 2025 Financial Targets

In March 2021, we announced financial targets through 2025. As shown below, based on our results for the first two years of this five-year period, we are on track to deliver these commitments to our investors.

In 2021-2022, on a two-year compound annual basis (with 2020 as the base period), GAAP reported net sales, operating income, net income and EPS increased by 13.9%, 15.2%, 16.7% and 18.0%, respectively. GAAP reported operating margin in 2022 was 11.9%.

	2021-2025 Targets	2021-2022 Results(1)
Sales Growth Ex. Currency(2)	5%+	15.8%

Adjusted EBITDA Growth(2)(3)	6.5%	13%

Adjusted EBITDA Margin	16%+ in 2025	15.1% in 2022

Adjusted EPS Growth(2)	10%	13.5%

ROTC	18%+	17.4% in 2022

ON TRACK TO ACHIEVE 2025 FINANCIAL TARGETS
(1)	Results for non-GAAP measures are reconciled from GAAP in the last section of this proxy statement.
(2)

Percentages for targets reflect five-year compound annual growth rates, with 2020 as the base period. Percentages for results reflect two-year compound annual growth rates, with 2020 as the base period.

(3)	Although adjusted EBITDA growth was not one of our original financial targets, it was implied by our sales growth ex. currency and adjusted EBITDA margin targets.

2022 Financial Performance

In 2022, we achieved impressive results despite the extremely challenging environment we faced during the year. Highlights of our financial performance are shown below.

NET SALES $9.0B Reported sales increased by 7.5% from $8.4 billion in 2021; sales ex. currency grew by 13.1%, driven by higher prices and the impact of acquisitions

EPS

$9.21

Reported EPS increased by 4.3%; adjusted EPS increased by 2.7% to $9.15, which was below the low end of the $9.35 to $9.75 annual guidance range we provided to investors in February 2022, primarily reflecting significant currency movements during the year

CASH FROM OPERATING ACTIVITIES

$961.0M

We used free cash flow of $667.3 million to acquire two companies, make two venture investments, pay dividends of $238+ million and repurchase 2.2 million shares of our common stock

NET INCOME $757.1M Achieved ROTC of 17.4% in 2022

Effective Capital Allocation

We have invested in our businesses to support organic growth and acquired companies that expand our capabilities in high-value product categories, increase our pace of innovation and advance our sustainability initiatives. Our fixed and IT capital spending in 2022 was ~10% higher than in 2021, primarily reflecting our continued investment in high-value

54	2023 Proxy Statement | Avery Dennison Corporation

categories, particularly our fast-growing Intelligent Labels platform. During the year, we acquired TexTrace and Rietveld, adding capabilities in high-value product categories. We also made two venture investments in companies developing technological solutions that we believe have the potential to advance our strategies.

In 2022, we paid $238.9 million in dividends of $2.93 per share and repurchased 2.2 million shares of our common stock. We raised our quarterly dividend rate by ~10% in April 2022.

As shown below, over the last five years, we have deployed nearly $2 billion to acquisitions and venture investments and over $2 billion to dividends and share repurchases.

TSR Outperformance

Our TSR in 2022 was negative, reflecting the broad financial market downturn and consistent with the TSR of both the S&P 500 and the median of the S&P 500 Industrials and Materials subsets. More important, both our three- and five-year TSR outperformed these two comparator groups.

5-Year Cumulative TSR

1-, 3- and 5-Year TSR

	AVY	S&P 500	S&P Indus. & Mats.*
2018	(20)%	(4)%	(15)%
2019	49%	32%	34%
2020	21%	18%	17%
2021	41%	29%	24%
2022	(15)%	(18)%	(11)%
3-Year TSR	45%	25%	32%
5-Year TSR	72%	57%	64%

*	Based on median of companies in both subsets as of December 31, 2022

2022 Say-on-Pay Vote and Feedback During Stockholder Engagement

At the 2022 Annual Meeting, our executive compensation was approved, on an advisory basis, by ~95% of the shares represented and entitled to vote. The level of support we received was consistent with the high approval rates we have received in recent years. The Committee believes that these strong say-on-pay vote results, as well as the feedback we received during our 2022 engagement with stockholders, reflects investor support of our executive compensation program and our consistently improving CD&A disclosure.

Avery Dennison Corporation | 2023 Proxy Statement	55

In 2022, we continued our active engagement with stockholders regarding executive compensation and talent management. The Committee makes changes to our executive compensation program when appropriate to address feedback from our stockholders or more closely align the program with our financial profile, business strategies and ESG priorities. We believe this ongoing review and the actions taken over time demonstrate the Committee’s commitment to paying for performance and being responsive to investor feedback.

Strong ESG-Executive Compensation Linkage

In recent years, in part due to investor interest, the Committee has engaged in frequent discussions with its compensation consultant, WTW, and management and reviewed market practices regarding ESG-executive compensation linkage. The Committee noted that our strategic pillars include leading in an environmentally and socially responsible manner, and it aims to approve executive compensation that reflects our strategies and incents achievement of company goals.

The Committee has determined that our existing compensation practices and talent management priorities reflect our ESG strategies, hold our leaders accountable and reward results. The Committee has made, among other things, the observations described below.

•

Approximately one-third of the measures on our 2022 business group scorecards related to ESG, incenting our leaders to achieve these objectives and providing visibility and accountability to ensure continuous improvement. These scorecards help surface any ESG underperformance relative to our goals and offer an assessment tool in year-end performance discussions.

•

Our senior leadership, including our NEOs and Vice Presidents, have accountability for driving our ESG progress. In making their compensation decisions, our managers consider not only financial or business achievements, but also an individual’s success in advancing our ESG priorities, consistent with our company’s values and strategies.

•

Although the AIP financial modifier does not include ESG metrics, our financial performance in part reflects our ESG progress and a key component in determining an AIP award is the individual modifier, which reflects an overall qualitative assessment of performance. In determining their 2022 AIP awards, the Committee discussed the ESG achievements of our NEOs in assessing their performance and determining their individual modifiers.

•

Diversity and Sustainability are two of our company’s values. Our annual Leadership Excellence Awards are granted to individuals and teams globally in each of these categories, with awardees receiving at least a 120% individual modifier on their AIP award, subject to the overall AIP award cap of 200%. In 2022, 68 employees received awards for either diversity or sustainability, with 17 additional individuals recognized for their work in their communities.

The Committee recognizes that our financial success in recent years has been inextricably linked to our substantial ESG progress. We have consistently innovated more sustainable solutions, which have provided significant competitive advantage, helping fuel our success in the marketplace and deliver strong performance for all our stakeholders. While our compensation programs have had a role in advancing our ESG progress, we are working to advance our journey primarily because we believe that our company can have a long-term positive impact on people and our planet.

After discussing benchmark data on market practices with management and WTW, the Committee noted that the majority of S&P 500 companies report considering ESG performance in their executive compensation programs, with most doing so in ways similar to the way in which we do. The Committee has committed to regularly reviewing evolving stakeholder expectations and market practices, and reevaluating the continued appropriateness of its approach. In the fourth quarter of 2022, reflecting on the results of our stockholder engagement program and market practices, the Committee determined for the time-being to maintain its current approach to the consideration of ESG matters in approving executive compensation.

56	2023 Proxy Statement | Avery Dennison Corporation

2022 Named Executive Officers (NEOs)

In this CD&A and the Executive Compensation Tables section of this proxy statement, we provide compensation information for our 2022 NEOs, who are identified in the chart below. Mr. Stander began serving as President/COO, effective March 1, 2022; in connection with Mr. Stander’s promotion, Mr. Butier ceased serving in the capacity of President. References in this CD&A to Level 2 NEOs are to Messrs. Stander and Lovins and references to Level 3 NEOs are to Ms. Baker-Nel and Mr. Walker.

NEOs

Name	Title at YE 2022

Mitchell R. Butier	Chairman & Chief Executive Officer

Deon M. Stander	President & Chief Operating Officer

Gregory S. Lovins	Senior Vice President & Chief Financial Officer

Deena Baker-Nel	Senior Vice President & Chief Human Resources Officer

Ignacio J. Walker	Senior Vice President & Chief Legal Officer

Overview of Pay Philosophy and Executive Compensation Components

Our executive compensation program reflects the Committee’s philosophy that a substantial majority of compensation should be tied to our success in achieving our financial objectives and creating stockholder value, providing higher realized compensation when we deliver superior, sustained performance. The objectives of this strategy are to motivate our executives to achieve our annual and long-term financial goals, giving consideration to their achievement of their objectives and individual performance.

The Committee implements its pay-for-performance philosophy as follows:

•

Establishing target TDC to incent strong operational and financial performance and stockholder value creation, giving consideration to median pay at similarly sized companies, role responsibilities, individual performance, tenure, retention and succession

•	Aligning our annual incentives for executives with our company’s annual operating plan and financial goals for the year

•	Rewarding long-term performance using absolute and relative TSR, as well as our company’s cumulative EVA, to focus our executives on delivering consistent and sustainable stockholder value creation

Incentive compensation consists of target award opportunities under our AIP and our LTI compensation program, with payouts determined based on our performance against objectives established by the Committee. The Committee structures annual incentive compensation to reward NEOs primarily based on company performance to align their compensation with stockholder interests, while also giving consideration to their individual contributions. With respect to the AIP, our adjusted EPS target was established above the midpoint of the annual guidance we gave to our investors and our top-line and cash flow targets were set consistent with our goals for the year; in each case, they were consistent with achievement of our long-term financial goals. Our LTI awards provide higher realized compensation for exceeding performance targets and downside risk (up to and including cancellation) for failing to achieve threshold performance, with EVA targets that are consistent with our long-term goals for earnings growth and ROTC. The elements of 2022 TDC for our NEOs are shown on the following page.

Avery Dennison Corporation | 2023 Proxy Statement	57

ELEMENTS OF TARGET TDC FOR NEOs

As shown in the graph below, the substantial majority of 2022 NEO target TDC was performance-based, meaning that they may not ultimately realize the value of at-risk TDC components if we fail to achieve the designated performance objectives.

* Excludes special one-time award of RSUs with a grant date fair value of $1,429,469 made in connection with Mr. Stander’s promotion to President/COO.

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As shown in the graph below, our CEO’s compensation, as reported in the Total column in the Summary Compensation Tables for the last four years, generally reflected our cumulative TSR.

Strong Compensation Governance Practices

Our executive compensation program incorporates the best practices shown below and on the following page, which the Committee believes ensure that it serves the long-term interests of our stockholders.

Policy or Best Practice	Description

PAY FOR PERFORMANCE

Compensation Primarily Performance-Based	✓ 88% of 2022 CEO target TDC and 73% of average 2022 target TDC of other NEOs tied to company performance

Capped Annual Incentive Set Considering Guidance and Long-Term Targets

✓  AIP award based on achieving adjusted EPS at or above midpoint of annual guidance and other performance objectives consistent with annual financial goals, subject to limited upward and unlimited downward discretion based on Committee’s assessment of performance of CEO and COO against predetermined strategic objectives and other NEOs’ individual contributions; awards capped at 200% of target and individual modifiers for NEOs generally capped at 100%

Majority Long-Term Equity Incentive Compensation

✓  LTI awards prioritize long-term performance, with PUs cliff-vesting in 3 years and MSUs vesting over 1-, 2-, 3- and 4-year performance periods; realized compensation based on long-term performance and stockholder value creation

Strategic Targeting

✓  TDC (base salary + target AIP opportunity + target LTI opportunity) set to incent strong performance and value creation, giving consideration to pay at similarly sized companies, role responsibilities, performance, tenure, retention and succession

No Annual Stock Options	✓ Last made regular grant of stock options in 2012, though stock options may be granted for special purposes such as promotion

COMPENSATION BEST PRACTICES

No Employment Contracts	✓ NEOs employed at-will

Rigorous Stock Ownership Policy

✓  CEO required to maintain ownership of 6x his base salary and owned 8x his requirement at YE 2022; Level 2 NEOs and Level 3 NEOs required to maintain ownership of 3x and 2x of base salary, respectively

No Hedging or Pledging	✓ Insider trading policy prohibits officers and employees from hedging – and officers from pledging – AVY common stock and all NEOs complied during 2022

Limited Trading Windows	✓ NEOs may only transact in our common stock during approved trading windows after satisfying clearance requirements, including certifying continued compliance with our stock ownership policy

Median Burn Rate	✓ Three-year average burn rate of 0.51% at YE 2022, in line with 50th percentile of S&P 500 companies

Clawback Policy

✓  Incentive compensation subject to clawback in event of fraud or other intentional misconduct that necessitates accounting restatement; policy to be revised in 2023 to reflect recently issued SEC rules

No Excise Tax Gross Ups	✓ No gross-up payments for excise taxes for termination following change of control

Double Trigger Equity Vesting	✓ Equity awards not accelerated on change of control, unless CEO or Level 2 NEO is terminated without cause or terminates employment for good reason within 24 months following change of control

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Policy or Best Practice	Description

No Repricing/Exchange of Stock Options	✓ No repricing or exchange of underwater options without stockholder approval

Limited Perquisites

✓  Other than capped financial planning reimbursement only for CEO and Level 2 NEOs and payment for annual physical examinations, NEOs receive flat taxable executive benefit allowances not subject to tax gross-up

Reasonable Severance Benefits

✓  Severance for qualifying termination:

     CEO: 2x (annual salary + target AIP award for year of termination + cash value of annual health insurance premium)

     All other NEOs: 1x (annual salary + target AIP award for year of termination + cash value of annual health insurance premium)

Limited Change of Control Benefits

✓  Enhanced severance for qualifying termination within 24 months following a change of control:

     CEO: 3x (annual salary + target AIP award for year of termination + cash value of annual health insurance premium) + prorated target AIP award for year of termination

     Level 2 NEOs only: 2x (annual salary + target AIP award for year of termination + cash value of annual health insurance premium) + prorated target AIP award for year of termination

STRONG GOVERNANCE

Independent Oversight	✓ Committee comprising independent directors with executive compensation decisions

Expert Compensation Consultant	✓ WTW is independent, free of conflicts of interest and provides Committee with expert executive compensation advice

SUMMARY OF COMPENSATION DECISIONS FOR 2022

The Committee approves executive compensation to pay for performance, with the target TDC of NEOs established to incent strong financial performance and stockholder value creation. Compensation is predominantly performance based, meaning that our executives may not ultimately realize some or all of the at-risk components of TDC if we fail to achieve our financial objectives. In 2022, ~88% and ~73% of the target TDC of our CEO and the average of our other NEOs, respectively, was performance based.

In determining 2022 NEO compensation – in addition to navigating the challenging environment, including currency movements, supply chain disruptions and rising inflation – the Committee considered the factors described below.

•	Annual Company Performance – Our company’s 2022 adjusted sales growth, adjusted EPS and free cash flow

•	Stockholder Returns – Our TSR on an absolute basis, as well as relative to a designated group of peer companies

•

Individual Performance – Their performance against the predetermined strategic objectives established at the beginning of the year for our CEO and COO and the individual contributions of our other NEOs

•	Market Competitiveness – Pay practices and company performance relative to the market

•	Investor Feedback – The results of our 2022 say-on-pay vote and any feedback on executive compensation received during our stockholder engagement program

The key elements of 2022 NEO target TDC are described in the table shown on the following page. While we provide consistent, market-competitive target TDC opportunities for our NEOs, the actual compensation they realize each year varies based primarily on our financial performance.

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2022 EXECUTIVE COMPENSATION SUMMARY

Component	Decisions Impacting 2022 Compensation

BASE SALARY 12% of TDC for CEO; Avg. 27% of TDC for Other NEOs

As planned, Mr. Butier received no base salary increase in 2022. Mr. Stander received an increase of 23% in connection with his promotion to President/COO and Mr. Lovins received an increase of 6% to be more consistent with the market. After each having served more than a full year in their respective positions, the base salaries of Ms. Baker-Nel and Mr. Walker increased by 10% to be more consistent with market salaries for their global functional roles.

TARGET AIP AWARD 17% of TDC for CEO; Avg. 18% of TDC for Other NEOs

In connection with his promotion to President/COO, Mr. Stander’s target AIP opportunity increased from 60% of base salary to 75% of base salary. There were no other changes to NEO target AIP opportunities in 2022.

Company performance resulted in financial modifier of 58% for all NEOs.

TARGET LTI AWARD (50% PUs, 50% MSUs) 71% of TDC for CEO; Avg. 55% of TDC for Other NEOs

LTI Awards Granted in 2022

•  In connection with his promotion to President/COO, Mr. Stander’s target AIP opportunity increased from 180% of base salary to 300% of base salary. There were no other changes to NEO target LTI opportunities in 2022.

•  50% in PUs that cliff-vest at the end of three-year period with payouts ranging from zero to 200% based on the achievement of the cumulative EVA and relative TSR performance objectives. Payout for the TSR component is capped at 100% of target for any three-year performance period in which absolute TSR is negative. There were no changes to PU performance objectives or weightings for 2022, except that Mr. Stander’s PUs were tied to company performance rather than the performance of the RBIS business he led before his promotion to President/COO.

•  50% in MSUs that vest based on absolute TSR over one-, two-, three- and four-year performance periods, with an average performance period of 2.5 years. Performance criteria are as follows: (i) threshold performance level, which results in payout at vesting of 85%, is TSR of (15)%; (ii) target performance level, which results in a payout at vesting of 100%, requires TSR of 10%; and (iii) maximum performance level, which results in payout at vesting of 200%, requires TSR of 75%. There were no changes to MSU performance criteria for 2022.

LTI Awards Vesting at YE 2022

•  2020-2022 PUs: Our 2020-2022 TSR was at the 81st percentile relative to the objectively determined peer group established in February 2020, resulting in a payout of 200% on that performance objective for all NEOs. Our company’s cumulative EVA was $1,217.2 million, resulting in a payout of 200% on that performance objective for all NEOs other than Mr. Stander. Cumulative EVA for RBIS was also 200% of target, resulting in a payout of 200% on that performance objective for Mr. Stander, whose PUs were tied to RBIS since he led that business at the time of grant. The 2020-2022 PUs paid out at 200% for all NEOs.

•  MSUs Vesting at YE 2022

•  4th Tranche of MSUs granted in 2019

    2019-2022 Absolute TSR of 113%

    Paid out at 200% of target

•  3rd Tranche of MSUs granted in 2020

    2020-2022 Absolute TSR of 52%

    Paid out at 164% of target

•  2nd Tranche of MSUs granted in 2021

    2021-2022 Absolute TSR of 24%

    Paid out at 121% of target

•  1st Tranche of MSUs granted in 2022

    2022 Absolute TSR of (7)%

    Paid out at 90% of target

In addition to the elements of our executive compensation program described above, we also provide our NEOs with limited perquisites and benefits that the Committee believes are comparable to those offered by other multinational public companies.

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DISCUSSION OF COMPENSATION COMPONENTS AND

DECISIONS IMPACTING 2022 EXECUTIVE COMPENSATION

The Committee aims to have base salaries at or around median pay at similarly sized companies, with the substantial majority of NEO compensation consisting of incentive compensation that delivers higher realized compensation when our financial performance is stronger and lower realized compensation when our financial performance is weaker.

Base Salary

Increases in base salary for NEOs are generally based on performance and market comparisons for positions with similar scope and responsibility. As planned, Mr. Butier’s base salary did not increase in 2022. In connection with his promotion to President/COO, Mr. Stander’s base salary increased by 23% in 2022 and Mr. Lovins received an increase of 6% to be more consistent with the market. After having served more than a full year in their respective positions, the base salaries of Ms. Baker-Nel and Mr. Walker increased by 10% to be more consistent with the market salaries for their global functional roles.

NEO BASE SALARIES

NEO	2022 YE Base Salary

Butier	$1,200,000

Stander	$700,000

Lovins	$700,000

Baker-Nel	$457,600

Walker	$467,913

2022 AIP Awards

The 2022 AIP was designed to incent management to create long-term stockholder value. NEOs are not eligible for guaranteed AIP awards. AIP awards are determined for each fiscal year using the formula below. Individual modifiers for NEOs are generally capped at 100% although the Committee retains the discretion to determine higher individual modifiers to reward individual performance, including for their ESG-related achievements, up to 150%.

Target AIP Opportunities

There were no changes to NEO target AIP opportunities, except that Mr. Stander’s target AIP opportunity increased from 60% of base salary to 75% of base salary in connection with his promotion to President/COO, consistent with market practices for similar roles.

NEO TARGET AIP OPPORTUNITIES

NEO	AIP Opportunity (% of YE Base Salary)

Butier	140%

Stander	75%

Lovins	75%

Baker-Nel	50%

Walker	50%

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AIP Performance Objectives and Weightings; Target-Setting Principles

The performance objectives and weightings shown below for the 2022 AIP were established by the Committee, which were consistent with the approach used in 2021 to continue incenting our NEOs to grow sales, improve profitability and generate strong cash flow. Our CEO, CFO, CHRO and other members of management participated during the portion of the meeting during which the Committee reviewed and recommended performance objectives for the AIP and assessed our performance against these objectives.

2022 AIP PERFORMANCE OBJECTIVES
Objective	Description

Adjusted Sales Growth (20%)	Focuses management on top-line growth, a key contributor to sustained long-term value creation

Adjusted EPS (60%)	Primary driver of stockholder value creation and measure we use to provide annual guidance to investors; focuses management on profitable growth and expense control

Free Cash Flow (20%)

Cash available after investment in our business, which we can deploy for acquisitions, venture investments, dividends and share repurchases; focuses management on improving capital efficiency, including working capital

Consistent with prior year, the threshold payout levels for the adjusted sales growth and free cash flow performance objectives were set at 50% and the threshold payout level for the adjusted EPS performance objective was set at 0%. For all performance objectives, the target payout level is 100% and the maximum payout level is 200%. In setting 2022 AIP targets, the Committee aimed to ensure consistency with our 2021-2025 financial targets, considering the factors described below.

•

Target adjusted sales growth, reflecting sales growth ex. currency excluding the impact of acquisitions included in our annual operation plan, of 12.8% ($9,229M) was consistent with our 2021-2025 sales growth ex. currency target of 5%+ but below our 2021 sales growth ex. currency result of 18.6% due to the extraordinary impact of COVID-19 in 2020, which resulted in year-over-year comparisons that were substantially greater than what they otherwise would have been.

•

Target adjusted EPS of $9.60 was set above the midpoint of the annual guidance we provided to investors in February 2022, consistent with our 2021-2025 compound annual growth target of 10%, and 8% higher than our 2021 result of $8.91.

•

Although we did not externally communicate a free cash flow target as part of our 2021-2025 financial goals, our plan at the beginning of 2022 was to deliver free cash flow of $700+ million. Target for free cash flow was set below the record free cash flow we achieved in 2021, primarily reflecting our planned investment in high-value product categories and innovation growth platforms, particularly Intelligent Labels.

2022 AIP TARGETS VS. LONG-TERM TARGETS AND 2021 RESULTS
	2021-2025 Long-Term Target	2021 Results	2022 AIP Target

Sales Growth Ex. Currency Organic Sales Growth	5%+ —	18.6% 15.6%	12.8% ($9.229M)* 9.5%

Adjusted EPS Growth	10%	$8.91	$9.60 (8% over 2021 results)

Free Cash Flow	N/A	$797.7M	$725M
* Represents AIP target for adjusted sales growth

Financial Modifiers

AIP financial modifiers are capped at 200%. In evaluating our achievement of these performance objectives, the Committee has the discretion to exclude the impact, positive or negative, of extraordinary items such as acquisitions and divestitures; restructuring and integration actions not included in our annual net income plan; currency translation fluctuations; changes in accounting principles, tax codes or related regulations and rulings; extraordinary events such as natural disasters, outbreaks of epidemiological disease, terrorism and war; costs related to the early extinguishment of debt and pension plan terminations; costs of litigation outside the normal course of business; and non-cash charges associated with the impairment of long-lived assets.

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The table below shows the 2022 AIP financial modifier for our NEOs. As shown, the target level of 100% was exceeded for the adjusted sales growth performance objective, the threshold level of 0% was exceeded for the adjusted EPS performance objective, and the threshold level of 50% was not achieved for the free cash flow performance objective.

2022 AIP FINANCIAL MODIFIER

Performance Objective	Weighting	Threshold(1)	Target (100%)	Maximum (200%)	2022 Actual	Modifier	Weighted Average Modifier
Adjusted Sales Growth(2)	20%	$9,087M	$9,229M	$9,528M	$9,408M	149%	30%
Adjusted EPS(3)	60%	$8.95	$9.60	$10.56	$9.24	46%	28%
Free Cash Flow(4)	20%	$700M	$725M	$845M	$667M	0%	0%
Financial Modifier							58%
(1)	Threshold for adjusted sales growth and free cash flow set at 50%; threshold for adjusted EPS set at 0%.

(2)

Reflects reported net sales of $9,039.3 million, adjusted for the impact of currency translation since the target was set, removing the impact of new acquisitions, and excluding the impact of reduced sales due to the Russian war in Ukraine.

(3)

Reflects reported net income per common share, assuming dilution, of $9.21, adjusted for restructuring charges and other items of $0.06, removing the combined ($0.09) impact of acquisitions completed after the targets were set and the Russian war in Ukraine.

(4)

Reflects net cash provided by operating activites of $961.0 million, minus purchases of property, plant and equipment of $278.1 million and software and other deferred charges of $20.4 million, plus proceeds from sales of property, plant and equipment of $2.3 million, plus proceeds from insurance and sales (purchases) of investments, net, of $1.9 million, plus payments for certain acquisition-related transaction costs of $0.6 million.

NEO Performance Evaluations and Individual Modifiers

Our NEOs are evaluated on their individual performance for the year. The Committee approved the strategic objectives of our CEO and COO, and our CEO approved the goals of our other NEOs, in each case in February 2022. In February 2023, the Committee evaluated the performance of our CEO and COO against their strategic objectives; for our other NEOs, this assessment considered the totality of their performance.

Individual modifiers for all participants are capped at 150%, subject to the total cap on AIP awards of 200%. Although it retains the discretion to determine individual modifiers of up to 150%, the Committee has determined that the individual modifiers for our NEOs should generally be capped at 100%.

The Committee evaluated the 2022 performance of our CEO and COO, giving consideration to their leadership navigating sizable currency movements, pandemic-driven challenges in China, the Russian war in Ukraine, rising inflation and supply chain disruptions; our financial results for the year; their performance against their strategic objectives established in February 2022; and their performance self-assessment discussed with the Committee in February 2023. The Committee determined the individual modifiers for our CEO and COO based on its assessment of their respective performance.

For 2022, the Committee determined that – although we did not achieve target adjusted EPS or threshold free cash flow – our CEO and COO successfully steered our company through the challenging environment described above. Our shortcoming in achieving our adjusted EPS objective was entirely due to currency translation (which lowered the value of our results from international operations as measured in U.S. dollars) and the impact of lower demand due to COVID-related lockdowns in China – both of which were outside management’s control – and our decision to exit the Russia market after the invasion of Ukraine. Overall, our CEO and COO exceeded their strategic objectives by meeting or surpassing the substantial majority of their individual strategic objectives. These strategic objectives did not have assigned weightings, reflecting the Committee’s expectation that our CEO and COO deliver on all fronts. Our CEO’s performance evaluation is shown on the following page.

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2022 CEO PERFORMANCE EVALUATION

Strategic Objective	Evaluation

Drive outsized growth in high-value categories – Achieve targeted percentage of growth in Intelligent Labels, assuming continued recovery in its end markets

Exceeded objective for organic sales growth in high-value-categories; secured supply of integrated circuits crucial to our RFID-enabled Intelligent Labels platform and oversaw key commercial programs that position our company for accelerated Intelligent Labels growth in 2023; formed Food Advisory Council and Digital Advisory Council – in each case including current directors and third-party experts – to provide industry expertise and guidance to management as we seek to expand our capabilities and accelerate our push to drive outsized growth in high-value categories

Grow profitably in our base businesses – Minimize supply chain disruptions and adjust prices to reflect inflation

Achieved overall growth and profitability objectives in base businesses, although volumes were below expectations due to market conditions; managed and overcame impact of supply chain disruptions to ensure we were able to meet surging demand in mid-2022; and oversaw strategies and implementation of pricing actions to mitigate impact of rising inflation

Focus relentlessly on productivity – Deploy product reengineering and enterprise lean sigma to expand margins, enhance competiveness and provide a funding source for reinvestment	Exceeded targeted amount of savings from restructuring actions and, as inventory destocking in Q4 significantly impacted volumes, activated scenario plans to reduce costs in a recessionary environment

Allocate capital effectively – Invest targeted amount in accelerated growth platforms of Intelligent Labels, innovation and digital infrastructure, and continue to build M&A pipeline and integrate acquisitions

Invested targeted amount in high-value growth platforms and continued to build M&A pipeline, completing two acquisitions in 2022, agreeing to make additional acquisition in early 2023, and expanded pipeline of potential acquisition targets that can improve our capabilities in high-value categories, increase our pace of innovation and advance our sustainability initiatives

Lead in an environmentally and socially responsible manner – Progress innovation strategy and deployment program with emphasis on digital solutions and environmental sustainability; continue to reduce GHG emissions and formalize plan to reduce scope 3 emissions; progress cybersecurity strategy and deployment program to achieve targeted maturity level; further increase leadership diversity; and continue enhancing ESG reporting/transparency and integrate TCFD framework into enterprise ERM program

Reduced absolute GHG emissions by ~6% in 12 months through Q3 2022 and engaged CDP to formalize plan to further reduce scope 3 GHG emissions; enhanced cybersecurity preparedness; significantly increased percentage of women executives and, in the U.S., racially/ethnically diverse executives; continued enhancing ESG transparency, with improved scores from key ESG rating agencies, and completed benchmarking to develop plans to ensure timely TCFD compliance; and developed plans to form Environmental Sustainability Advisory Council to provide guidance to management in advancing our sustainability initiatives

Refine/Execute leadership succession plans – Progress leadership succession strategy to ensure ready-now CEO successors over multiple time horizons; provide targeted support and development for President/COO in new role; and refine/execute executive leadership development plans with focus on newly appointed leaders within our Materials and Solutions businesses

Progressed CEO succession strategy, identifying ready-now successors over multiple time horizons; mentored President/COO and provided development opportunities to key leaders within each segment; and refined and executed development plans for leadership, promoting senior leader to serve as Materials Group President and advancing Company Leadership Team complementarity

Individual Modifier Based on Evaluation	100%

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Our COO’s performance evaluation is shown below.

2022 PRESIDENT/COO PERFORMANCE EVALUATION

Strategic Objective	Evaluation

Drive outsized growth in high-value categories – Deliver above-average organic growth in LGM’s graphics and specialty groups; achieve targeted levels of growth in RBIS’ external embellishments business and Intelligent Labels; and manage IHM through challenging macroeconomic environment for industrial and automotive products

Achieved GDP+ organic sales growth in graphics and specialty categories, outpacing growth in base businesses; exceeded target level of external embellishment growth and delivered target level of Intelligent Labels organic sales growth; implemented pricing actions in IHM’s industrial and automotive product categories to offset impact of significant inflation; and launched roadmap to integrate IHM into LGM to form Materials Group

Grow profitably in our base businesses – Minimize supply chain disruptions and adjust prices to reflect inflation; stabilize LGM share in North America and Europe, Middle East and North Africa (EMENA), while maintaining LGM share in other regions; maintain share in base RBIS categories (adjusted for Intelligent Labels); and accelerate near-term productivity in IHM, achieving targeted EBIT margin and positive EVA for 2022

Successfully managed significant supply chain disruptions to deliver service-level commitments; implemented pricing actions to mitigate impact of inflation; maintained share position in LGM North America, Asia Pacific and Latin America regions, but unable to stabilize share in LGM EMENA (excluding impact of Russian war in Ukraine); maintained share in base RBIS categories; and delivered positive 2022 EVA in IHM, despite below-target EBIT margin

Focus relentlessly on productivity – Deliver targeted amount of savings from restructuring actions; execute key cost-saving projects in RBIS; and achieve LGM North America operational productivity targets

Exceeded targeted level of savings from restructuring actions; achieved goals for key RBIS cost-saving projects; and delivered material reengineering productivity objectives to help offset impact of significant inflation in LGM North America although supply chain disruptions impacted ability to achieve operational productivity targets

Allocate capital effectively – Invest within targeted range in capital expenditures; continue to drive operating working capital productivity and invest targeted amount in accelerated growth platforms of Intelligent Labels, innovation and digital infrastructure; and continue to build M&A pipeline and integrate acquisitions

Intentionally and appropriately underspent targeted level of capital expenditures in base businesses given challenging environment, prioritizing investments in high-value categories; drove operating working capital productivity, satisfying service-delivery requirements but not achieving inventory working capital goal due to supply chain disruptions; invested targeted amount in Intelligent Labels and digital infrastructure; and continued to build and execute on M&A pipeline, making two value-accretive acquisitions to advance our strategic priorities

Lead in an environmentally and socially responsible manner – Progress innovation strategy and deployment program with emphasis on environmental sustainability and digital solutions; continue to reduce GHG emissions and formalize plan to reduce scope 3 emissions; deploy accelerated roadmap to enable greater recyclability of consumer product goods; and further increase leadership diversity

Exercised accountability to deliver progress in innovation in digital and environmental sustainability initiatives, providing strategic direction to key business leaders; achieved ~54% reduction in GHG emissions compared to 2015 baseline and formalized plans for scope 3 GHG emissions reduction; developed roadmap to address opportunities to better improve recyclability of consumer product goods; and improved female representation in manager+ positions, enabling achievement of goal well before 2030 target

Refine/Execute leadership succession/development plans – Refine/execute executive leadership development plans and execute personal immersion plan into Materials businesses

Mentored and promoted key leaders, resulting in appointments of Materials Group President and new leader of Materials Group EMENA; immersed himself into Materials businesses, helping shape go-forward strategies and innovation plans, engaging in monthly and quarterly business reviews, and visiting key sites to engage with leadership and team members more broadly

Individual Modifier Based on Evaluation	100%

The Committee Chair, together with our Lead Independent Director, discussed with our CEO the feedback from discussions of the Committee and our full Board regarding his 2022 performance. Our Chairman/CEO provided his feedback, as well as that of the Committee and our full Board, to our COO.

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Our CEO recommended to the Committee the individual modifiers for our other NEOs based on his assessment of their 2022 performance. The Committee considered our CEO’s recommendations, retaining the discretion to approve individual modifiers for them different than what our CEO had recommended. Other than discussing with our CEO their individual performance, our other NEOs played no role in their compensation determinations. In determining the individual modifiers for our other NEOs, the Committee noted the highlights of their 2022 performance described below.

•

Mr. Lovins – Led our global finance function, including overseeing our controllership, tax, treasury, financial planning and operational finance teams; ensuring we delivered strong results in 2022 despite the challenging environment caused by rising inflation, supply chain disruptions and impacts from COVID-19 in China; driving productivity and enhanced controllership by expanding our finance shared service organization and implementing advanced planning tools in 2022; leveraging scenario planning to ensure we remain on track to deliver our long-term financial targets and sustainability goals; overseeing the continued expansion of our ESG disclosures; ensuring our balance sheet remained strong, with capacity to continue to invest in our businesses, both organically and through acquisitions, while also returning cash to stockholders; and ensuring we are allocating capital effectively across our portfolio to deliver strong returns and EVA growth over the long term. Mr. Lovins also served as a member of the Board of Trustees of the Avery Dennison Foundation.

•

Ms. Baker-Nel – Led our enterprise human resources, communications and community investment functions, prioritizing the safety, health and well-being of our teams in a challenging environment; guiding senior leadership succession and transitions, including the recent appointment of our Materials Group President, and bolstering leadership in other senior roles; building on our DEI progress with increasingly diverse representation, as well as enhanced leadership development and sponsorship programs for diverse top talent; enabling continued workplace flexibility; improving employee engagement; and enhancing dialogue at all levels related to our future capability needs, DEI and employee well-being. Ms. Baker-Nel also served as a member of the Board of Trustees of ADF.

•

Mr. Walker – Led our global legal function, advising our Board and management on M&A transactions, our investments in new and expanding markets, intellectual property and footprint optimization projects, with a particular focus on managing litigation; overseeing our Values & Ethics/compliance and risk management functions, securities and corporate governance matters and government relations efforts; focusing on organizational development to advance the function to further accelerate productivity, standardize processes and deploy best practices to help enable our digital solutions strategy; implementing strategic priorities related to business risk optimization, people and culture, operational efficiency and sustainability; and developing and engaging his team.

Based on these assessments and after giving consideration to the recommendations of our CEO (other than with respect to himself), the Committee approved individual modifiers of 100% for all NEOs.

AIP Awards

Our NEOs received the AIP awards shown in the table below for 2022, based on their respective year-end base salary, AIP opportunity, financial modifier and individual modifier.

2022 AIP AWARDS

NEO	2022 YE Base Salary	AIP Opportunity	Target AIP Award	Financial Modifier	Individual Modifier	AIP Award
Butier	$1,200,000	140%	$1,680,000	58%	100%	$974,400
Stander	$700,000	75%	$525,000	58%	100%	$304,500
Lovins	$700,000	75%	$525,000	58%	100%	$304,500
Baker-Nel	$457,600	50%	$228,800	58%	100%	$132,704
Walker	$467,913	50%	$233,957	58%	100%	$135,695

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2022 GRANTS OF LTI AWARDS

Our LTI program provides variable incentive compensation to enhance alignment of executive interests with stockholder interests and drive long-term value creation. The annual LTI awards granted to NEOs in 2022 were fully performance based and delivered through the equity vehicles described below.

•	50% in PUs that cliff-vest at the end of a three-year period subject to the achievement of the cumulative EVA and relative TSR performance objectives established for the award

•	50% in MSUs that vest at the end of the one-, two-, three- and four-year performance periods, with an average performance period of 2.5 years, based on our absolute TSR

Annual LTI awards were granted on March 1, 2022. Actual amounts, if any, realized by our NEOs from the vesting of these awards will be based on our performance, as well as our stock price at the time of vesting.

The Committee does not offset the loss or gain of prior year grants in determining current year grants, as doing so would compromise the intended risk/reward nature of these incentives.

Special LTI awards may be granted by the Committee for hiring, promotion, retention and/or other incentive purposes, with the awards granted on the first day of the last month of the quarter following the event or decision to make a grant. After evaluating market data for similar promotions, in connection with his appointment as President/COO, Mr. Stander was granted a special one-time award of RSUs with a grant date fair value of $1,429,469, which cliff-vests on the third anniversary of the March 1, 2022 grant date.

Target LTI Opportunity

There were no changes to target LTI award opportunities, except that Mr. Stander’s target AIP opportunity increased from 180% of base salary to 300% of base salary in connection with his promotion to President/COO, consistent with market practices for similar roles. LTI opportunities were based on year-end 2021 base salary except that Mr. Stander’s award was based on his increased base salary and LTI target opportunity effective March 1, 2022. Target LTI award opportunities represented 71% and 53%, respectively, of our CEO’s and other NEOs’ average performance-based incentive compensation.

NEO TARGET LTI OPPORTUNITIES

NEO	LTI Opportunity

Butier	585%

Stander	300%

Lovins	250%

Baker-Nel	120%

Walker	120%

Performance Units (PUs)

PUs cliff-vest in shares of our common stock after the end of a three-year period at threshold (50% payout), target (100% payout) and maximum (200% payout) levels based on our achievement of the performance objectives established for the award. PUs do not accrue dividend equivalents and are not counted for purposes of our stock ownership policy.

The Committee established the following performance objectives for the 2022-2024 PUs. The Committee believes that these objectives align executive compensation with the long-term interests of our stockholders because delivering cumulative EVA and strong TSR relative to peer companies reflects the value we create for our investors.

•

Cumulative EVA, weighted 50%. EVA is calculated by deducting the economic cost associated with the use of capital (weighted average cost of capital multiplied by average invested capital) from after-tax operating profit, with the cost of capital fixed over the performance period. The Committee established cumulative EVA targets consistent with our 2021-2025 financial goals for earnings growth and ROTC and our primary objective of delivering superior TSR, with the target payout set near the high end of these goals and the maximum payout exceeding the high end of these goals. The 2022-2024 cumulative EVA targets require continued improvement in financial performance.

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•

Relative TSR compared to an objectively determined peer group of companies, weighted 50%. Consistent with its pay-for-performance philosophy, the Committee designed the TSR objective to provide realized compensation only if our stockholder value creation compares favorably relative to the designated peer group. The Committee set the threshold payout at TSR at the 40th percentile, target payout at TSR at the 50th percentile, and maximum payout at TSR at the 80th percentile, which were the same levels used for the 2021-2023 PUs. Payouts for the relative TSR component of PUs are capped at 100% of target if our absolute TSR is negative for the 2022-2024 performance period. In assessing the rigor of the TSR objectives, the Committee noted that performing at the median relative to our peers over the 2022-2024 period would represent solid performance in light of anticipated headwinds from currency movements, inflationary pressures and supply chain challenges.

Consistent with the 2021-2023 PUs and with the advice of WTW, to benchmark TSR, the Committee utilized a peer group† composed of U.S. companies (i) in similar industries based on their classification in one of five GICS groups (diversified chemicals, specialty chemicals, metal and glass containers, paper packaging, and paper products) and (ii) with revenues during the last 12 months of $1 billion to $20 billion. Applying this objective criteria, the peer group changed from the prior year as follows: (A) Ferro Corporation was added because its last 12 months’ revenues were more than $1 billion; (B) Sylvamo Corporation was added because it became a standalone public company; and (C) Domtar Corporation and W.R. Grace & Co. were deleted because they had been acquired by other companies.

2022-2024 PUs

Performance Objectives	Weighting

Cumulative EVA	50%

Relative TSR	50%

Market-leveraged Stock Units (MSUs)

MSUs are performance-based LTI awards tied to our absolute TSR. MSUs are designed to achieve the Committee’s combined objectives of retention and higher incentive compensation driven by stock price appreciation.

MSUs vest based on our performance over periods as shown in the graph below, with the number of shares paid out at vesting based on our absolute TSR and the value realized reflecting both the number of shares paid out as well as our stock price at the time of vesting. Although dividend equivalents accrue on MSUs during the performance period, they are earned and paid only at vesting; if the threshold level of performance is not achieved, any dividend equivalents accrued during the performance period are cancelled with the tranche of awards subject to vesting.

The performance criteria for MSUs are shown in the chart below. The Committee determined to maintain the same MSU performance objectives for 2022 because they are achieving the Committee’s goal of incenting strong performance and value creation.

MSU PERFORMANCE CRITERIA
	Absolute TSR	Unit Payout
Cancelled	<(15)%	0%
Threshold	(15)%	85%
Target	10%	100%
Above Target	>10%	>100%
Maximum	75%	200%

†

The peer group for the 2022-2024 PUs at the end of fiscal year 2022 is composed of the following companies: Albermarle Corporation; AptarGroup, Inc.; Ashland Global Holdings Inc.; Axalta Coating Systems Ltd.; Avient Corporation (formerly known as PolyOne Corporation); Ball Corporation; Berry Global Group, Inc.; Celanese Corporation; Clearwater Paper Corporation; Crown Holdings, Inc.; Eastman Chemical Company; Ecolab Inc.; Ecovyst Inc. (formerly PQ Group Holdings Inc.); Element Solutions Inc.; Graphic Packaging Holding Company; Greif, Inc.; H.B. Fuller Company; Huntsman Corporation; Ingevity Corporation; Innospec Inc.; International Flavors & Fragrances Inc.; Minerals Technologies Inc.; NewMarket Corporation; O-I Glass Inc.; Packaging Corporation of America; Pactive Evergreen; PPG Industries, Inc.; Quaker Chemical Corporation; Rayonier Advanced Materials Inc.; RPM International Inc.; Sealed Air Corporation; Sensient Technologies Corporation; Silgan Holdings Inc.; Sonoco Products Company; Stepan Company; Sylvamo Corporation; The Chemours Company; The Sherwin-Williams Company; Valhi, Inc.; and WestRock Company.

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Annual LTI Awards

Our NEOs were granted the annual LTI awards shown in the table below in February 2022. Unless otherwise noted, the number of awards granted was based on the respective NEO’s base salary at year-end 2021 and target LTI opportunity. The number of PUs granted for the EVA component was based on the average closing price for shares of our common stock during the first 10 trading days of February 2022; the numbers of PUs granted for the relative TSR component and MSUs granted was based on grant date fair value using the Monte-Carlo simulation method described in footnote (2) of the 2022 Summary Compensation Table.

2022 ANNUAL LTI AWARDS

NEO	2021 YE Base Salary	Target LTI Opportunity	PUs (#)	PUs ($)	MSUs (#)	MSUs ($)	LTI Value
Butier	$1,200,000	585%	19,866	$3,259,534	24,753	$3,510,007	$6,769,541
Stander(1)	$700,000	300%	5,943	$975,103	7,405	$1,050,061	$2,025,164
Lovins	$661,260	250%	3,936	$767,711	5,829	$826,584	$1,594,295
Baker-Nel	$416,000	120%	1,413	$231,840	1,760	$249,568	$481,408
Walker	$425,375	120%	1,445	$237,090	1,800	$255,240	$492,330

(1)

In connection with his promotion to President/COO in March 2022, Mr. Stander’s base salary was increased from $569,007 to $700,000 and his target LTI opportunity increased from 180% to 300%. The Committee determined to grant his annual LTI awards based on his increased base salary and target LTI opportunity given that the awards incent his future performance, during which he would be serving in his new role. Amounts exclude Mr. Stander’s special one-time award of 8,793 RSUs with a grant date fair value of $1,429,469.

2022 VESTING OF PREVIOUSLY GRANTED LTI AWARDS

2020-2022 PUs Eligible for Vesting

The PUs granted to our NEOs in February 2020 were eligible to vest for the three-year period ending in 2022 based (i) for our NEOs other than Mr. Stander, 50% on our company’s cumulative EVA and 50% on our relative TSR compared to a peer group† of companies determined using the same criteria used for the 2021-2023 PUs; and (ii) for Mr. Stander, who was leading RBIS at the time of grant, 75% on RBIS’ cumulative three-year EVA and 25% on our relative TSR. The key goal-setting principle in setting cumulative EVA targets was consistency with our 2017-2021 financial targets for earnings growth and ROTC, which the Committee believes translates into delivering above-average TSR.

The company cumulative EVA target of $1,126 million for our NEOs other than Mr. Stander was consistent with our 2017-2021 financial goals for organic sales growth and operating margin expansion and recognized that increasing sales and operating margin, together with balance sheet efficiency, are key drivers of EVA improvement. Our company cumulative EVA target was ~32% higher than the cumulative EVA we achieved for the three-year period ending in 2019. EVA required for maximum payout – company cumulative EVA of $1,196 million – was consistent with the high end of our long-term growth and operating margin targets. As shown below, we delivered cumulative EVA of $1,217 million for the 2020-2022 performance period, resulting in a payout of 200% for the EVA component for these NEOs.

2020-2022 PUs: COMPANY CUMULATIVE EVA
($M)	2020	2021	2022	Cumulative EVA
Adjusted EBIT(1)	$813.6	$1,025.3	$983.9
Taxes(2)	(196.1)	(256.3)	(243.0)
Equity method investment net losses	(3.7)	(3.9)	–

	613.8	765.1	740.9
Capital charge(3)	(301.1)	(301.0)	(300.5)

EVA	$312.7	$464.1	$440.4	$1,217.2
(1)	Adjusted EBIT is a non-GAAP financial measure defined and reconciled from GAAP in the last section of this proxy statement.

(2)

The GAAP tax rates for 2020, 2021 and 2022 were 24.1%, 25.0% and 24.2%, respectively. Taxes shown are based on adjusted tax rates of 24.1%, 25.0% and 24.7% for 2020, 2021 and 2022, respectively. The adjusted tax rate represents the full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact the rate, such as effects of certain discrete tax planning actions, impacts related to enactments of comprehensive tax law changes, and other items.

(3)

8.5% of average invested capital of $3.54 billion in each of 2020, 2021 and 2022, using an annual five-point average (December of prior year and March, June, September and December of current year) of short- and long-term debt plus equity, adjusted to exclude the impact of acquisitions completed since the target was set.

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Cumulative EVA for RBIS exceeded the maximum level of performance, resulting in a payout of 200% on that performance objective for Mr. Stander, whose PUs were tied to the RBIS business he led at the time of grant. EVA targets or results at the segment level are not disclosed due to their competitively sensitive nature.

Relative TSR for the 2020-2022 performance period was at the 81st percentile of the designated peer group§, resulting in a 200% payout for this component for all NEOs.

PUs for the 2020-2022 performance period paid out at 200% for Mr. Stander, whose PUs were primarily tied to the performance of RBIS, and 200% for all other NEOs, whose PUs were solely tied to company performance.

MSUs Eligible for Vesting at YE 2022

Four tranches of MSUs were eligible for vesting at the end of 2022 based on our absolute TSR for the four-, three-, two- and one-year performance periods shown below, with the number of shares paid out at vesting determined in accordance with the formula shown below.

Stock price at settlement (avg. closing price for trading days of January 2022) + reinvested dividends during period		Stock price at grant (avg. closing price for trading days of January of year of grant)		Payout at vesting
	÷		=

4TH TRANCHE OF MSUs GRANTED IN 2019	3RD TRANCHE OF MSUs GRANTED IN 2020
Performance period of 4 years	Performance period of 3 years
2019-2022 Absolute TSR of 113%	2020-2022 Absolute TSR of 52%
Paid out at 200% of target	Paid out at 164% of target

2ND TRANCHE OF MSUs GRANTED IN 2021	1ST TRANCHE OF MSUs GRANTED IN 2022
Performance period of 2 years	Performance period of 1 year
2021-2022 Absolute TSR of 24%	2022 Absolute TSR of (7)%
Paid out at 121% of target	Paid out at 90% of target

§

The peer group for the 2020-2022 PUs at the time of payout is composed of the following companies: Albermarle Corporation; AptarGroup, Inc.; Ashland Global Holdings Inc.; Axalta Coating Systems Ltd.; Avient Corporation (formerly known as PolyOne Corporation); Ball Corporation; Berry Global Corp., Inc.; Celanese Corporation; Clearwater Paper Corporation; Crown Holdings Inc.; Eastman Chemical Company; Ecolab Inc.; Ecovyst Inc. (formerly PQ Group Holdings Inc.); Element Solutions Inc.; Graphic Packaging Holding Company; Greif Inc.; H.B. Fuller Company; Huntsman Corporation; Ingevity Corporation; Innospec Inc.; International Flavors & Fragrances Inc.; Minerals Technologies Inc.; NewMarket Corporation; O-I Glass, Inc.; Packaging Corporation of America; PPG Industries Inc.; Rayonier Advanced Materials Inc.; RPM International Inc.; Sealed Air Corporation; Sensient Technologies Corporation; Silgan Holdings Inc.; Sonoco Products Company; Stepan Company; The Chemours Company; The Sherwin-Williams Company; Valhi Inc.; and WestRock Company.

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PERQUISITES

Our NEOs receive the perquisites shown in the chart below. We do not reimburse our NEOs for the tax consequences of their receipt of these perquisites.

LIMITED PERQUISITES
Perquisite	Description and Limitations	Benefit to Stockholders
Executive Benefit Allowance	$70,000 for CEO, $65,000 for Level 2 NEOs and $50,000 for Level 3 NEOs; amounts taxable with no gross-up	Flat allowance reduces expense of administering variety of separate perquisites
Financial Planning	Annual reimbursement of up to $25,000 for CEO and $15,000 for Level 2 NEOs; taxable with no gross-up	Allows most senior executives to focus on job duties
Annual Physical Examination	Paid directly to the service provider only to the extent received; as such, not taxable	Helps ensure leaders maintain good overall health

GENERAL BENEFITS

Nonqualified Deferred Compensation Benefits

Our NEOs are eligible to participate in our nonqualified deferred compensation plan, which allows eligible U.S. employees to defer up to 75% of their base salary and up to 90% of their AIP award. The plan provides NEOs and other eligible employees with a long-term capital accumulation opportunity because deferred amounts accumulate on a pre-tax basis. Participating executives may select from a number of investment options. Our deferred compensation plan does not offer above-market interest rates. Deferrals are 100% vested.

We made an annual contribution effective as of the first business day of 2022 to the deferred compensation accounts of our U.S. NEOs for 401(k) eligible earnings and deferred compensation in 2021 in excess of the Internal Revenue Code of 1986, as amended (the “Code”) compensation limit. This annual contribution provided an automatic contribution of 3% of pay and a matching contribution of up to 50% of the first 7% of pay above the Code compensation limit. This benefit is designed to supplement 401(k) contributions that are limited under the Code.

For additional information regarding our deferred compensation plan and accrued NEO benefits thereunder, see 2022 Nonqualified Deferred Compensation in Executive Compensation Tables.

Retirement Benefits

Messrs. Butier and Lovins are our only NEOs eligible for retirement benefits under our benefit restoration plan, a nonqualified excess benefit plan, subject to the same terms and conditions as our other eligible U.S. employees. Because the accrual of benefits under the benefit restoration plan was frozen as of year-end 2010, none of our eligible NEOs accrued additional retirement benefits during 2022. For additional information regarding the benefit restoration plan and accrued NEO benefits thereunder, see 2022 Pension Benefits in Executive Compensation Tables.

Defined Contribution Benefits

Our NEOs are eligible to participate in our employee savings plan, a qualified 401(k) plan that permits U.S. employees to defer up to 100% of their eligible earnings less payroll deductions on a pre-tax basis and 25% of their eligible earnings on an after-tax basis, subject to the annual limit prescribed by the Internal Revenue Service (IRS) for the aggregate of company contributions and employee pre- and post-tax contributions. Employee deferrals are immediately vested upon contribution. In 2022, we contributed up to 6.5% of an employee’s eligible compensation, 3% of which was an automatic contribution and up to 3.5% of which was a matching contribution of 50% of the employee’s contributions up to 7% of pay, subject to the federal compensation limit. Participants vest in our contributions to their savings plan account after two years of service and all NEOs are vested.

All NEOs participated in the savings plan in 2022, subject to the terms and conditions as our other U.S. employees.

Life Insurance Benefits

In addition to the $50,000 in life insurance benefits we provide to all U.S. employees, our NEOs are provided with supplemental life insurance benefits equal to three times the NEO’s base salary less $50,000, up to a maximum coverage amount of $1 million.

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Executive Long-Term Disability Insurance Benefits

If our NEOs elect to enroll in executive long-term disability coverage, their long-term disability benefit is equal to 65% of their eligible pre-disability monthly earnings up to a maximum of $25,000 per month. Coverage is available only for the NEO; their dependents are not covered.

Personal Excess Liability Insurance Benefits

We provide $3 million of personal excess liability insurance coverage to our NEOs. Personal excess liability coverage provides an additional layer of liability coverage that supplements the coverage provided by the individual’s personal liability insurance. To receive any benefit from this excess liability insurance, the NEO must maintain certain minimum coverage requirements under his or her personal liability policy.

Charitable Match Benefits

We match up to $10,000 of our CEO’s and $5,000 of our other NEOs’ annual documented contributions to charitable organizations or educational institutions.

SEVERANCE BENEFITS

None of our NEOs has an employment contract, and each is employed at-will, which reflects our pay-for-performance philosophy; if an NEO is no longer performing at the expected level, he or she can be terminated immediately without receiving a contractually guaranteed payment. However, consistent with market practices, the Committee believes that providing our executives with severance benefits helps ensure that they act in the best interests of our company and stockholders, even if doing so may be contrary to their personal interests, such as where it could lead to termination of their employment or a change of control of our company.

The compensation of our NEOs in the event of termination not for cause is governed by our Amended and Restated Executive Severance Plan (the “Severance Plan”) and, as applicable, our Amended and Restated Key Employee Change of Control Severance Plan (the “COC Severance Plan”). We use these plans rather than individually negotiated agreements to provide us with the flexibility to change the severance benefits for which applicable NEOs are eligible to reflect market practices without the need to obtain their individual consent. In addition, this plan-based approach eliminates the time and expense it would require to individually negotiate severance arrangements and ensures that eligible NEOs receive benefits on the same terms and conditions as employees with similar levels of responsibility. Receipt of benefits under these plans is conditioned on the executive signing a waiver and general release of claims against our company, as well as agreeing to certain restrictive covenants in favor of our company. Any violation of these covenants could result in our company seeking to recover some or all severance benefits previously paid or pursuing any other claims that may be appropriate under the circumstances.

Unvested equity awards outstanding on the date of termination are generally cancelled, except for employees who qualify as retirement eligible under the terms of our equity incentive plans, whose awards are accelerated upon termination of service. None of our NEOs qualified as retirement eligible at year-end 2022.

For additional information regarding potential NEO benefits under these plans, including the treatment of equity awards under various termination scenarios, see Payments Upon Termination as of December 31, 2022 in Executive Compensation Tables.

Severance Following Involuntary Termination Not for Cause

All of our NEOs are eligible to receive severance benefits upon involuntary termination not for “cause,” in accordance with the terms and conditions of the Severance Plan. In the event of a qualifying termination, our CEO would be eligible to receive two times the sum of his annual salary, target AIP award for the year of termination and the cash value of 12 months of his qualified medical and dental insurance premiums; our other NEOs would be eligible to receive one times their respective sum of these amounts. NEOs would also be eligible to receive up to $25,000 in outplacement services for up to one year following termination of employment. Any payments made under the Severance Plan would be offset by any payments received by the NEO under any statutory, legislative and regulatory requirement or, if applicable, the COC Severance Plan.

Severance Following Change of Control

Messrs. Butier, Stander and Lovins are our only NEOs eligible for enhanced severance payments upon termination not for “cause” or by the executive for “good reason” within 24 months of a “change of control” of our company, in

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accordance with the terms and conditions of the COC Severance Plan. In the event of a qualifying termination following a change of control, our CEO would be eligible to receive three times the sum of his annual salary, target AIP award for the year of termination and the cash value of 12 months of his qualified medical and dental insurance premiums; our Level 2 NEOs would be eligible to receive two times their respective sum of these amounts. These NEOs would also be eligible to receive a prorated AIP award for the year of termination and up to $25,000 in outplacement services for up to one year following termination of employment. Any payments under the COC Severance Plan would be offset by any payments received by the NEO under the Severance Plan and any other statutory, legislative and regulatory requirement. In the event of termination following a change of control, our Level 3 NEOs would be entitled to receive benefits under the Severance Plan described above.

Under our equity incentive plans, unvested equity awards granted to our NEOs would generally vest only if an eligible NEO is terminated without cause or resigns for good reason within 24 months after the change of control. Outstanding PUs and MSUs vest based on actual performance, if determinable, and otherwise based on target performance.

Participating NEOs are not eligible to receive any excise tax gross-up on amounts payable under the COC Severance Plan. If the NEO would otherwise incur excise taxes under Section 4999 of the Code, payments under the COC Severance Plan would be reduced so that no excise taxes would be due if the reduction results in a greater after-tax benefit to the NEO.

COMPENSATION-SETTING TOOLS

Market Survey Data

The Committee annually considers market survey data to target TDC, looking at companies of similar size based on annual revenues that span all industries to reflect the broad talent market across which we seek our executives. The Committee reviews results from a third-party survey to understand market compensation practices and assess our competitiveness, narrowing the scope of the results to account for variations caused by company size.

In February 2022, the Committee was presented with industry-wide data from the most recent WTW U.S. Compensation General Industry Database, which was narrowed in scope to focus on data of the 67 companies with $6 billion to $10 billion in annual revenue. The Committee reviewed the data with executive matches based on job and functional responsibility on an aggregated basis, with no consideration of the survey’s component companies, which were not determined or known by the Committee.

The Committee uses the survey data as a reference point to target TDC and the components thereof, giving consideration to median pay at similarly sized companies, responsibilities, individual performance, tenure, retention and succession.

Peer Groups

For determining relative TSR for our PUs, the Committee uses a peer group composed of U.S. companies satisfying objective criteria for industry classification and revenue size. The names of these peer group companies are disclosed earlier in this CD&A. The Committee does not utilize a peer group for any other purpose.

Tally Sheets

The Committee annually reviews tally sheets that reflect the components of each NEO’s compensation. The tally sheets reviewed in February 2022 included the information shown below for each of the most recent three fiscal years.

•	Compensation history, including annual cash compensation (base salary and AIP awards), LTI awards, value of vested LTI awards, and annualized cost of benefits and perquisites

•	Value of annual compensation, including base salary, AIP award and grant date fair value of LTI awards

•	Accumulated value of compensation, including outstanding LTI awards and accumulated benefit values under retirement and deferred compensation plans

•	Potential payments under various termination scenarios

•	Compliance with our stock ownership policy

The Committee believes that reviewing tally sheets is useful in determining executive compensation because they provide a historical perspective on NEO compensation and include information that will be contained in our proxy statement.

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INDEPENDENT OVERSIGHT AND EXPERTISE

Our Board believes that retaining our executives and providing them with market-competitive compensation are essential to the success of our company and advancing the interests of our stockholders. The Committee, which is composed solely of independent directors, is responsible for approving executive compensation. The Committee may delegate authority to subcommittees or, in certain circumstances not related to the compensation of our executive officers, to our CEO.

Under its charter, the Committee may retain and terminate any compensation consultant or other external advisor at our expense and has sole authority to approve the advisor’s fees and other terms and conditions of the retention. In engaging its advisors, the Committee considers each advisor’s independence from management, as required by NYSE listing standards.

The Committee has retained WTW as its independent compensation consultant, with the firm performing the services described below for or at the request of the Committee in 2022.

WTW 2022 SERVICES

• Assisted with determining CEO and COO compensation

• Assessed the market consistency of our stock ownership policy

• Conducted an assessment of the potential for excessive risk-taking in our executive compensation program

• Advised on executive compensation trends and talent market dynamics

• Evaluated a proxy advisory firm’s projected pay-for-performance analysis

• Commented on our 2022 CD&A and certain other proxy statement disclosures

• Provided incentive compensation advice (including recommending relative TSR peer group for the 2022-2024 PUs)

• Conducted analyses of share utilization and stockholder value transfer related to LTI compensation

• Prepared for, attended and reviewed documentation for Committee meetings

In 2022, WTW received $243,358 in compensation from our company for professional services performed for or at the request of the Committee. We also reimbursed the firm for its reasonable out-of-pocket expenses.

The Committee conducted its annual assessment of WTW’s performance in October 2022, which included an evaluation of the services it had provided during the year, as well as the additional criteria described below.

•

Experience – The firm’s depth and breadth of executive compensation and board advisory knowledge and experience; qualifications as a board-level consultant; quality of resources available, including staff and data; and understanding of our business strategy, challenges, industry, performance drivers and talent considerations

•	Independence – The firm’s objectivity in giving advice and making recommendations, and its candid feedback regarding management and Committee proposals, questions and concerns

•

Preparation – The quality and timeliness of the firm’s reports, including accuracy, type and amount of information, and responsiveness to issues); its review and feedback on management proposals; and the firm’s preparation with the Committee Chair and our management, as appropriate

•

Committee Relationship – The accessibility and availability and communication effectiveness of members of the engagement team and the firm’s reporting relationship with the Committee Chair and working relationship with clear communication and management

Based on this evaluation, the Committee expressed its continued satisfaction with the performance of WTW and the individual members of the advisory team serving the Committee.

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Advisor Independence

WTW and the Committee have had the following protocols in place since the engagement commenced to ensure the firm’s independence from management: the Committee has the sole authority to select, retain and terminate WTW and, acting through its Chair, authorize the firm’s fees, determine the terms and conditions that govern the engagement and direct WTW on the delivery and communication of its work product; in the performance and evaluation of its duties, WTW is accountable, and reports directly, to the Committee; and members of the Committee may consult with WTW at any time, with or without members of management present, at their sole discretion.

As required by SEC regulations and NYSE listing standards, the Committee considered the independence of its advisors – including WTW and the law firms providing executive compensation counsel to the Committee and/or our company – in October 2022. The Committee has noted the factors described below in making its independence assessments of WTW.

•	WTW performed only one discrete project for our company in 2022 outside of the executive compensation services it performed at the request of the Committee

•	Fees from our company reflected approximately 0.003% of WTW’s revenue for its fiscal year ended December 31, 2022

•

WTW has several policies and procedures to ensure its advice is objective and independent, including a comprehensive code of conduct and ethics and quality policies that mandate rigorous work reviews and periodic compliance reviews, which the firm has represented to the Committee are highly effective

•	Based on disclosures from WTW and members of the Committee, there are no business or personal relationships between them

•	No members of the WTW team serving the Committee own stock in our company, other than potentially through investments in mutual or other funds managed without the member’s input

•

Based on disclosures from the firm and our executive officers, there are no business or personal relationships between WTW or the members of the engagement team advising the Committee with any executive officer of our company

OTHER CONSIDERATIONS

Clawback Policy

In the event of fraud or other intentional misconduct on the part of an NEO that necessitates a restatement of our financial results (including, without limitation, any accounting restatement due to material noncompliance with any financial reporting requirement), under our current clawback policy, the NEO would be required to reimburse our company for any AIP or LTI awards paid or granted in excess of the amount that would have been paid or granted based on the restated financial results. These remedies would be in addition to, not instead of, any other actions taken by our company (through the imposition of any discipline up to and including termination), law enforcement agencies, regulators or other authorities. This clawback policy is contractually acknowledged by our NEOs in their annual LTI award agreements.

Our clawback policy is designed to subject incentive compensation to forfeiture if our financial results are not achieved consistent with our high ethical standards. This policy is expressly incorporated into our AIP and LTI plans. The Committee plans to revise the policy as may be necessary to comply with recently issued rules by the SEC upon their effectiveness.

Tax Implications of Executive Compensation

The Committee aims to compensate our NEOs in a manner that is tax effective for our company. However, the Committee may, in its discretion, adopt or implement compensation programs and/or practices that are not fully tax deductible if it believes that doing so is in the best interests of our company and stockholders.

Section 162(m) of the Code

Following the enactment of the Tax Cuts and Jobs Act (TCJA), for taxable years beginning on or after January 1, 2018, compensation in excess of $1 million paid to executive officers covered by Section 162(m) of the Code (“Section 162(m)”) generally is not deductible, unless it qualifies for limited transition relief under the TCJA. To qualify for transition relief, compensation must, among other things, have been payable pursuant to a written binding contract that was in effect on November 2, 2017 and not subsequently modified in any material respect.

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While in the past we have structured certain of our incentive compensation in a manner intended to be tax-deductible for purposes of Section 162(m), due to the TCJA and the uncertainties in the application of Section 162(m), as amended by the TCJA, and the regulations thereunder, there is no guarantee that any deductions claimed under Section 162(m) will not be challenged or disallowed by the IRS and our ability to deduct compensation under Section 162(m) may be restricted. Furthermore, although the Committee believes that the deductibility of executive compensation is a relevant consideration and may continue to consider the effects of Section 162(m) on our future pay practices, it reserves the right to approve incentive compensation that is not fully tax deductible, and/or modify executive compensation without regard to tax deductibility, if it believes that doing so is in the best interests of our company and stockholders.

Section 409A of the Code

Nonqualified deferred compensation must be deferred and paid under plans or arrangements that satisfy the requirements of Section 409A of the Code with respect to the timing of deferral elections and payments and certain other matters. Failure to satisfy these requirements could expose individuals to accelerated income tax liabilities, penalty taxes and interest on their compensation deferred under these plans. As a general matter, we design and administer our compensation and benefit plans and arrangements in a manner intended to cause them to be either exempt from, or satisfy the requirements of, Section 409A of the Code.

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TALENT AND COMPENSATION COMMITTEE REPORT

The Talent and Compensation Committee (referred to in this report as the “Committee”) of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis (CD&A) required by Item 402(b) of Regulation S-K with management and, based on its review and those discussions, has recommended to our Board of Directors that the CD&A be included in our 2023 proxy statement and incorporated by reference into our 2022 Annual Report on Form 10-K.

The Committee welcomes feedback regarding our executive compensation program. Stockholders may communicate with the Committee by writing to the Compensation Committee Chair, c/o Corporate Secretary, 8080 Norton Parkway, Mentor, Ohio 44060.

Julia A. Stewart, Chair	Bradley A. Alford	Ken C. Hicks

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EXECUTIVE COMPENSATION TABLES

2022 SUMMARY COMPENSATION TABLE

The table below shows the compensation of our NEOs in accordance with SEC regulations; it does not reflect the compensation actually realized by our NEOs for these years.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change In Pension Value and NQDC Earnings(4)	All Other Compensation(5)	Total

Mitchell R. Butier

Chairman &	2022	$1,176,923	$6,769,541	$974,400	–	$186,875	$9,107,739

Chief Executive Officer	2021	$1,183,250	$7,047,669	$3,360,000	$662,480	$180,322	$12,433,721

	2020	$1,133,000	$5,598,133	$1,331,275	$464,100	$182,840	$8,709,348

Deon M. Stander

President &	2022	$664,706	$3,454,633	$304,500	–	$125,982	$4,549,821

Chief Operating Officer	2021	$565,537	$1,508,802	$635,012	$142,139	$124,331	$2,975,821

	2020	$555,129	$791,699	$379,708	$120,727	$122,642	$1,969,906

Gregory S. Lovins

Senior Vice President &	2022	$690,315	$1,594,295	$304,500	–	$136,184	$2,725,295

Chief Financial Officer	2021	$650,445	$1,550,961	$991,890	$133,115	$126,497	$3,452,908

	2020	$618,000	$1,232,041	$653,535	$76,327	$125,223	$2,705,126

Deena Baker-Nel

Senior Vice President &	2022	$447,200	$481,408	$132,704	$13	$104,697	$1,166,022

Chief Human Resources Officer	2021	$412,000	$481,950	$416,000	$87,340	$104,164	$1,501,454

Ignacio J. Walker

Senior Vice President &	2022	$457,278	$492,330	$135,695	–	$94,665	$1,179,969

Chief Legal Officer	2021	$422,781	$499,927	$425,375	$320	$91,282	$1,439,685

(1)	Amounts include any portions of salary contributed to our employee savings plan or deferred under our deferred compensation plan. Changes in base salary, if any, generally become effective in April.

(2)

Amounts in 2022 include the grant date fair value of PUs, which are eligible for vesting at the end of a three-year period provided that the designated performance objectives are achieved as of the end of the period. The number of shares vesting can range from 0% to 200% of the target units at the time of grant. The performance objectives that determine the number of shares that may be earned for the PUs granted in 2022 are (i) cumulative EVA (weighted 50%), which is a performance condition under Accounting Standards Codification Topic 718, Compensation-Stock Compensation (ASC 718), and (ii) relative TSR (weighted 50%), compared to a peer group of companies determined based on GICS code and revenue size, which is a market condition under ASC 718, in each case computed over the 2022-2024 performance period. The fair value of the performance condition component was determined based on the fair market value of our common stock on the grant date, adjusted for foregone dividends during the performance period. The maximum grant date fair values of the performance condition component of PUs were $3,009,161, $900,310, $708,803 and $218,819 for Messrs. Butier, Stander, Lovins and Walker, respectively, and $213,941 for Ms. Baker-Nel. The fair value of the market condition component was determined using the Monte-Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established for the award, including the expected volatility of our stock price relative to the group of peer companies listed on page 69 of this proxy statement at the end of the three-year performance period and a risk-free interest rate of 1.73% derived from linear interpolation of the term structure of Treasury Constant Maturities yield rates for the period. Based on the Monte-Carlo simulation method, the grant date fair value of the market condition component of PUs was 96.22% of our average stock price on the grant date. The target grant date fair values of the market condition component of PUs were $1,754,953, $524,948, $413,310 and $127,681 for Messrs. Butier, Stander, Lovins and Walker, respectively, and $124,869 for Ms. Baker-Nel. Their maximum grant date fair values were the same as their target grant date fair values.

Amounts in 2022 also include the grant date fair value of MSUs, which are eligible for vesting over one-, two-, three- and four-year performance periods provided that the designated performance objective is achieved as of the end of each period. The number of shares vesting can range from 0% to 200% of one-quarter of the target units on the grant date. The sole performance objective that determines the number of units that may be paid out for MSUs is absolute TSR, which is a market condition under ASC 718. The grant date fair value was 82.49% of our average stock price on the grant date and determined using the Monte-Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objective established for the award, including the expected volatility of our stock price and risk-free interest rates of 1.10%, 1.52%, 1.72% and 1.78% for the first, second, third and fourth MSU tranches, respectively, derived from linear interpolation of the term structure of Treasury Constant Maturities yield rates for the respective performance periods. The target grant date fair values of MSUs were $3,510,007, $1,429,469, $826,584 and $255,240 for Messrs. Butier, Stander, Lovins and Walker, respectively, and $249,568 for Ms. Baker-Nel. Their maximum grant date fair values were the same as their target grant date fair values.

Amount in 2022 for Mr. Stander also includes grant date fair value of RSUs, without adjustment for forfeitures, awarded in connection with his promotion to President/COO, which cliff-vest on the third anniversary of the grant date, subject to his continued service. The fair value of these RSUs was determined based on the closing price of our common stock on the grant date, adjusted for foregone dividends. The grant date fair value of these RSUs was $1,429,469.

(3)	Amounts reflect AIP awards for the applicable year, which are determined in February and paid in March of the following year.

(4)

The change in the actuarial present value of accumulated benefits under the Benefit Restoration Plan for 2022 was $(138,171) for Mr. Butier and $(19,304) for Mr. Lovins. No other NEOs have accumulated benefits under the Benefit Restoration Plan.

(5)	The table shown below shows the components of these amounts for 2022.

Avery Dennison Corporation | 2023 Proxy Statement	79

	Perquisites		Benefits
Name	Executive Benefit Allowance	Executive Physical	Company Contribution/ Match, Savings Plan	Company Contributions, Deferred Comp. Plan	Company Match, Charitable Contribution	Excess Life Insurance	Executive Long-Term Disability Insurance	Executive Group Term Life Insurance	Excess Executive Liability Insurance	Total

Butier	$68,654	$3,936	$19,825	$76,171	$10,000	$2,572	$1,944	$2,619	$1,154	$186,875

Stander	$63,750	–	$20,213	$33,730	–	$2,572	$1,944	$2,619	$1,154	$125,982

Lovins	$63,750	–	$19,825	$39,868	$5,000	$2,024	$1,944	$2,619	$1,154	$136,184

Baker-Nel	$49,039	–	$19,825	$22,566	$5,000	$2,572	$1,944	$2,597	$1,154	$104,697

Walker	$49,039	–	$19,825	$21,026	–	$1,677	$1,944	–	$1,154	$94,665

2022 GRANTS OF PLAN-BASED AWARDS

The table below provides information regarding plan-based incentive awards granted to our NEOs during 2022.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares of Stock Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Award Type	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Mitchell R. Butier
	MSUs	03/01/22	–	–	–	21,040	24,753	49,506	–	$3,510,007
	PUs	03/01/22	–	–	–	9,933	19,866	39,732	–	$3,259,534
	AIP Award	–	$336,000	$1,680,000	$3,360,000	–	–	–	–	–
Deon M. Stander
	RSUs	03/01/22							8,793	$1,429,469
	MSUs	03/01/22	–	–	–	6,294	7,405	14,810	–	$1,050,061
	PUs	03/01/22	–	–	–	2,972	5,943	11,886	–	$975,103
	AIP Award	–	$105,000	$525,000	$1,050,000	–	–	–	–	–
Gregory S. Lovins
	MSUs	03/01/22	–	–	–	4,955	5,829	11,658	–	$826,584
	PUs	03/01/22	–	–	–	1,968	3,936	7,872	–	$767,711
	AIP Award	–	$105,000	$525,000	$1,050,000	–	–	–	–	–
Deena Baker-Nel
	MSUs	03/01/22	–	–	–	1,496	1,760	3,520	–	$249,568
	PUs	03/01/22	–	–	–	707	1,413	2,826	–	$231,840
	AIP Award	–	$45,760	$228,800	$457,600	–	–	–	–	–
Ignacio J. Walker
	MSUs	03/01/22	–	–	–	1,530	1,800	3,600	–	$255,240
	PUs	03/01/22	–	–	–	723	1,445	2,890	–	$237,090
	AIP Award	–	$46,791	$233,957	$467,913	–	–	–	–	–

(1)

Amounts represent threshold, target and maximum opportunities under the 2022 AIP. Target AIP awards are established by multiplying each NEO’s base salary at the end of 2022 by the following target opportunities: 140% for Mr. Butier; 75% for Messrs. Stander and Lovins; and 50% for Ms. Baker-Nel and Mr. Walker. The actual number of shares eligible for vesting ranges from zero for below-threshold performance; 20% for threshold performance based on threshold of 0% for the adjusted EPS performance objective and threshold of 50% for the adjusted sales growth and free cash flow performance objectives; 100% for target performance with respect to each of the performance objectives; and 200% for maximum performance with respect to each of the performance objectives.

(2)

Amounts for MSUs represent threshold, target and maximum opportunities, which are paid out in shares of our common stock over one-, two-, three- and four-year performance periods provided that the absolute TSR performance objective is achieved as of the end of each period. The actual number of shares eligible for vesting at each vesting date ranges from 0% to 200% of one quarter of the target number of units on the grant date, with a threshold payout of 85%. MSUs accrue dividend equivalents during the performance period, which are earned and paid only at vesting.

Amounts for PUs represent threshold, target and maximum opportunities for the 2022-2024 PUs, which are eligible for vesting at the end of the three-year performance period provided that the cumulative EVA and relative TSR performance objectives are achieved at the end of the period. The actual number of shares eligible for vesting ranges from 0% to 200% of the target number of units on the grant date, with a payout of 50% if threshold performance is achieved with respect to each of the performance objectives.

(3)

The grant date fair value of MSUs was determined using the Monte-Carlo simulation method, which utilizes multiple input variables, including expected volatility of our stock price and other assumptions appropriate for determining fair value, to estimate the probability of satisfying the performance objective established for the award.

The grant date fair value for the performance condition component of PUs was determined based on the fair market value of our common stock on the grant date, adjusted for foregone dividends during the performance period. The grant date fair value for the market condition component of PUs was determined using the Monte-Carlo simulation method described above.

The grant date fair value of RSUs was determined based on the fair market value of our common stock on the grant date, adjusted for foregone dividends.

For information on the inputs to the Monte-Carlo simulation method, see footnote (2) of the 2022 Summary Compensation Table. For additional information regarding the assumptions we use for our stock-based compensation, see Note 12, “Long-Term Incentive Compensation,” to the consolidated financial statements contained in our 2022 Annual Report.

80	2023 Proxy Statement | Avery Dennison Corporation

2022 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below shows NEO equity awards outstanding as of December 31, 2022, the end of our 2022 fiscal year.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options – Exercisable (#)	Number of Securities Underlying Unexercised Options – Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mitchell R. Butier
	06/01/16	141,108	–	$73.96	06/01/26	–	–		–		–
	02/28/19	–	–	–	–	–	–		10,258	(2)	$1,856,698
	02/27/20	–	–	–	–	–	–		38,182	(3)	$6,910,942
	02/27/20	–	–	–	–	–	–		26,548	(2)	$4,805,188
	03/01/21	–	–	–	–	–	–		35,772	(3)	$6,474,732
	03/01/21	–	–	–	–	–	–		21,530	(2)	$3,896,930
	03/01/22	–	–	–	–	–	–		39,732	(3)	$7,191,492
	03/01/22	–	–	–	–	–	–		24,561	(2)	$4,445,541

		141,108	–	–	–	–	–		196,583		$35,581,523
Deon M. Stander
	02/28/19	–	–	–	–	–	–		1,851	(2)	$335,031
	02/27/20	–	–	–	–	–	–		7,174	(3)	$1,298,494
	02/27/20	–	–	–	–	–	–		3,802	(2)	$688,162
	03/01/21	–	–	–	–	–	–		5,500	(3)	$995,500
	03/01/21	–	–	–	–	–	–		5,094	(3)	$922,014
	03/01/21	–	–	–	–	–	–		3,064	(2)	$554,584
	03/01/22	–	–	–	–	–	–		7,347	(2)	$1,329,807
	03/01/22	–	–	–	–	–	–		11,886	(2)	$2,151,366
	03/01/22	–	–	–	–	8,793	$1,591,533	(4)	–		$1,591,533

		–	–	–	–	8,793	$1.591.533		45,718		$9,866,491
Gregory S. Lovins
	02/28/19	–	–	–	–	–	–		2,859	(2)	$517,479
	02/27/20	–	–	–	–	–	–		10,960	(3)	$1,983,760
	02/27/20	–	–	–	–	–	–		5,878	(2)	$1,063,918
	03/01/21	–	–	–	–	–	–		7,872	(3)	$1,424,832
	03/01/21	–	–	–	–	–	–		4,739	(2)	$857,759
	03/01/22	–	–	–	–	–	–		9,358	(3)	$1,693,798
	03/01/22	–	–	–	–	–	–		5,784	(2)	$1,046,904

		–	–	–	–	–	–		47,450		$8,588,450
Deena Baker-Nel
	02/28/19	–	–	–	–	–	–		686	(2)	$124,166
	02/27/20	–	–	–	–	–	–		2,864	(3)	$518,384
	02/27/20	–	–	–	–	–	–		1,535	(2)	$277,835
	03/01/21	–	–	–	–	–	–		2,446	(3)	$442,726
	03/01/21	–	–	–	–	–	–		1,473	(2)	$266,613
	03/01/22	–	–	–	–	–	–		2,826	(3)	$511,506
	03/01/22	–	–	–	–	–	–		1,739	(2)	$314,759

		–	–	–	–	–	–		13,569		$2,455,989
Ignacio J. Walker
	02/28/19	–	–	–	–	–	–		706	(2)	$127,786
	02/27/20	–	–	–	–	–	–		2,698	(3)	$488,338
	02/27/20	–	–	–	–	–	–		1,448	(2)	$262,088
	09/01/20	–	–	–	–	867	$156,927	(4)	–		$156,927
	03/01/21	–	–	–	–	–	–		2,538	(3)	$459,378
	03/01/21	–	–	–	–	–	–		1,527	(2)	$276,387
	03/01/22	–	–	–	–	–	–		2,890	(3)	$523,090
	03/01/22	–	–	–	–	–	–		1,786	(2)	$323,266

		–	–	–	–	867	$156,927		13,593		$2,617,260

(1)	Market value calculated based on the closing price of our common stock of $181.00 on December 30, 2022, the last trading day of our 2022 fiscal year.

(2)

MSUs are eligible for vesting over one-, two-, three- and four-year performance periods, subject to achievement of the absolute TSR performance objective. Amounts are shown at (i) 200%, 164%, 121% and 90% of target for the vesting tranches of the MSUs granted in 2019, 2020, 2021 and 2022, respectively, the payouts based on our actual performance for the respective performance period as determined by the Compensation Committee in February 2023; (ii) the maximum level of performance for the remaining tranches of the MSUs granted in 2020 and 2021, as actual performance through December 31, 2022 would result in above-target payouts; and (iii) at target for the remaining tranches of the MSUs granted in 2022, as actual performance through December 31, 2022 would result in below-target payouts.

(3)

PUs are eligible for vesting at the end of a three-year performance period, subject to achievement of cumulative EVA and relative TSR performance objectives. Amounts are shown at (i) 200% of target for the 2020-2022 PUs, which were the payouts based on our actual performance for the period as determined by the Compensation Committee in February 2023 and (ii) the maximum level of performance for the 2021-2023 PUs and 2022-2024 PUs for all NEOs, as actual performance through December 31, 2022 would result in above-target payouts. The special one-time award of PUs granted to Mr. Stander in 2021 is shown at the maximum level of performance, as actual performance through December 31, 2022 would result in an above-target payout.

(4)

RSUs awarded to Mr. Stander cliff-vest on the third anniversary of the grant date and RSUs awarded to Mr. Walker vest ratably on the first, second and third anniversaries of the grant date, in each case subject to their continued service.

Avery Dennison Corporation | 2023 Proxy Statement	81

2022 OPTION EXERCISES AND STOCK VESTED

The table below provides information regarding the number of shares acquired and the value realized by our NEOs upon the vesting of equity awards during 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Mitchell R. Butier	–	–	83,660	$14,272,396

Deon M. Stander	–	–	11,650	$1,987,490

Gregory S. Lovins	–	–	22,169	$3,782,031

Deena Baker-Nel	–	–	5,844	$996,986

Ignacio J. Walker	–	–	6,616	$1,140,255

(1)

Amounts reflect the number of shares acquired on vesting multiplied by the fair market value of our common stock on the vesting date. The number of shares acquired on vesting for MSUs includes the payout of accrued dividend equivalents.

2022 PENSION BENEFITS

The present value of accumulated pension benefits shown in the table below has been calculated based on the assumptions we used to calculate our pension benefit obligations in the consolidated financial statements contained in our 2022 Annual Report. Amounts shown reflect the lump-sum present value of the pension benefits accumulated as of December 31, 2022, the last day of our fiscal year. Ms. Baker-Nel and Messrs. Stander and Walker are not included in the table because they have no accumulated pension benefits.

Name	Plan Name	Number of Years of Credited Service(#)	Present Value of Accumulated Benefit($)(1)	Payments During Last Fiscal Year($)(1)

Mitchell R. Butier	Benefit Restoration Plan	9.33	$224,263	–

Gregory S. Lovins	Benefit Restoration Plan	15.58	$29,633	–

(1)

The Benefit Restoration Plan allows for lump-sum payment. For information regarding the assumptions we use to determine the present value of accumulated benefits for our pension plans, see Note 6, “Pension and Other Postretirement Benefits,” to the consolidated financial statements contained in our 2022 Annual Report.

Benefit Restoration Plan

Our Benefit Restoration Plan (BRP) is a nonqualified excess benefit plan that provides for the payment of supplemental retirement benefits to eligible participants in an amount equal to the amount by which their benefits payable under our now terminated U.S. pension plan would have been reduced under the Code. Messrs. Butier and Lovins are our only NEOs eligible to receive benefits under the BRP. No accruals were made during 2022 as the plan was frozen in 2010.

Compensation covered by the BRP includes base salary and AIP awards through the date the plan was frozen, up to applicable statutory limitations each plan year. Employees vested in the BRP after five years of service, or at age 55 upon termination of employment. Benefits under the BRP are based on pensionable earnings, length of service, when benefits commence and how they are paid. Benefits are calculated separately for each year of applicable service using a formula equal to 1.25% times compensation up to the breakpoint (which for each year prior to our freezing the accrual of additional benefits was the average of the Social Security wage bases for the preceding 35 years) plus 1.75% times compensation in excess of the breakpoint. The results of the calculation for each year of service are added together to determine the annual single life annuity benefit under the BRP for an employee at retirement at age 65, which is not subject to reduction for Social Security payments. Payments are made in a lump-sum distribution, unless a timely election is made for monthly payments over the lifetime of the participant and, if applicable, a designated beneficiary, generally payable upon the later of separation from service and age 55.

82	2023 Proxy Statement | Avery Dennison Corporation

2022 NONQUALIFIED DEFERRED COMPENSATION

The table below provides information regarding NEO and company contributions to our Executive Variable Deferred Retirement Plan (EVDRP). Under the EVDRP, participants may choose among publicly available funds ranging from money market and bond funds to index and other equity/mutual funds. Their rate of return depends on the funds selected by the participant.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last FYE ($)

Mitchell R. Butier	–	$76,171	$(628,880)	–	$2,820,490

Deon M. Stander	$193,473	$33,730	$(208,327)	–	$1,197,797

Gregory S. Lovins	–	$39,868	$(114,316)	–	$522,167

Deena Baker-Nel	$8,320	$22,566	$(135,152)	–	$656,663

Ignacio J. Walker	–	$21,026	$1,885	–	$111,988

(1)	Company contributions to the EVDRP are included in the All Other Compensation column of the 2022 Summary Compensation Table.

(2)

Amounts reflect EVDRP vested account balances as of December 31, 2022, the last day of our 2022 fiscal year. Because the amounts do not represent above-market earnings, they are not reported in the 2022 Summary Compensation Table. The amounts shown below were reported under the All Other Compensation column of the Summary Compensation Table in previous proxy statements.

Name	Aggregate Company Contributions Previously Reported ($)

Butier	$756,247

Stander	$111,777

Lovins	$147,788

Baker-Nel	$18,783

Walker	$14,446

Executive Variable Deferred Retirement Plan

Under the EVDRP, eligible employees can defer up to 75% of their salary and 90% of their AIP award. Deferrals are immediately vested. Earnings are based on a fixed rate and/or the performance of variable bond and equity funds selected by the participant from available options under the EVDRP. The EVDRP does not offer investment options that provide above-market interest rates.

Eligible employees are able to defer U.S. taxes until their investment is withdrawn, providing an opportunity for them to accumulate savings on a pre-tax basis. We also benefit from this arrangement because we can use this cash for other corporate purposes until a deferred compensation account is paid to a participant based on his or her election to receive withdrawals either in-service or after termination of employment. All deferred compensation accounts are unfunded obligations of our company and subject to the same risks as any of our general debts and obligations. As a result, these accounts help mitigate risk-seeking behavior by management that could be detrimental to the long-term health of our company.

As of the first business day of our 2022 fiscal year, we made a contribution to the deferred compensation accounts of eligible employees based on 401(k) eligible earnings in excess of the federal compensation limit and deferred compensation in 2021. This annual contribution provided an automatic contribution of 3% of pay plus a matching contribution of 50% on the first 7% of pay not covered by company contributions to our 401(k) Plan. This contribution was added to the deferred compensation accounts of eligible participants employed at year-end 2021, which included all our NEOs. This benefit is designed to supplement 401(k) contributions that are limited under federal law.

Contributions to deferred compensation accounts are required to be distributed following an eligible employee’s separation from service. Subject to Section 409A of the Code, eligible employees may elect to receive separation from service withdrawals in the form of a lump-sum payment or monthly installments over two to 20 years. Eligible employees may change the method in which payments are distributed provided that they do so at least 12 months before the date of distribution; however, any change results in the distribution occurring or beginning five years later than it would have otherwise. All NEOs are “specified employees” under Section 409A; as a result, their distributions cannot be made until at least the seventh month after separation from service, except in the event of death.

Avery Dennison Corporation | 2023 Proxy Statement	83

PAYMENTS UPON TERMINATION AS OF DECEMBER 31, 2022

The table below shows the potential benefits that would have been payable to our NEOs had they been terminated on December 31, 2022, the last day of our fiscal year. Amounts paid or distributed upon actual termination may differ from amounts shown due to timing and any future changes to our benefit plans.

		Termination Scenarios as of End of Fiscal Year 2022

Name	Benefit	Death	Qualifying Disability	Involuntary Termination Not for Cause	Termination within 24 Mos. of Change of Control
Mitchell R. Butier
	Severance Payment	–	–	$5,811,498	$8,717,246
	Unvested PUs(1)	$2,158,244	$2,158,244	–	$6,833,112
	Unvested MSUs(1)	$1,663,951	$1,663,951	–	$5,973,456
	Outplacement	–	–	$25,000	$25,000

	Total	$3,822,195	$3,822,195	$5,836,498	$21,548,814

	Forfeited Equity(1)	$(8,984,372)	$(8,984,372)	$(12,806,568)	–
Deon M. Stander
	Severance Payment	–	–	$1,250,749	$2,501,498
	Unvested RSUs(1)	–	–	–	$1,591,533
	Unvested PUs(1)	$639,171	$639,171	–	$2,034,440
	Unvested MSUs(1)	$270,944	$270,944	–	$1,431,764
	Outplacement	–	–	$25,000	$25,000

	Total	$910,115	$910,115	$1,275,749	$7,584,235

	Forfeited Equity(1)	$(4,147,623)	$(4,147,623)	$(5,057,737)	–
Gregory S. Lovins
	Severance Payment	–	–	$1,250,749	$2,501,498
	Unvested PUs(1)	$474,944	$474,944	–	$1,559,315
	Unvested MSUs(1)	$418,913	$418,913	–	$1,437,728
	Outplacement	–	–	$25,000	$25,000

	Total	$893,857	$893,857	$1,275,749	$5,523,541

	Forfeited Equity(1)	$(2,103,185)	$(2,103,185)	$(2,997,043)	–
Deena Baker-Nel
	Severance Payment	–	–	$712,149	$712,149
	Unvested PUs(1)	$147,575	$147,575	–	$477,116
	Unvested MSUs(1)	$119,165	$119,165	–	$424,095
	Outplacement	–	–	$25,000	$25,000

	Total	$266,740	$266,740	$737,149	$1,638,360

	Forfeited Equity(1)	$(643,471)	$(643,471)	$(901,211)	–
Ignacio J. Walker
	Severance Payment	–	–	$727,618	$727,618
	Unvested RSUs(1)	$156,927	$156,927	–	$156,927
	Unvested PUs(1)	$153,126	$153,126	–	$491,234
	Unvested MSUs(1)	$118,142	$118,142	–	$429,956
	Outplacement	–	–	$25,000	$25,000

	Total	$428,195	$428,195	$752,618	$1,830,735

	Forfeited Equity(1)	$(649,922)	$(649,922)	$(1,078,117)	–

(1)  Values for PUs, MSUs and RSUs determined based on the number of shares that would have been acquired or forfeited on vesting multiplied by the fair market value of our common stock of $181.00 on December 30, 2022; the last trading day of our 2022 fiscal year.

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In the event of termination, our NEOs would be entitled to receive their accrued balance under the EVDRP. These amounts would be distributed in accordance with the participant’s distribution election and the terms and conditions of the plan, and are not included in the table. See 2022 Nonqualified Deferred Compensation for more information.

All of our NEOs are employed at-will; if an NEO were no longer performing at the expected level, he or she could be terminated for cause immediately without receiving a contractually guaranteed payment. The other potential payments upon termination are described below and on the following page.

Executive Severance Plan

All NEOs are eligible participants under the Severance Plan. Upon involuntary termination not for cause, they would be entitled to the benefits shown below.

Lump-sum payment equal to annual base salary + target AIP award for year of termination + cash value of 12 months of employer and employee medical and dental insurance premiums		2 For CEO		Outplacement services of up to $25,000 for up to one year
	×		+
1 For all other NEOs

Benefits Not Subject to Gross-up. Benefits are subject to withholding for all applicable taxes and not grossed-up for taxes.

Trigger for Benefits. Involuntary termination, which excludes termination for cause or due to disability, death, voluntary resignation, or an executive declining simultaneous or continuing employment in a comparable position.

Definition of Cause. Cause is defined as (i) commission of a crime or other act that could materially damage the reputation of our company or its subsidiaries; (ii) theft, misappropriation, or embezzlement of company or subsidiary property; (iii) falsification of company or subsidiary records; (iv) substantial failure to comply with written policies and procedures; (v) misconduct; or (vi) substantial failure to perform material job duties not cured within 30 days after written notice.

Key Executive Change of Control Severance Plan

The COC Severance Plan provides enhanced severance benefits to certain key executives to incent their retention during a period in which a change of control transaction is being negotiated or a hostile takeover is being attempted. Messrs. Butier, Stander and Lovins are the only NEOs eligible to participate in the COC Severance Plan, entitling them to benefits only if they are terminated not for “cause” or terminate employment for “good reason” within 24 months of the change of control (a “double trigger”). In these circumstances, these NEOs would be entitled to the benefits shown below. In the event of termination following a change of control, our Level 3 NEOs would be entitled to receive benefits under the Severance Plan described above.

Lump-sum payment equal to annual base salary + target AIP award for year of termination + cash value of 12 months of employer and employee medical and dental insurance premiums	×	3 For CEO	+	Prorated target AIP award for year in which termination occurs	+	Outplacement services of up to $25,000 for up to one year

2 For Level 2 NEOs

Benefits Not Subject to Gross-up. Benefits are subject to withholding for all applicable taxes and not grossed-up for excise or other taxes. However, if the payment would trigger an excise tax, the participating NEO can elect to receive (i) full benefits, retaining responsibility for paying any applicable excise taxes, or (ii) reduced benefits to an amount sufficient to eliminate any excise tax liability. In the 2022 termination payments table, COC payments would not have triggered an excise tax for any of the eligible participants.

Definition of Change of Control. Change of control is defined as (i) replacement of a majority of our Board during any 12-month period by directors whose appointment or election was not endorsed by a majority of the members of our Board; or (ii) acquisition by any person, group or corporation that has entered into a merger, acquisition, consolidation, purchase, stock acquisition, asset acquisition or similar business transaction with our company, of (A) together with any of our company’s stock previously held, more than 50% of the total fair market value or the total voting power of our company’s stock; (B) 30% or more of the total voting power of our company’s stock during any 12-month period; or (C) assets of our company having a total gross fair market value of 40% or more of the total gross fair market value of all of our company’s assets during any 12-month period.

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Definition of Cause. Cause is defined as it is under the Severance Plan.

Definition of Good Reason. Good reason is defined as (i) material diminution in base compensation; (ii) material diminution in authority, duties or responsibilities or supervisor’s authority, duties or responsibilities; (iii) material change in geographic job location; or (iv) any other action or inaction that constitutes a material breach by our company.

Equity Incentive Plans

Under our 2017 Incentive Award Plan, unvested equity awards held by our NEOs on the date of termination would vest as shown in the table below, subject to the plan’s one-year minimum vesting requirement. None of our NEOs qualified as retirement eligible as of year-end 2022.

VESTING OF EQUITY AWARDS ON TERMINATION EVENTS
	PUs	MSUs	RSUs	Stock Options

Resignation/Involuntary Termination, Whether or Not for Cause	Cancelled	Cancelled	Cancelled	Cancelled

Death	Vest at time of event on prorated basis based on target performance	Vest at time of event on prorated basis based on target performance	Vest	Cancelled

Qualifying Disability	Same as death	Same as death	Vest	Cancelled

Qualifying Retirement	Vest after end of performance period on prorated basis based on actual performance	Vest after end of performance period on prorated basis based on actual performance	Vest	Vest and exercisable for term of option

Change of Control	Vest based on actual, if determinable, and otherwise target performance only in event of termination without cause or for good reason within 24 months after change of control	Vest based on actual, if determinable, and otherwise target performance only in event of termination without cause or for good reason within 24 months of change of control	Vest only in event of termination without cause or for good reason within 24 months after change of control	Vest only in event of termination without cause or for good reason within 24 months after change of control

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2022

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)

Equity compensation plans approved by security holders
Amended and Restated Stock Option and Incentive Plan(1)	141,108	$73.96	–
2017 Incentive Award Plan(2)	1,265,827	–	3,082,755

Total	1,406,935	$73.96	3,082,755

(1)

Our Amended and Restated Stock Option and Incentive Plan was last approved by stockholders in April 2012. We ceased issuing awards under this plan in March 2017. Under this plan, shares issuable under outstanding equity awards only include stock options for officers. Amount in column (A) reflects 141,108 stock options.

(2)

Our 2017 Incentive Award Plan was approved by our stockholders in April 2017. We began issuing awards under this plan in May 2017. Shares issuable under outstanding equity awards granted under this plan include (i) RSUs and DSUs for non-employee directors and (ii) restricted stock awards (RSAs), RSUs, PUs and MSUs for officers and other eligible employees. Amount in column (A) includes 62,273 RSAs, 59,841 RSUs, 106,137 DSUs, 307,228 MSUs (including accrued dividend equivalents and reflecting the tranches granted in 2020, 2021 and 2022) and 730,347 PUs (reflecting the tranches granted in 2020, 2021 and 2022). For awards subject to vesting as of December 31, 2022, payouts were based on actual performance. For unvested awards as of December 31, 2022, awards with projected performance at or below target were calculated using the target payout and awards with actual performance above target were calculated using the maximum payout. Amount in column (C) represents the aggregate number of shares available for future issuance, with each full-value award decreasing the number of shares available for future issuance by 1.5 shares

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PAY
VS.
PERFORMANCE
DISCLOSURE

The table below reflects information regarding the compensation of our NEOs for fiscal years 2022, 2021 and 2020, as well as our financial performance for each of these fiscal years in accordance with SEC rules.

Year	Summary Compensation Table Total for CEO ($) (1)	Compensation Actually Paid to CEO ($) (2)	Average Summary Compensation Table Total for Non-CEO NEOs ($) (1)	Average Compensation Actually Paid to Non-CEO NEOs ($) (2)	Value of Initial Fixed $100 Investments Based on:		Net Income ($)	A djusted EPS ($) (4)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (3)

2022	$9,107,739	$7,588,568	$2,405,277	$2,220,289	$145.18	$129.34	$757,092,000	$9.15

2021	$12,433,721	$31,508,041	$2,342,467	$5,263,092	$170.92	$138.82	$740,087,000	$8.91

2020	$8,709,348	$13,337,289	$2,248,966	$2,725,777	$120.86	$113.66	$555,863,000	$7.10

(1)
For each fiscal year, represents amount reported for our CEO and average amount reported for our non-CEO NEOS, in each case in the Total column of the
Summary Compensation Table
. Our NEOs for each of these fiscal years are shown below.

Year	CEO	Non-CEO NEOs
2022	Mitchell Butier	Deon Stander, Gregory Lovins, Deena Baker-Nel and Ignacio Walker
2021	Mitchell Butier	Deon Stander, Gregory Lovins, Deena Baker-Nel and Ignacio Walker
2020	Mitchell Butier	Deon Stander, Gregory Lovins, Anne Hill and Susan Miller

(2)
Amounts represent Compensation Actually Paid to our CEO and the average Compensation Actually Paid to our non-CEO NEOs for the relevant fiscal year. Compensation Actually Paid represents the amount reported in the Total column of the
Summary Compensation Table
for the applicable fiscal year, adjusted as shown below. Fair value or change in fair value, as applicable, of equity awards in the Compensation Actually Paid columns was determined as follows: (i) for RSUs, the closing price of our common stock on the applicable fiscal year-end date, or, in the case of vesting RSUs, the closing price of our common stock on the applicable vesting date; (ii) for the performance condition component of PUs, the same valuation methodology as RSUs except that year-end values were multiplied by a factor reflecting achievement of the probable outcome of the cumulative EVA performance objective as of the measurement date; and (iii) for the market condition component of PUs and MSUs, using a
Monte-Carlo
simulation method, which utilizes multiple input variables, including expected volatility of our stock price and other assumptions appropriate for determining fair value, to estimate the probability of satisfying the performance objectives established for the respective award. For information on the inputs to our Monte-Carlo simulations, see footnote (2) of our
Summary Compensation Tables
for 2022, 2021 and 2020.

	2022		2021		2020

Adjustments	CEO	Average Non-CEO NEOs	CEO	Average Non-CEO NEOs	CEO	Average Non-CEO NEOs

Deduction for amounts reported under Stock Awards and Option Awards columns in Summary Compensation Table for applicable FY	$(6,769,541)	$(1,505,667)	$(7,047,669)	$(1,010,410)	$(5,598,133)	$(911,123)

Increase based on ASC 718 fair value of awards granted during applicable FY that remain unvested as of applicable FY-end, determined as of applicable FY-end	8,129,671	1,759,513	10,778,535	1,629,157	7,438,091	1,099,351

Increase based on ASC 718 fair value of awards granted during applicable FY that vested during applicable FY, determined as of vesting date	1,025,415	173,855	1,202,830	150,733	1,038,151	220,605

Increase/Deduction for awards granted during prior FYs that were outstanding and unvested as of applicable FY-end, determined based on change in ASC 718 fair value from prior FY-end to applicable FY-end	(2,070,799)	(321,514)	6,376,386	1,070,390	1,060,708	(168,217)

Increase/Deduction for awards granted during prior FYs that vested during applicable FY, determined based on change in ASC 718 fair value from prior FY-end to vesting date	(1,833,917)	(291,175)	7,764,238	1,080,755	760,280	260,825

Deduction for change in the actuarial present values reported under the change in pension value and nonqualified deferred compensation earnings column of the summary compensation table for applicable FY	–	–	–	–	(71,156)	(24,630)

Increase for service cost and, if applicable, prior service cost for pension plans	–	–	–	–	–	–

Total Adjustments	$(1,519,171)	$(184,988)	$19,074,320	$2,920,625	$4,627,941	$476,811

(3)
For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the average return (weighted by market capitalization) of the S&P 500 Industrial and Materials subsets (the “Peer Group”).

(4)	Adjusted EPS is a non-GAAP financial measure reconciled from GAAP in the last section of this proxy statement.

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Relationship Between Financial Performance Measures
The graphs below compare the Compensation Actually Paid to our CEO and the average of the Compensation Actually Paid to our non-CEO NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income and (iv) our adjusted EPS, in each case for our 2020, 2021 and 2022 fiscal years. TSR amounts assume $100 invested on December 31, 2019 and reinvestment of dividends.
Reflecting the Compensation Committee’s philosophy on paying for performance and incenting our executives using long-term equity awards primarily tied to our TSR, the Compensation Actually Paid to our NEOs was strongly aligned with our TSR performance.
In 2020 and 2021, as our TSR significantly grew, the Compensation Actually Paid to our CEO and non-CEO NEOs also increased above the amounts reported in the Total column in the
Summary Compensation Table
. In 2022, when our TSR decreased, the Compensation Actually Paid also significantly decreased. We believe that the inclusion of both absolute and relative TSR as performance objectives for our annual LTI awards to NEOs ensures ongoing alignment of Compensation Actually Paid to our TSR performance.
During 2020 and 2021, our TSR outperformed the average return (weighted by market capitalization) of the TSR of the S&P 500 Industrial and Materials Subsets. Our TSR in 2022 – while negative, reflecting the broad financial market downturn – slightly outperformed the TSR of the Peer Group. More important, our three-year cumulative TSR significantly outperformed the TSR of this comparator group.
The growth in our net income from 2020 through 2022 does not directly align with our outcomes on Compensation Actually Paid. In each of the past three years, our net income has grown; however, our Compensation Actually Paid has varied over that same period of time (with larger increases in 2020 and 2021 and a significant reduction in 2022). Compensation Actually Paid is less sensitive to net income because our executive compensation program prioritizes pay-for-performance
compensation tied to our TSR, which we expect will continue to have a much greater impact than these financial outcomes on Compensation Actually Paid, as described above.
Outside of our TSR performance, we believe that adjusted
EPS
is the most important financial measure that ties our executives’ compensation to our performance. We believe that adjusted EPS is the primary driver of stockholder value creation; it is also the measure we use to provide guidance to our investors on our anticipated annual performance. While adjusted EPS increased in 2022, Compensation Actually Paid significantly declined, primarily due to a substantially lower AIP financial modifier in 2022 compared to 2021 (58% vs. 200%) and secondarily due to a significant decline in the change in pension value/non-qualified deferred compensation. Adjusted EPS is defined, qualified and reconciled from GAAP in the last section of this proxy statement.

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Pay vs. Performance Financial Performance Measures
We believe the financial performance measures shown below, all of which are performance objectives used in our executive compensation program, were the most important in linking compensation actually paid to our NEOs for 2022. For additional information regarding these measures, see the
Compensation and Discussion Analysis
section of this proxy statement.

•	Absolute TSR and Relative TSR

•	Adjusted EPS

•	Cumulative EVA

•	Adjusted Sales Growth

•	Free Cash Flow

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CEO PAY RATIO

With ~72% of our 2022 revenues originating outside the U.S. and ~40% of our revenues originating in emerging markets (Asia, Latin America, Eastern Europe and Middle East/Northern Africa), our employees are located in over 50 countries to best serve our customers. At year-end 2022, ~83% of our employees were located outside the U.S. and ~67% were located in emerging markets, where median compensation is substantially lower than it is in the U.S.

The charts below show the demographics of our global workforce by region and function. At year-end 2022, 20,613 of our ~36K employees, representing ~57% of our global workforce, were in Asia, serving customers in that region. In addition, ~66% of our global workforce was working in the operations of our manufacturing facilities or in positions directly supporting them from other locations.

We offer market-based, competitive wages and benefits in all the markets where we compete for talent. All of our employees were paid at least the applicable legal minimum wage, and ~98% of our employees were paid above the applicable legal minimum wage, at year-end 2022. Our CEO’s compensation is substantially driven by pay-for-performance incentive compensation, consistent with U.S. market practices.

2022 PAY RATIO

•	The annual total compensation of our median employee (among all employees except for our CEO) was $13,688.

•	Our CEO’s annual total compensation, as reported in the Total column of the 2022 Summary Compensation Table, was $9,107,739.

•	Based on this information, a reasonable estimate of the 2022 ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was approximately 665 to 1.

We calculated this ratio based on SEC rules and guidance, which allow for companies to use varying methodologies to identify their median employee. Other companies may have different workforce demographics and employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions. As a result, the CEO pay ratios reported by other companies may not be meaningful comparisons to our CEO pay ratio.

IDENTIFICATION OF MEDIAN EMPLOYEE

Given that there were no significant changes in the composition or compensation arrangements of our global workforce from 2021 to 2022, as allowed by SEC rules, we used the same median employee in 2022 as we did in 2021.

To identify our median employee in 2021, we considered annual base compensation, which is the most common pay element for all our employees, as reflected in our global human resources information system. We selected this compensation element because it represents the principal broad-based compensation element for the vast majority of our employees globally. We measured compensation for purposes of determining the median employee using the 12-month period ended December 31, 2021, making no cost-of-living adjustments.

We selected January 1, 2022, the last day of our 2021 fiscal year, as the date on which to determine our median employee. As of that date, we had 35,971 employees, 30,320 of which were located outside of the U.S. and 24,571 of which were located in emerging markets. We utilized the de minimis exemption to eliminate those countries representing

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no more than 5% of our global population in the aggregate. The countries excluded were Mauritius (19 employees), the Dominican Republic (120 employees), Pakistan (353 employees), Indonesia (527 employees) and Sri Lanka (669 employees), representing approximately 0.1%, 0.3%, 1.0%, 1.5% and 1.9%, respectively, of our global workforce at that time.

To determine our medianable group, we used a statistical sampling approach known as stratified sampling to concentrate on medianable employees, which were those within a narrow range of the estimated median salary of $10,645, because these employees were all reasonably likely to be our median employee. As a result of this statistical sampling process, we identified 819 employees with a salary within $500 of this amount. Employees from China represented approximately 58% of the medianable group; as a result, we narrowed the medianable group to those 478 employees. Finally, we identified the 5 employees who were potentially our median employee by analyzing additional qualitative and quantitative characteristics, including pay volatility.

MEDIAN EMPLOYEE COMPENSATION

Our median employee was a full-time, salaried employee working at a manufacturing facility in China, with annual base compensation of $10,572. For purposes of this disclosure, we converted the employee’s base compensation from Chinese Yuan to U.S. dollars using the average monthly exchange rate during 2022 of 0.1489384269.

As required by SEC rules, in determining the annual total compensation of $13,688 for our median employee, we calculated the employee’s compensation consistent with how we determined our CEO’s total compensation for the 2022 Summary Compensation Table.

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ITEM 4 – RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee – which is directly responsible for the appointment, compensation (including approval of audit and non-audit fees) and evaluation of the independent registered public accounting firm that audits our financial statements and internal control over financial reporting – has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for fiscal year 2023 and our Board is seeking stockholder ratification of the appointment.

Stockholder ratification is not required by our Bylaws or applicable laws and regulations. However, our Board annually submits the appointment for stockholder ratification as an element of our strong governance program. If stockholders were not to ratify the appointment, the Audit Committee would reconsider whether or not to retain PwC, but could determine to do so at its discretion. In addition, even if the appointment is ratified, the Audit Committee could subsequently appoint a different independent registered public accounting firm without stockholder ratification if the committee were to determine that doing so was in the best interests of our company and stockholders.

Representatives of PwC will be available during the Annual Meeting to answer questions from stockholders.

Audit Committee Evaluation

In determining whether to reappoint PwC, the Audit Committee considered the firm’s qualifications, performance, independence and tenure, as well as the performance of the audit engagement team servicing our company; the quality of its discussions with PwC; and the fees charged by PwC for the quality and scope of services provided. In connection with the 2023 appointment, the Audit Committee considered, among other things, the factors described below.

•

Audit Quality – The quality of PwC’s audit and non-audit work based on its oversight of the firm’s work product, considering the firm’s (i) compliance with accounting, auditing and regulatory requirements; (ii) understanding of our businesses and the financial environments in which we operate; (iii) use of its experience to identify and resolve issues in a timely manner; and (iv) exercise of integrity, objectivity and professional skepticism when performing our audits, as reflected in its Audit Quality Report provided to the Audit Committee in November 2022

•

Performance – PwC’s performance during our 2022 and prior-year audits, noting the firm’s agility and strong performance in 2022 despite the continued impact of COVID-19 in certain countries in which we operate, as well as its actions to address the impacts of remote/hybrid work environments and engage subject matter experts from the firm to deliver additional value

•

Qualitative Review – The results of our survey of members of management and the Audit Committee evaluating PwC’s (i) expertise and resources; (ii) quality and timeliness of audit planning; (iii) communication and interaction; (iv) independence, objectivity and professional skepticism; and (v) value from fees, noting identified areas of strength and improvement opportunities

•	Self-Assessment – PwC’s self-assessment of its performance during the 2022 audit and its satisfaction of the service needs and expectations of the Audit Committee and management

•	Regulatory Reviews – External data on the firm’s audit quality and performance, including the most recent Public Company Accounting Oversight Board (PCAOB) report on PwC

•	Fees – The reasonableness of PwC’s fees for audit and non-audit services, both on an absolute basis and relative to peer firms; the Audit Committee is benchmarking independent auditor fees in 2023

•	Independence – PwC’s processes to ensure it maintains independence, written disclosures from the firm and the independence letter required by the PCAOB

•

Tenure – PwC’s tenure as our independent auditor, reflecting on feedback from certain of our investors counterbalanced against the benefits of having a longer-tenured auditor, as well as the controls we and PwC have in place to mitigate any potential independence risk. In 2022, the Audit Committee deliberated on conducting a request for proposal process to consider the selection of a new independent auditor, determining not to do so given its continued overall satisfaction with PwC’s performance; our engagement of other large auditing firms for non-audit services to our company, which could impair their independence and limit their ability to serve as our independent registered public accounting firm; the Committee’s adherence to regular rotation of PwC’s lead engagement partner and lead relationship partner; and potential risks to audit quality and timeliness.

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The Audit Committee has determined that the appointment of PwC is in the best interest of our company and stockholders. The Audit Committee has appointed PwC as our independent registered public accounting firm for fiscal year 2023 and our Board recommends that stockholders ratify the appointment.

Board Recommendation

Our Board recommends that you vote FOR ratification of the appointment of PwC as our independent registered public accounting firm for fiscal year 2023. Properly dated and signed proxies will be so voted unless you specify otherwise.

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AUDIT MATTERS

AUDITOR TENURE

PwC has been our independent registered public accounting firm since 1998 and served in that capacity during fiscal year 2022. Through its predecessor entities, we believe that the firm has served as our independent auditor since at least 1954 based on records we have been able to locate. We have been unable to determine the exact year PwC began serving as the independent auditor for our company. PwC is well-qualified to continue serving as our independent registered public accounting firm, understands our operations and accounting practices, and maintains rigorous procedures to ensure auditor independence, which are discussed with and evaluated by the Audit Committee. A few of our investors have suggested that, because longer tenure poses a risk to auditor independence, the Audit Committee should consider the appointment of a new firm. After giving these views due consideration, the Audit Committee determined not to undertake a request for proposal process at this time, and to reappoint PwC because it continues to believe that PwC provides independent, high-quality audit services on the scale and with the efficiency the Committee requires, giving consideration to the factors shown below.

•

Audit Quality and Performance – PwC has deep institutional knowledge regarding our operations, businesses, and accounting policies and practices, and optimizes its people and technology to deliver quality assurance services, consistently performing well

•

Scale – PwC has a global presence with resources in virtually all of the countries in which we do business, enabling the firm to cost-effectively perform statutory audit work on our subsidiary accounts

•	Capability – PwC’s capability and experience handling the breadth and complexity of our global operations

•	Efficiency – PwC brings customized knowledge using judgment tailored to our audits, allowing for significant time savings

•	Cost – PwC’s ability to cost-effectively perform audit, audit-related, tax compliance, tax planning and other services

In conducting its regular review of whether to appoint a new independent registered public accounting firm, among other things, the Audit Committee considers the fact that onboarding a new firm would require a significant time commitment on the part of management, potentially distracting from the paramount focus on financial reporting and internal controls, without necessarily increasing audit quality.

The Audit Committee recognized PwC’s investment of significant time and resources to maintain and continually enhance audit quality; provide its people with greater flexibility in how and where they work; and identify new ways for them to work with one another and our company to improve the audit experience.

PwC continuously provides the Audit Committee and management with accounting/financial reporting insights and best practices relevant to our business, as well as advance notice of legislative and regulatory developments that have the potential to significantly impact our company.

The Audit Committee has several controls in place to mitigate any potential independence risk related to auditor tenure, including those described below and on the following page.

•

Annual Review of Performance and Independence – In addition to its ongoing assessment and feedback provided to PwC, the Audit Committee formally evaluates both performance and independence, as well as other factors such as tenure, in determining whether or not to reappoint the firm for the following year

•

Limits on Non-Audit Services – The Audit Committee assesses the impact providing non-audit services may have on PwC’s independence each time it approves the firm’s provision of these services, as well as during its annual assessment of the firm’s independence; our company regularly uses other independent registered public accounting firms to provide non-audit services, engaging PwC only where such services are permissible and where doing so confers significant benefits given its role as our independent auditor

•

Regular Consideration of Auditor Rotation – The Audit Committee regularly considers whether to change the independent registered public accounting firm based on its assessment of PwC’s audit quality, performance, compensation, independence and tenure, having most recently done so in 2022, deliberating on whether to undertake a request for proposal process and ultimately determining instead to benchmark the firm’s fees in 2023

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•	Executive Sessions – The Audit Committee meets regularly both with PwC without management present and with management without PwC present

•

Lead Engagement Partner Rotation and Selection – To regularly bring a fresh perspective to the audit, a new lead engagement partner is designated at least every five years; a new lead engagement partner was most recently designated in advance of the 2019 audit. The Audit Committee interviewed the partner prior to his designation, and the Audit Committee was directly responsible for making the selection, in consultation with management and representatives from PwC. The Audit Committee began discussions with the firm regarding the next lead engagement partner in mid-2022, who would lead audits conducted by PwC beginning in 2024.

•

Oversight by Lead Relationship Partner – PwC designates a separate lead relationship partner to provide additional assurance and objective oversight; this partner meets at least annually with the Audit Committee and is available as needed to resolve any issues that may arise. A new lead relationship partner was designated in 2022, having been selected by the Audit Committee in consultation with leadership from PwC. This additional oversight and escalation point to address issues that may arise strengthens the independence of the audit engagement team and helps ensure continuous improvement in service quality.

AUDITOR INDEPENDENCE

PwC has advised us that neither the firm nor any member thereof has any financial interest, direct or indirect, in our company or our subsidiaries, confirming to the Audit Committee that it is in compliance with the rules, standards and policies of the PCAOB and the regulations of the SEC governing auditor independence. In February 2023, the Audit Committee reviewed the non-audit services pre-approved by the committee and provided by PwC during 2022, including the related fees associated with previously pre-approved services, and in assessing whether the firm’s provision of these services would impair PwC’s independence.

The Audit Committee discussed with PwC its independence from our company, Board and management and concluded that PwC was independent during 2022.

AUDITOR COMPENSATION

In approving PwC’s services and fees, the Audit Committee considers whether PwC is best positioned to provide the services effectively and efficiently due to its familiarity with our operations, businesses, accounting policies and practices, internal controls, and financial and information technology systems, as well as whether the services enhance our ability to manage control risks and maintain audit quality. The Audit Committee regularly receives updates on the services provided by, and fees paid to, PwC to ensure that they are within the parameters approved by the Audit Committee.

COMMITTEE APPROVAL OF SERVICES AND FEES

The Audit Committee has adopted procedures for the pre-approval of all audit and non-audit services and fees provided by the independent registered public accounting firm. In the fourth quarter of 2021, the Audit Committee approved the (i) audit, audit-related and other services PwC would perform in the 2022 audit and (ii) permissible tax services the firm could provide during the year. The Audit Committee pre-approved PwC’s budgeted fees for audit, audit-related, tax compliance, tax planning and other services in February 2022, received updates on year-to-date fees incurred in July and November of that year, and assessed the final fees in connection with its review of the results of the audit in February 2023. These procedures include reviewing and approving a plan for audit and permitted non-audit services, which includes a description of, and estimated fees for, each category of audit and non-audit services. Additional Audit Committee approval is required for services not included in the initial plan or substantially in excess of the budgeted amount for the particular category of services. The Audit Committee has delegated interim pre-approval authority to its Chair for services not included in the audit plan; these services are presented for approval to the entire Audit Committee at a subsequent meeting.

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AUDIT FEES

In fiscal years 2022 and 2021, PwC provided the services shown below for our company – all of which were approved by the Audit Committee under the procedures described above – for which we paid the firm the fees indicated.

	2022	2021

Audit Fees(1)	$9,158,000	$8,690,000

Audit-Related Fees(2)	203,000	236,000

Tax Fees:

Tax Compliance(3)	2,212,000	2,610,000

Tax Planning(4)	2,062,000	1,647,000

All Other Fees(5)	15,000	16,000

Total	$13,650,000	$13,199,000

(1)  Includes fees for services performed to comply with the standards established by the PCAOB, including the audit of our financial statements and the effectiveness of our internal control over financial reporting; audits in connection with statutory filings; and other services that the principal independent registered public accounting firm most effectively and efficiently can provide, such as procedures related to comfort letters, consents and review of our SEC filings.

(2)  Includes fees associated with assurance and related services traditionally performed by the independent registered public accounting firm and reasonably related to the performance of the audit or review of our financial statements, including assistance in financial due diligence related to acquisitions and divestitures and the audit or compliance services not required by applicable statutes or regulations. This category also includes audits of pension and other employee benefit plans, as well as the audit or review of information technology systems and internal controls unrelated to the audit of the financial statements. As required by revised proxy rules, amount in 2022 excludes $31,000 of audit-related fees for PwC’s audit of our pension plan in the Netherlands, which had been approved by the Committee but were ultimately paid by the plan rather than our company.

(3)  Includes fees associated with tax compliance such as preparation of tax returns in foreign jurisdictions, tax audits and transfer pricing documentation.

(4)  Includes fees for domestic and international tax planning, and tax planning related to restructuring actions, acquisitions and divestitures.

(5)  Includes fees for any services other than those described in the above categories. In both years, included subscriptions and licenses to accounting and tax resources and other permissible services.

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AUDIT AND FINANCE COMMITTEE REPORT

COMPOSITION AND QUALIFICATIONS

The Audit and Finance Committee (referred to in this report as the “Committee”) of our Board of Directors (our “Board”) is composed of the directors named and pictured at the end of this report, each of whom meets the enhanced independence and experience standards for audit committee members required by Securities and Exchange Commission (SEC) rules and New York Stock Exchange (NYSE) listing standards. Our Board has determined all members to be financially literate and designated each of Anthony Anderson and Patrick Siewert as an “audit committee financial expert” under applicable SEC regulations. Members of the Committee are prohibited from sitting on the audit committee of more than two other public companies, and all members are in compliance with this restriction.

PRIMARY RESPONSIBILITIES

The Committee has a written charter adopted by our Board, which is available under Corporate Governance in the investors section of our website. The Committee annually reviews the charter and recommends changes to the Board for approval. The charter was most recently amended in December 2022.

During fiscal year 2022, the Committee primarily performed the activities described below on behalf of our Board.

•

Reviewed and discussed with management and the independent registered public accounting firm our quarterly and annual financial results, earnings release documentation and the related reports we file with the SEC

•

Reviewed and discussed with management, our Vice President of Internal Audit and the independent registered public accounting firm our internal controls report and the independent registered public accounting firm’s attestation thereof

•

Evaluated the qualifications, performance and independence of the independent registered public accounting firm and met with representatives of the firm to discuss the scope, budget, staffing and progress of its audit

•

Supervised our Vice President of Internal Audit with respect to the scope, budget, staffing and progress of the internal audit and evaluated his personal performance, as well as the performance of his function

•

Discussed significant financial risk exposures, including our cybersecurity risk management program and risks related to our company’s information technology controls and security, and the steps taken by management to monitor and control these exposures

OVERSIGHT OF CONSOLIDATED FINANCIAL STATEMENTS

Management is responsible for our consolidated financial statements, accounting and financial reporting policies, internal control over financial reporting, and disclosure controls and procedures. The Committee appointed the independent registered public accounting firm of PricewaterhouseCoopers LLP (PwC) to provide audit, audit-related and tax compliance services, with limited tax planning and other services to the extent approved by the Committee. PwC performed an independent audit of our 2022 consolidated financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB), issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America (GAAP). The Committee’s responsibility is to monitor and oversee our accounting and financial reporting processes and the audits of our consolidated financial statements and internal control over financial reporting. The members of the Committee are not professionally engaged in the practice of auditing or accounting and rely without independent verification on the information provided to them and the representations made by management and PwC.

The Committee reviewed and discussed our consolidated financial statements and related footnotes for the fiscal year ended December 31, 2022 – including our company’s critical accounting policies and management’s significant estimates and judgments – with management and PwC, as well as PwC’s report and unqualified opinion on its audits. Management represented to the Committee and PwC that our consolidated financial statements were prepared in accordance with GAAP. PwC presented the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees. The Committee received these written disclosures and the letters from PwC required by the applicable requirements of the PCAOB regarding communications concerning independence – including Rule 3524, Audit Committee Pre-approval of Certain Tax Services, and Rule 3526, Communication with Audit Committees Concerning Independence – and discussed with PwC its independence from our company, Board and management.

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Based on the Committee’s review and discussions with management and PwC described above, as well as the Committee’s review of the representations of management and the audit report and unqualified opinion of PwC, the Committee recommended that our Board approve the inclusion of the audited consolidated financial statements for our fiscal year ended December 31, 2022 in our Annual Report on Form 10-K filed with the SEC.

OVERSIGHT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Committee is responsible for appointing the independent registered public accounting firm, and monitoring and overseeing the firm’s qualifications, compensation, performance and independence. In this capacity, the Committee reviewed with PwC the overall scope of services and fees for its audit, and monitored the progress of PwC’s audit in assessing our compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the firm’s findings and required resources.

PwC provided to the Committee the written disclosures and independence letter required by the PCAOB. The Committee discussed with PwC its independence from our company and management and concluded that PwC was independent during fiscal year 2022. The Committee has a policy requiring pre-approval of fees for audit, audit-related, tax compliance, tax planning and other services and has concluded that PwC’s provision of limited non-audit services to our company in 2022 was compatible with maintaining its independence.

Under its charter, the Committee is required to regularly consider whether it is appropriate to change the independent registered public accounting firm, having most recently formally evaluated with management whether it may be appropriate to do so in 2022 with a view to ensuring that audit quality would continue to be paramount. Recognizing that – aided by the regular rotation of both the lead engagement partner and the lead relationship partner – PwC has continued to exercise independence in challenging management, the Committee determined to retain PwC, noting the firm’s strong performance and consistently improving service delivery with top talent assigned to our audit. The Committee is benchmarking PwC’s fees against those of other large auditing firms in 2023.

The Committee has determined that the appointment of PwC as our independent registered public accounting firm for fiscal year 2023 is in the best interest of our company and stockholders. The Committee has appointed PwC in this capacity and recommends that stockholders ratify the appointment.

OVERSIGHT OF INTERNAL AUDIT

The Committee’s responsibility is to monitor and oversee our internal audit function, reviewing the significant audit results reported to management and management’s responses thereto. In this capacity, the Committee reviews with our Vice President of Internal Audit the overall scope and budget for the internal audit, and regularly monitors the progress of the internal audit in assessing our compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including key findings and required resources. The Committee supervises our Vice President of Internal Audit in the conduct of his operational responsibilities and evaluates his individual performance as well as that of the entire internal audit function.

EXECUTIVE SESSIONS

The Committee regularly meets separately in executive session without management present with each of our Vice President of Internal Audit and PwC to review and discuss their evaluations of the overall quality of our accounting and financial reporting and internal control. The Committee also regularly meets, without PwC or our Vice President of Internal Audit present, with management, our CFO and our Controller/CAO, and meets as needed with other members of management such as our CEO, COO and CLO, to discuss, among other things, significant risk exposures impacting our financial statements and accounting policies.

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STOCKHOLDER FEEDBACK

The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints regarding our accounting, internal controls and auditing matters. See Complaint Procedures for Accounting and Auditing Matters in the Governance section of this proxy statement. The Committee welcomes feedback regarding its oversight of our audit and finance programs. Stockholders may communicate with the Committee by writing to the Audit Committee Chair, c/o Corporate Secretary, 8080 Norton Parkway, Mentor, Ohio 44060.

Martha N. Sullivan, Chair	Anthony K. Anderson	Andres A. Lopez	Patrick T. Siewert

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SECURITY OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF MANAGEMENT AND SIGNIFICANT STOCKHOLDERS

The table below shows the number of shares of our common stock beneficially owned by our (i) directors; (ii) NEOs; (iii) current directors and executive officers as a group; and (iv) greater-than-five-percent, or “significant,” stockholders, in each case as of the February 27, 2023 record date for the Annual Meeting.

Name of Beneficial Owner	Common Stock(1)	Number of Rights Exercisable and Vesting within 60 Days(2)	Number of Shares Beneficially Owned	Percent of Class(3)

Directors
Bradley A. Alford	22,642	21,471	44,113	*
Anthony K. Anderson	558	12,641	13,199	*
Mitchell R. Butier	278,792	201,118	479,910	*
Ken C. Hicks	29,002	15,063	44,065	*
Andres A. Lopez	7,115	1,459	8,574	*
Francesca Reverberi	–	–	–	*
Patrick T. Siewert	16,604	–	16,604	*
Julia A. Stewart	21,642	42,550	64,192	*
Martha N. Sullivan	16,660	12,951	29,611	*

William R. Wagner	–	–	–	*
Non-Director NEOs
Deon M. Stander	38,639	11,339	49,978	*
Gregory S. Lovins	52,877	16,112	68,989	*
Deena Baker-Nel	5,422	4,316	9,738	*

Ignacio J. Walker	7,795	4,134	11,929	*

All current directors and executive officers as a group (16 persons)	536,307	352,488	888,795	1.1%
Significant stockholders
The Vanguard Group(4)	9,856,108	–	9,856,108	12.2%
BlackRock, Inc.(5)	6,514,175	–	6,514,175	8.0%

(1)

Except as otherwise noted herein, each director, NEO and current executive officer has sole voting and investment power with respect to the shares indicated and no shares have been pledged as security by any such person. Includes for the following beneficial owners the following amounts of shares held in our employee savings plan as of February 27, 2023: Butier – 4,083, Lovins – 2,124, Baker-Nel – 1,307, Walker – 555, and all current directors and executive officers as a group – 10,535.

(2)

Numbers reported in this column are not entitled to vote during the Annual Meeting. Includes the following number of DSUs deferred through the DDECP by the following directors as of February 27, 2023, as to which they have no voting or investment power: Alford – 21,471; Anderson – 12,641; Hicks – 15,063; Lopez – 1,459; Stewart – 42,550; and Sullivan – 12,951. DSUs are included as beneficially owned because, if the director were to resign or retire from our Board, his or her DDECP account would be valued as of the date of separation and the equivalent number of shares of our common stock would be issued to the separating director. For Mr. Butier and all non-director NEOs, includes PUs and MSUs vesting within 60 days of February 27, 2023.

(3)	Percent of class based on 81,108,975 shares of our common stock outstanding as of February 27, 2023. Individuals with an (*) beneficially own less than 1% of our outstanding common stock.

(4)

Number of shares beneficially owned based on information as of December 31, 2022 contained in Amendment No. 12 to Schedule 13G filed with the SEC on February 9, 2023. The Vanguard Group has sole voting power with respect to no shares; shared voting power with respect to 118,071 shares; sole dispositive power with respect to 9,519,827 shares; and shared dispositive power with respect to 336,281 shares. The Vanguard Group is an investment adviser, in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act, with a business address of 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)

Number of shares beneficially owned based on information as of December 31, 2022 contained in Amendment No. 14 to Schedule 13G filed with the SEC on February 3, 2023. BlackRock, Inc. has sole voting power with respect to 5,747,686 shares; shared voting power with respect to no shares; sole dispositive power with respect to all 6,514,175 shares; and shared dispositive power with respect to no shares. BlackRock, Inc. is a parent holding company or control person, in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act, with a business address of 55 East 52nd Street, New York, New York 10055.

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RELATED PERSON TRANSACTIONS

Both our Code of Conduct and our Conflict of Interest Policy (“COI Policy”) provide that conflicts of interest should be avoided. Under our Governance Guidelines, Board members are expected to comply with our Code of Conduct and avoid any action, position or interest that conflicts with those of our company, or gives the appearance of a conflict. The Governance Committee oversees our COI Policy, which proscribes any of our officers (including our executive officers) or employees – or any of their immediate family members – from directly or indirectly doing business, seeking to do business or owning an interest in an entity that does business or seeks to do business with our company without having received prior written approval. Any officer or employee who has a question as to the interpretation of the policy or its application to a specific activity, transaction or situation may submit the question in writing to our law department for any further necessary review by the Governance Committee.

All employees at the level of manager and above and all non-supervisory professionals are regularly required to complete a compliance certification in which they must (i) disclose, among other things, whether they or any of their immediate family members have a job, contract or other position with an entity that has commercial dealings with our company and (ii) certify that they have complied with our Code of Conduct and company policies. All disclosures are reviewed by our compliance and law departments in consultation with senior management to determine whether the activity has the potential to significantly influence our business. The Governance Committee receives a report from our Chief Compliance Officer on the disclosures elicited in the compliance certification and, in the event that an unresolved disclosure potentially gives rise to a significant conflict of interest, determines whether a conflict of interest exists or whether there is a reasonable likelihood that the activity, transaction or situation would influence the individual’s judgment or actions in performing his or her duties for our company. In 2022, we relaunched the compliance certification process after suspending it in 2021 to implement improvement opportunities recommended by an independent third-party expert we engaged to benchmark our compliance program, as well as improve the overall efficiency of the process.

In addition, each of our directors and executive officers annually completes a questionnaire designed to solicit information about any potential related person transactions. Transactions involving directors are reviewed with the Governance Committee by our Corporate Secretary in connection with the annual assessment of director independence. Responses from executive officers are reviewed by our Corporate Secretary with oversight by the Governance Committee in the event any such transactions are identified.

We review internal financial records to identify transactions with security holders known by us from information contained in Schedules 13D or 13G filed with the SEC to be beneficial owners of more than 5% of our common stock to determine whether we have any relationships with the security holders that might constitute related person transactions under Item 404(a) of Regulation S-K. Our Corporate Secretary discusses any such findings with the Governance Committee.

During fiscal year 2022, there were no related person transactions requiring disclosure under SEC rules and regulations. To our knowledge, all related person transactions were reviewed under our policies and procedures.

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VOTING AND MEETING Q&A

ANNUAL REPORT AND PROXY MATERIALS

WHEN WILL I RECEIVE THE 2022 ANNUAL REPORT?

We expect to mail or make available our 2022 Annual Report to all stockholders of record on or about March 15, 2023.

HOW DO I ACCESS THE 2023 PROXY MATERIALS?

We have elected to provide access to our proxy materials on the internet. Accordingly, we are sending the Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. Brokers, banks and other nominees (collectively, “nominees”) who hold shares on behalf of beneficial owners (also called “street name” holders) will send a similar notice. You will have the ability to access our proxy materials on the website referred to in the Notice. Instructions on how to request printed proxy materials by mail, including an option to receive paper copies in the future, may be found in the Notice and on the website referred to in the Notice.

On or about March 15, 2023, we intend to make this proxy statement available online and mail the Notice to all stockholders entitled to vote. On or about the same date, we intend to mail this proxy statement, together with a proxy card, to stockholders entitled to vote during the Annual Meeting who have previously requested paper copies. In addition, if you request paper copies of these materials for the first time, they will be mailed within three business days of your request. If you hold your shares in street name, you may request paper copies of the proxy statement and proxy card from your nominee by following the instructions on the notice your nominee provides to you.

Stockholders of record may obtain a copy of this proxy statement without charge by writing to our Corporate Secretary at 8080 Norton Parkway, Mentor, Ohio 44060.

WHAT IS HOUSEHOLDING?

We will deliver one copy of our 2022 integrated sustainability and annual report, which includes our 2023 notice and proxy statement, to stockholders sharing the same address. Householding allows us to reduce our printing and postage costs, prevents duplicative information from being received at your household and impacts only the delivery of proxy materials; it does not impact the delivery of dividend checks.

For holders who share an address, we are sending only one integrated report to that address unless we have received instructions to the contrary from any stockholder at that address. If you wish to receive an additional copy of our integrated report, or if you receive multiple copies of our integrated report and wish to receive a single copy in the future, you may make your request by writing to our Corporate Secretary at 8080 Norton Parkway, Mentor, Ohio 44060.

If you are a beneficial holder and wish to revoke your consent to householding and receive separate copies of our proxy statement and annual report in future years, you may call Broadridge Investor Communications Services toll-free at 866.540.7095 in the U.S. and Canada or write them c/o Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

HOW CAN I ACCESS THE ANNUAL REPORT AND PROXY MATERIALS ELECTRONICALLY?

Instead of receiving paper copies of proxy statements and annual reports by mail in the future, you can elect to receive an email that will provide a link to these documents on the internet. By electing to access proxy materials online, you can access them more quickly, save us the cost of printing and mailing them to you, reduce the amount of mail you receive from us, and help us preserve environmental resources.

You may enroll to access proxy materials and annual reports electronically for future Annual Meetings by registering online at the following website: https://enroll.icsdelivery.com/avy. If you are voting online, you can follow the links on the voting website to reach the electronic enrollment website.

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VOTING

WHO IS ENTITLED TO VOTE?

Stockholders of record as of the close of business on February 27, 2023 are entitled to notice of, and to vote at, the Annual Meeting. Our common stock is the only class of shares outstanding, and there were 81,108,975 shares of common stock outstanding on February 27, 2023. The list of stockholders entitled to vote will be available for inspection during the virtual Annual Meeting, as well as starting 10 days before the Annual Meeting during regular business hours at our company headquarters in Mentor, Ohio. You are entitled to one vote for each share of common stock you held on the record date.

HOW DO I VOTE?

You may vote by submitting a proxy or voting during the Annual Meeting at www.virtualshareholdermeeting.com/AVY2023. If you are a beneficial holder, you may only vote during the meeting if you properly request and receive a legal proxy in your name from the nominee that holds your shares.

The method of voting by proxy differs depending on whether you are viewing this proxy statement online or reviewing a paper copy.

•

If you are viewing this proxy statement online, you may vote your shares by (i) submitting a proxy by telephone or online by following the instructions on the website or (ii) requesting a paper copy of the proxy materials and following one of the methods described below.

•

If you are reviewing a paper copy of this proxy statement, you may vote your shares by (i) submitting a proxy by telephone or online by following the instructions on the proxy card or (ii) completing, dating and signing the proxy card included with the proxy statement and returning it in the preaddressed, postage-paid envelope provided.

Whether or not you plan to attend the Annual Meeting, we urge you to vote promptly using one of the methods described in the proxy materials. We encourage you to vote by telephone or online since these methods immediately record your vote and allow you to confirm that your votes have been properly recorded. Telephone and online votes must be received by 11:59 p.m. Eastern Time on April 26, 2023.

WHAT IF MY SHARES WERE ACQUIRED THROUGH THE DIRECT SHARE PURCHASE AND SALE PROGRAM?

Shares acquired through our Direct Share Purchase and Sale Program may be voted by following the procedures described above.

WHAT IF MY SHARES ARE HELD IN THE EMPLOYEE SAVINGS PLAN?

If you hold shares as a participant in our Employee Savings (401(k)) Plan, your vote serves as a voting instruction to Fidelity Management Trust Company, the trustee of the plan, on how to vote your shares. Your voting instruction must be received by the trustee by 11:59 p.m. Eastern Time on April 24, 2023.

If the trustee does not receive your instruction in a timely manner, your shares will be voted in the same proportion as the shares voted by participants in the plan who timely furnish instructions. Shares of our common stock that have not been allocated to participant accounts will also be voted by the trustee in the same proportion as the shares voted by participants in the plan who timely furnish instructions.

HOW DO I REVOKE MY PROXY OR CHANGE MY VOTE AFTER I HAVE VOTED?

If you give a proxy pursuant to this solicitation, you may revoke it at any time before it is acted upon during the Annual Meeting by (i) submitting another proxy by telephone or online (only your last voting instructions will be counted); (ii) sending a later dated paper proxy; or (iii) if you are entitled to do so, voting during the Annual Meeting. Simply attending the Annual Meeting will not revoke your proxy.

If your shares are held in street name, you may only change your vote by submitting new voting instructions to your nominee. You must contact your nominee to find out how to change your vote. Shares held in our Employee Savings Plan cannot be changed or revoked after 11:59 p.m. Eastern Time on April 24, 2023, nor can they be voted during the Annual Meeting.

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IS MY VOTE CONFIDENTIAL?

Except in contested proxy solicitations, when required by law or as authorized by you (such as by making a written comment on your proxy card, in which case the comment, but not your vote, may be shared with our company), your vote or voting instruction is confidential and will not be disclosed other than to the broker, trustee, agent or other entity tabulating your vote.

HOW WILL VOTES BE COUNTED?

Votes cast by proxy or during the Annual Meeting will be tabulated by a representative from Broadridge Financial Solutions, Inc., the independent inspector of election appointed by our Board. The inspector of election will also determine whether a quorum is present. During the Annual Meeting, shares represented by proxies that reflect abstentions or broker non-votes (which are shares held by a nominee that are represented during the meeting, but with respect to which the nominee neither has discretionary authority to vote nor has been given actual authority to vote on a particular item) will be counted as shares that are present and entitled to vote during the Annual Meeting for purposes of determining the presence of a quorum. Items 1, 2 and 3 are non-routine under the rules of the NYSE and Item 4 is routine. Nominees are prohibited from voting on non-routine items in the absence of instructions from the beneficial owners of the shares; as a result, if you hold your shares in street name and do not submit voting instructions to your nominee, your shares will not be voted on Item 1, election of directors; Item 2, approval, on an advisory basis, of our executive compensation; or Item 3, approval, on an advisory basis, of the frequency of votes to approve executive compensation. We urge you to promptly provide voting instructions to your nominee so that your vote is counted.

The vote required to approve each of the Annual Meeting items, as well as the impact of abstentions and broker non-votes, is shown in the chart below.

Item		Vote Required	Impact of Abstentions	Impact of Broker Non-Votes

1	Election of directors	Majority of votes cast	Not counted as votes cast; no impact on outcome	Not counted as votes cast; no impact on outcome

2	Advisory vote to approve executive compensation	Majority of shares represented and entitled to vote	Negative impact on outcome	Not counted as represented and entitled to vote; no impact on outcome

3	Determine, on an advisory basis, the frequency (whether every one, two or three years) with which our stockholders will have advisory votes to approve executive compensation	Plurality of shares represented and entitled to vote	No impact on outcome	Not counted as represented and entitled to vote; no impact on outcome

4	Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2023	Majority of shares represented and entitled to vote	Negative impact on outcome	Not applicable

WHAT IF THERE IS ADDITIONAL BUSINESS TO BE VOTED ON?

As of the date of this proxy statement, we know of no other business to be presented for consideration during the meeting. If any other business properly comes before the meeting, your vote will be cast on any such other business in accordance with the best judgment of the individuals acting pursuant to your proxy.

HOW DO I FIND VOTE RESULTS?

We expect to announce preliminary voting results during the Annual Meeting and report final voting results in a Current Report on Form 8-K filed with the SEC on or before May 3, 2023.

ANNUAL MEETING INFORMATION

WHAT IS THE TIME, DATE AND FORMAT OF THE ANNUAL MEETING?

The Annual Meeting will take place at 1:30 p.m. Pacific Time on April 27, 2023. To allow more stockholders to attend without the time and expense of doing so in person, the meeting will be held virtually, with attendance via the internet. To attend the virtual Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/AVY2023 using the 16-digit control number on your Notice of Internet Availability of Proxy Materials or proxy card.

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HOW CAN I ATTEND THE VIRTUAL MEETING?

To attend the virtual Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/AVY2023 using the 16-digit control number on the Notice or proxy card mailed or made available to you on or about March 15, 2023. Online access to the live audio webcast of the Annual Meeting will open at 1:15 p.m. Pacific Time to allow time for you to log in and test your device’s audio system. We encourage you to access the meeting in advance of its designated start time as we plan to begin conducting the meeting promptly.

HOW DO I ASK QUESTIONS DURING THE MEETING?

We have designed the virtual Annual Meeting to ensure that you have the same rights and opportunities to participate as you would at an in-person meeting, using easy-to-use online tools that allow you to attend, vote and ask questions. Only stockholders as of the record date or their properly appointed proxies may ask questions during the meeting, and our Chairman may limit the length of discussion on any particular matter. During the Annual Meeting, you can view our Ground Rules for Conduct of Meeting and submit questions on www.virtualshareholdermeeting.com/AVY2023.

After the business portion of the Annual Meeting concludes and the meeting is adjourned, we will hold a Q&A session during which we intend to answer all questions submitted before or during the meeting that are pertinent to our company and the items being brought before stockholder vote during the Annual Meeting, as time permits and in accordance with our Ground Rules for Conduct of Meeting. Questions and answers will be grouped by topic and substantially similar questions will be answered only once. To promote fairness and ensure all stockholder questions are able to be addressed, we will respond to no more than three questions from any single stockholder. Answers to questions not addressed during the meeting, if any, will be posted promptly after the meeting on the investors section of our website.

As a result of time constraints and other considerations, we cannot assure you that every stockholder wishing to address the meeting will have the opportunity to do so. However, all stockholders are invited to direct inquiries or comments regarding business matters to our Investor Relations department by email to investorcom@averydennison.com or by mail to 8080 Norton Parkway, Mentor, Ohio 44060. In addition, stockholders wishing to address matters to our Board or any of its members may do so as described under Contacting Our Board in the Our Board of Directors section of this proxy statement.

WHAT DO I DO IF I AM HAVING TECHNICAL ISSUES ACCESSING OR PARTICIPATING IN THE MEETING?

Beginning 15 minutes prior to, and during, the Annual Meeting, we will have support available to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulty accessing, or during, the virtual meeting, please call the support team at 1.844.986.0822 (toll-free in the U.S. and Canada) or +1.303.562.9302 (for international participants).

HOW ARE PROXIES BEING SOLICITED?

We have retained D.F. King & Co., Inc. to assist in soliciting proxies for a fee of $12,000, plus reimbursement of out-of-pocket expenses incident to preparing and mailing our proxy materials. Certain of our employees may solicit proxies by telephone or email; these employees will not receive any additional compensation for their proxy solicitation efforts. We will bear all costs related to this solicitation of proxies and we will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding our proxy materials to beneficial stockholders. You can help reduce these costs by consenting to access our proxy materials electronically.

Avery Dennison Corporation | 2023 Proxy Statement	105

MATTERS RELATED TO 2024 ANNUAL MEETING

HOW DO I SUBMIT ITEMS FOR POTENTIAL CONSIDERATION AT THE 2024 ANNUAL MEETING?

To propose business otherwise satisfying the eligibility requirements of SEC Rule 14a-8 to be considered for inclusion in our proxy statement for the 2024 Annual Meeting, you must provide notice of proposed items so they are received at our principal executive offices on or before November 16, 2023. If you wish to nominate persons for election to our Board or bring any other business before an annual meeting under the advanced notice provisions or our Bylaws, you must notify our Corporate Secretary at our principal executive offices in writing 90 to 120 days prior to the first anniversary of the preceding year’s annual meeting (with respect to the 2024 Annual Meeting, no earlier than December 29, 2023 and no later than January 28, 2024) and comply with the other requirements set forth in the Bylaws.

Your notice must include, among other things, the information described below and in greater detail in Article II, Section 14 of our Bylaws, which are available under Corporate Governance in the investors section of our website.

•	As to each person who you propose to nominate for election or reelection as a director:

•    All information relating to the person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14 under the Exchange Act

•    The person’s written consent to be named in our proxy statement and accompanying proxy card as a nominee and serve as a director if elected for a full term until the next meeting at which such nominee would face reelection

•    All information with respect to such person that would be required to be set forth in a stockholder’s notice pursuant to our Bylaws if such person were a stockholder

•    A description of any material relationships between you (and your associates and affiliates) and the nominee (and his or her associates and affiliates), as more particularly set forth in our Bylaws

•

As to any other item of business you propose to bring before the meeting, a brief description of the business, the reasons for conducting the business during the meeting, a reasonably detailed description of all agreements, arrangements and understandings between or among any stockholders and between or among any stockholder and other person or entity in connection with the proposal of such business by such stockholder and any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act

•	Your name and address, and the class and number of shares you own beneficially and as of record, as well as information relating to your security ownership in our company.

Stockholder items of business that do not fully comply with the advance notice and other requirements contained in our Bylaws will not be permitted to be brought before the 2024 Annual Meeting. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our company’s nominees must provide written notice to our Corporate Secretary at our principal executive offices that includes the information required by Rule 14a-19 under the Exchange Act no later than February 27, 2024.

We intend to file a proxy statement and a white proxy card with the SEC in connection with our solicitation of proxies for the 2024 Annual Meeting.

HOW DO I NOMINATE DIRECTORS FOR INCLUSION IN THE 2024 PROXY STATEMENT?

Our Bylaws permit a stockholder, or a group of no more than 20 stockholders, owning at least 3% of our company’s outstanding shares of common stock continuously for at least three years to nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of two nominees or 20% of our Board, subject to the requirements contained in Article II, Section 17 of our Bylaws, which are available under Corporate Governance in the investors section of our website. Notice of proxy access director nominees for the 2024 Annual Meeting must be delivered to our Corporate Secretary at our principal executive offices no earlier than October 17, 2023 and no later than November 16, 2023 and must otherwise comply with our Bylaws.

106	2023 Proxy Statement | Avery Dennison Corporation

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FROM GAAP

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results prepared in accordance with GAAP. Based on feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it more difficult to assess our underlying performance in a single period. By excluding the accounting effects, positive or negative, of certain items (such as restructuring charges, outcomes of certain legal proceedings, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, gains or losses on venture investments and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency or timing.

We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for quarters and year-to-date periods, as applicable.

We use the following non-GAAP financial measures in this proxy statement:

•

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation and the reclassification of sales between segments, and, where applicable, an extra week in our fiscal year and the calendar shift resulting from the extra week in the prior fiscal year, and currency adjustment for transitional reporting of highly inflationary economies. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

•	Organic sales change refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.

•

Adjusted EBITDA refers to adjusted operating income before depreciation and amortization. Adjusted operating income is income before taxes; interest expense; other non-operating expense (income), net; and other expense (income), net.

•	Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net sales.

•

Adjusted net income per common share, assuming dilution (adjusted EPS), refers to adjusted net income divided by the weighted average number of common shares outstanding, assuming dilution. Adjusted net income is income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items. Adjusted tax rate is the full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as effects of certain discrete tax planning actions, impacts related to enactments of comprehensive tax law changes, and other items.

We believe that adjusted EBITDA, adjusted EBITDA margin and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

•

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for, where applicable, certain acquisition-related transaction costs. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases and acquisitions.

Avery Dennison Corporation | 2023 Proxy Statement	107

•

Return on total capital (ROTC) refers to net income excluding interest expense and amortization of intangible assets from acquisitions, net of tax benefit, divided by the average of beginning and ending invested capital. We believe that ROTC assists investors in understanding our ability to generate returns from our capital.

•

Adjusted earnings before interest and taxes (EBIT) refers to earnings before interest expense, other non-operating expense (income), taxes and equity method investment losses, excluding non-cash restructuring costs, acquisitions completed since the targets were set, and other items. We believe that adjusted EBIT assists investors in understanding our core operating trends and comparing our results with those of our competitors. We use adjusted EBIT to calculate economic value added (EVA), one of the performance objectives used in our long-term incentive compensation program.

SALES CHANGE EX. CURRENCY AND ORGANIC SALES CHANGE

($ in millions)	2020	2021	2022	2021-2022 2-YR CAGR(1)

Net sales	$6,971.5	$8,408.3	$9,039.3	13.9%

Reported net sales change	(1.4)%	20.6%	7.5%

Foreign currency translation	0.9%	(3.4)%	5.6%

Extra week impact	(1.3)%	1.4%	–

Sales change ex. currency (non-GAAP)(2)	(1.7)%	18.6%	13.1%	15.8%

Acquisitions and product line divestiture	(1.7)%	(3.1)%	(3.6)%

Organic sales change (non-GAAP)(2)	(3.4)%	15.6%	9.5%	12.5%

(1)	Reflects two-year compound annual growth rates, with 2020 as the base period.

(2)	Totals may not sum due to rounding.

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

($ in millions)	2020	2021	2022	2021-2022 2-YR CAGR(1)
Net sales	$6,971.5	$8,408.3	$9,039.3

Operating income before interest expense, other non-operating expense (income) and taxes, as reported	$809.2	$1,058.7	$1,074.0	15.2%

Operating margins, as reported	11.6%	12.6%	11.9%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$49.1	$10.5	$7.6

Asset impairment and lease cancellation charges	6.2	3.1	0.1

Other items(2)	(1.7)	(8.0)	(8.3)

Adjusted operating income (non-GAAP)	$862.8	$1,064.3	$1,073.4

Adjusted operating margins (non-GAAP)	12.4%	12.7%	11.9%
Depreciation and amortization	$205.3	$244.1	$290.7

Adjusted EBITDA (non-GAAP)	$1,068.1	$1,308.4	$1,364.1	13.0%

Adjusted EBITDA margins (non-GAAP)	15.3%	15.6%	15.1%

(1)	Reflects two-year compound annual growth rates, with 2020 as the base period.

(2)	Includes pre-tax gain/loss on venture investments, gain on sale of product line, gain/loss on sales of assets, outcomes of legal proceedings, and transaction and related costs.

108	2023 Proxy Statement | Avery Dennison Corporation

ADJUSTED EPS

($ in millions, except per share amounts)	2020	2021	2022	2021-2022 2-YR CAGR(1)

As reported net income	$555.9	$740.1	$757.1	16.7%

As reported net income per common share, assuming dilution	$6.61	$8.83	$9.21	18.0%

Non-GAAP adjustments per common share, net of tax:

Restructuring charges and other items(2)	0.48	0.05	(0.06)

Pension plan settlement and curtailment losses	0.01	0.03	–

Adjusted net income per common share, assuming dilution (non-GAAP)	$7.10	$8.91	$9.15	13.5%

The adjusted tax rates were 24.1%, 25% and 24.7% for 2020, 2021 and 2022, respectively.

(1)	Reflects two-year compound annual growth rates, with 2020 as the base period.

(2)	Other items include gain/loss on venture investments, gain on sale of product line, gain/loss on sales of assets, outcomes of legal proceedings, and transaction and related costs.

FREE CASH FLOW

($ in millions)	2020	2021	2022

Net cash provided by operating activities	$751.3	$1,046.8	$961.0

Purchases of property, plant and equipment	(201.4)	(255.0)	(278.1)

Purchases of software and other deferred charges	(17.2)	(17.1)	(20.4)

Proceeds from sales of property, plant and equipment	9.2	1.1	2.3

Proceeds from insurance and sales (purchases) of investments, net	5.6	3.1	1.9

Payments for certain acquisition-related transaction costs	–	18.8	0.6

Free cash flow (non-GAAP)	$547.5	$797.7	$667.3

RETURN ON TOTAL CAPITAL (ROTC)

($ in millions)	2021	2022
As reported net income	$740.1	$757.1

Interest expense, net of tax benefit	52.7	63.7

Intangible amortization, net of tax benefit	33.5	62.0

Effective tax rate	25.0%	24.2%

Net income, excluding interest expense and intangible amortization, net of tax benefit	$826.3	$882.8

Total debt	$3,104.7	$3,102.1

Shareholders’ equity	$1,924.4	$2,032.2

Total debt and shareholders’ equity	$5,029.1	$5,134.3

ROTC (non-GAAP)	19.1%	17.4%

Avery Dennison Corporation | 2023 Proxy Statement	109

ADJUSTED EARNINGS BEFORE INTEREST AND TAXES (EBIT)

($ in millions)	2020	2021	2022
As reported net income	$555.9	$740.1	$757.1
Adjustments:

Interest expense	70.0	70.2	84.1

Other non-operating expense (income), net	1.9	(4.1)	(9.4)

Provision for income taxes	177.7	248.6	242.2

Equity method investment losses	3.7	3.9	–

Operating income before interest expense, other non-operating expense (income), taxes, and equity method investment losses	$809.2	$1,058.7	$1,074.0

Reconciling items:

Non-cash restructuring costs	6.2	2.4	0.1

Other items(1)	(1.8)	(35.8)	(90.2)

Adjusted earnings before interest expense, other non-operating expense (income), taxes, equity method investment losses, non-cash restructuring costs, acquisitions completed since the targets were set, and other items (non-GAAP)	$813.6	$1,025.3	$983.9

(1)

Includes impact of acquisitions completed after targets were set, gain/loss on venture investments, gain on sale of product line, gain/loss on sales of assets, outcomes of legal proceedings, transaction and related costs, and other items.

110	2023 Proxy Statement | Avery Dennison Corporation

AVERY DENNISON CORPORATION

C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

P.O. BOX 1342

BRENTWOOD, NY 11717

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 26, 2023 for shares held directly and by 11:59 p.m. Eastern Time on April 24, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AVY2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 26, 2023 for shares held directly and by 11:59 p.m. Eastern Time on April 24, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D97033-P83575	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVERY DENNISON CORPORATION

The Board of Directors recommends you vote FOR the following:
1. Election of Directors
Nominees:	For	Against	Abstain

1a. Bradley Alford	☐	☐	☐

1b. Anthony Anderson	☐	☐	☐

1c. Mitchell Butier	☐	☐	☐

1d. Ken Hicks	☐	☐	☐

1e. Andres Lopez	☐	☐	☐

1f. Francesca Reverberi	☐	☐	☐

1g. Patrick Siewert	☐	☐	☐

1h. Julia Stewart	☐	☐	☐

1i. Martha Sullivan	☐	☐	☐

1j. William Wagner	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends you vote FOR proposals 2.		For	Against	Abstain

2. Approval, on an advisory basis, of our executive compensation.		☐	☐	☐

The Board of Directors recommends you vote for 1 YEAR on proposal 3.	1 Year	2 Years	3 Years	Abstain

3. Approval, on an advisory basis, of the frequency of advisory votes to approve executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4.		For	Against	Abstain

4. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2023.		☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D97034-P83575

AVERY DENNISON CORPORATION ANNUAL MEETING OF STOCKHOLDERS APRIL 27, 2023 AT 1:30 P.M. PT THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Ignacio Walker and Vikas Arora, or each of them, with full power of substitution, proxies for the undersigned to act and vote at the 2023 Annual Meeting of Stockholders of Avery Dennison Corporation and at any adjournment or postponement thereof as indicated upon the matters set forth on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters that may properly come before the meeting. This card provides voting instructions, as applicable, to (i) the appointed proxies for shares held of record by the undersigned, including those held under the Company’s Direct Share Purchase and Sale Program, and (ii) the Trustee for shares held on behalf of the undersigned in the Company’s Employee Savings Plan.

IF NO OTHER INDICATION IS MADE, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES, FOR PROPOSALS 2 AND 4, AND FOR 1 YEAR FOR PROPOSAL 3.

Consistent with its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended, Fidelity Management Trust Company, as Trustee of the Avery Dennison Corporation Employee Savings Plan, will vote shares of Company stock for which timely instructions are not received and shares of Company stock that have not been allocated to the account of any participant in the same proportion in which allocated shares of Company stock are voted by participants who timely furnish voting instructions. The proxy card must be received no later than 5:00 p.m. Eastern Time on April 24, 2023, and telephone and Internet votes must be completed by 11:59 p.m. on the same day.

Your voting instructions are confidential and may not be revealed to anyone, except as required by law.

Continued and to be signed on reverse side